AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _____________, 2014
COMMISSION FILE NO. 333-187308

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANOFLEX POWER CORPORATION
(Exact name of registrant as specified in its charter)

Florida	2800	46-1904002
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

17207 N. Perimeter Dr., Suite 210,
Scottsdale, AZ 85255
(480) 585-4200
(Address and telephone number of principal executive offices)

Vcorp Services, LLC
5011South State Road 7, Suite 106
Davie, FL 33314
888-528-2677
(Name, address and telephone number of agent for service)

Copies to:
Darren Ofsink, Esq.
Ofsink, LLC
New York, NY 10022
(646) 627-7326
(646) 224-9844 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer	☒	Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share (4)	6,093,931		$1.25	(2)	$7,617,414	$975.03
Common Stock, $0.0001 par value per share (5)	15,501,640		$0.00725	(3)	$112,387	$14.39
Total	21,595,571	$			$7,729,801	$989.41

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the book value of the shares of Common Stock as of September 30, 2013, which was $0.00725 per share.

(4)
This Registration Statement covers, under one Prospectus, the offering by selling stockholders identified in the Resale Prospectus an aggregate of 6,093,931 shares of our Common Stock (the “Resale Shares”). Such Resale Shares include (i) an aggregate of 4,693,831 shares of Common Stock, and (ii) an aggregate of 1,400,100 shares of Common Stock that are issuable upon the exercise of our certain warrants.

(5)
This Registration Statement also covers, under a separate Prospectus, shares of Common Stock issued pursuant to the distribution of 15,500,640 shares of our Common Stock (the “Distribution Shares”) owned by GPEC Holdings, Inc. (“Holdings” or “Parent”), to be registered for distribution to Holdings’ shareholders. No payment will be made by any recipient of the Distribution Shares to either Holdings or the Company.  This registration statement also registers an additional 1,000 shares of Common Stock (representing 0.006% of the Distribution Shares) to allow for rounding in connection with the Distribution (defined below).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of Prospectuses, as set forth below.

●
Distribution Prospectus. A Prospectus (the “Distribution Prospectus”) to be used for the Distribution by Holdings of 15,501,640 shares of the Registrant’s common stock to the Holdings shareholders (the “Distribution”).

●
Resale Prospectus. A Prospectus (the “Resale Prospectus”) to be used for the direct sale by the selling shareholders (the “Selling Shareholders”) listed therein of up to 6,093,931 shares of the Registrant’s common stock.

The Resale Prospectus is substantively identical to the Distribution Prospectus, except for the following principal points:

●	they contain different outside front covers;

●	they contain different tables of contents;

●	they contain different Summary of the Offering sections in the Prospectus Summary section;

●	they contain different sections entitled “The Offering,” describing the transactions covered by the Registration Statement and Prospectus;

●	The Distribution Prospectus contains sections regarding information of the Distribution, including those under “Questions and Answers About the Company and the Distribution” and “The Distribution;”
●
information is provided in the Resale Prospectus under “Security Ownership of Certain Beneficial Owners and Management” about the Selling Shareholders and Holdings, including a table showing the share ownership of the various Selling Shareholders and Holdings prior to and following the offerings covered by this Registration Statement and the Resale Prospectus;

●	they contain different “Plan of Distribution” sections; and

●	they contain different outside back covers.

The Registrant has included in this Registration Statement a complete version of the Distribution Prospectus and the Resale Prospectus below.  The financial statements which will be a part of both final Prospectuses are included only once (as to not be unnecessarily duplicative), and are included in the Registration Statement directly after the Resale Prospectus.

[RESALE PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _____________, 2014

PROSPECTUS

NANOFLEX POWER CORPORATION

Distribution of

6,093,931 shares of Common Stock

This prospectus relates to the public offering of up to 6,093,931 shares of common stock, par value $.0001 per share, of NanoFlex Power Corporation (“Common Stock”), by the selling stockholders.

The selling stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders. We will pay the expenses of registering these shares.

Our Common Stock is quoted on the OTC Market Group Inc.’s OTCQB market tier (the “OTCQB”) and trades under the symbol "OPVS." The last reported sale price of our Common Stock on the OTCQB on February 11, 2014, was $0.02 per share.

Simultaneously with the resale of the shares of Common Stock by the selling stockholders pursuant to this Prospectus, we are conducting a distribution of shares of Common Stock owned by GPEC Holdings, Inc. (“Holdings”) to all of its shareholders (the “Distribution”) pursuant to another Prospectus (the “Distribution Prospectus”), which includes the distribution of an aggregate of up to 15,501,640 shares of our Common Stock (the “Distribution Shares”). The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective. We cannot determine how long it will take for the Selling Shareholders named in the Resale Prospectus to sell the Resale Shares, or whether they will be able to sell all or any of the Resale Shares. The distribution of the Distribution Shares by Holdings is not covered by this Prospectus. As such, there will be a total of 21,595,571 shares of our common stock registered for sale, resale, or distribution under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 4  to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.  We intend to continue to issue common stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors—Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our common stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.  This information will be available free of charge by contacting us at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 or by telephone at (480) 585-4200.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is [______], 2014.

-i-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 4, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless specifically set forth to the contrary, when used in this prospectus the terms “Company,” “NanoFlex,” “GPEC," "we," "us," "our" and similar terms refer to (i) NanoFlex Power Corporation., a Florida corporation, and (ii) Global Photonic Energy Corporation, a Pennsylvanian corporation, and “Holdings” refers to GPEC Holdings, Inc., a Pennsylvania corporation.

About Us

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company incorporated the business of GPEC and as a result, the Company owns 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was founded and incorporated on February 7, 1994 and is engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, GPEC’s sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 680 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Our common stock is quoted on the OTCQB under the symbol “OPVS.” On February 11, 2014, the last reported market price of our common stock was $0.02 per share.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
●
the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 10 under “Risk Factors” of the effect on our financial statements of such election.

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2012 and 2011 contains an explanatory paragraph which expresses substantial doubt regarding our ability to continue as a going concern based upon the Company’s net losses of approximately $20.8 million and $9.7 million for the years ended December 31, 2012 and 2011, respectively. We incurred an additional loss of approximately $9.4 million for the three months ended September 30, 2013 and we had an accumulated deficit of $170 million and $130 million as of September 30, 2013 and December 31, 2012, respectively.

Corporate Information

Our corporate headquarters are located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and our telephone number is (480)-585-4200. We maintain our web site at http://www.nanoflexpower.com. Information on this web site is not a part of this prospectus.

About This Offering

In July 2013, GPEC offered its Convertible Promissory Notes (the “Bridge Notes”) and its warrants (“Bridge Warrants”) to purchase shares of common stock of GPEC, with no par value (“GPEC Common Stock”) to certain accredited investors (the “Bridge Investors”) pursuant to a Subscription Agreement (the “Bridge Agreement”). The Bridge Notes automatically converted into shares of our Common Stock at $1.00 per share upon the closing of the Share Exchange Transaction.  The Bridge Warrants were exchanged for warrants to purchase our Common Stock on a 1-for-1 basis. As a result of the Share Exchange Transaction, all of the Bridge Notes were converted into an aggregate of 11,433,200 shares of Common Stock and the Bridge Warrants were exchanged for Company warrants to purchase an aggregate of 11,433,200 shares of Common Stock.  This Prospectus covers the resale of (i) an aggregate of 4,583,831 shares of Common Stock and (ii) an aggregate of 1,367,100 shares of Common Stock issuable upon exercise of the Bridge Warrants owned by certain Bridge Investors who are also named as “Selling Shareholders” in the section under the title “Selling Security Holders.”

In addition, during the Share Exchange Transaction, a total of two holders (“Preferred Holders”) of then existing Series A Convertible Preferred Stock of GPEC (“GPEC Series A Preferred”) received a total of 5,780,500 shares of the Company’s Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock as a result of the automatic conversion of GPEC Series A Preferred (“Preferred Warrants”). One of the Preferred Holders, Mr. Ronald B. Foster, waived his rights to register the Common Stock and the Preferred Warrants received by him. Therefore, this Prospectus covers the resale of: (i) an aggregate of 110,000 shares of Common Stock, and (ii) an aggregate of 33,000 shares of Common Stock issuable upon exercise of the Preferred Warrants owned by one Preferred Holder.

The Resale Shares will be able to be sold in public transactions, on a national securities exchange or the OTC Bulletin Board or OTCQB market (or such other public market as may develop) or in privately negotiated transactions once the Registration Statement of which this Prospectus is part becomes effective with the Securities and Exchange Commission (the “SEC”), and once a public market develops, if ever.  Those sales and resales may be at the then-prevailing market price or at any other price that such shareholders may negotiate. There is no guarantee that a public market in our common stock will develop in the near future, or ever.

Estimated use of proceeds

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds resulting from the sale of Common Stock by the Selling Shareholders.

Summary of the Shares offered by the Selling Shareholders.

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by the selling stockholders	Up to 6,093,931 shares of Common Stock

Common Stock outstanding prior to the offering	42,373,277 (1)

Common Stock to be outstanding after the offering	42,373,277

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock hereunder.

(1)   Based upon the total number of issued and outstanding shares as of February 11, 2014.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 4 of this Prospectus.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our common stock, if and when a market for our common stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business

The Company has incurred, and expects to continue to incur, significant losses as we execute our commercialization plan.

The Company’s operating subsidiary was incorporated under the laws of the Commonwealth of Pennsylvania in February 1994.  We have been a development-stage company since that time, with no revenues to date.  Since the Company’s incorporation we have incurred significant losses. We expect that our expenditures will increase to the extent we continue to develop strategic partnerships to commercialize our products. We expect these losses to continue until such time, if ever, as we are able to generate sufficient revenues from the commercial exploitation of our OPV™ and Gallium Arsenide (“GaAs”) technologies to support our operations.  Our OPV™ and GaAs technologies may never be incorporated in any commercial applications.  The Company may never be profitable. We may be unable to satisfy our obligations solely from cash generated from operations. If, for any reason, we are unable to make required payments under our obligations, one or more of our creditors may take action to collect their debts. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or further curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

There is doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and force us to cease operations.

Our ability to continue as a going concern is an issue because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses.

Our net operating losses will require that we finance our operations from outside sources, such as obtaining additional funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider this when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Our inability to achieve and sustain profitability could cause us to go out of business and for you to lose your entire investment.

We are a development-stage company, and have not generated revenues or earnings to date.  We cannot provide any assurance that any of our business strategies will be successful or that future growth in revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.  If we are unable to grow our business sufficiently to achieve and maintain positive net cash flow, the Company may not be able to sustain operations and your entire investment may be lost.

The Company may never develop or license a product that uses its organic photovoltaic (OPV™) or inorganic Gallium Arsenide technologies.

Neither the Company nor anyone else has developed any product that uses our OPV™ technologies, nor has the Company licensed its OPV™ or GaAs technologies to anyone else who has developed such a product.  The Company may never develop a commercially viable use for those technologies, may never achieve commercially viable performance for our OPV™ technologies and may never license our OPV™ or GaAs technologies to anyone.  Even if the Company or a licensee of the Company does develop a commercially viable product or use, the product may never become profitable, either because it is not developed quickly enough, or because no market for the product is identified, or otherwise.

Our business is based on new and unproven technologies, and if our OPV™ or inorganic Gallium Arsenide technologies fail to achieve the performance and cost metrics that we anticipate, then we may be unable to develop demand for our products and generate sufficient revenue to support our operations.

Our OPV™ and GaAs technologies are new and unproven at commercial scale production, and such technologies may never gain market acceptance, if they do not compare favorably against competing products on the basis of cost, quality, efficiency and performance. Our business plan and strategies assume that we will be able to achieve certain milestones and metrics in terms of throughput, uniformity of cell efficiencies, yield, cost and other production parameters. We cannot assure you that our technologies will prove to be commercially viable in accordance with our plan and strategies. Further, we or our strategic partners and licensees may experience operational problems with such technology after its commercial introduction that could delay or defeat the ability of such technology to generate revenue or operating profits. If we are unable to achieve our targets on time and within our planned budget, then we may not be able to develop adequate demand for our OPV™ and GaAs technologies, and our business, results of operations and financial condition could be materially and adversely affected.

We may not reach profitability if OPV technology is not suitable for widespread adoption or sufficient demand for our OPVTM or inorganic Gallium Arsenide technologies does not develop or develops slower than we anticipate.

The solar energy market is at a relatively early stage of development and the extent to which solar PV products based on our technologies will be widely adopted is uncertain. If our OPVTM and GaAs technologies prove unsuitable for widespread adoption or demand for our OPVTM and GaAs technologies fails to develop sufficiently, we may be unable to grow our business or generate sufficient revenue from operations to reach profitability. In addition, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of solar photovoltaic technology and demand for our OPVTM and GaAs products, including the following:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;
●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;
●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;
●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;
●
fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and
●	deregulation of the electric power industry and the broader energy industry.

If we do not reach profitability because our photovoltaic technology is not suitable for widespread adoption or due to insufficient or timely demand for solar photovoltaic modules, our financial condition and business could be materially and adversely affected.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar photovoltaic products, which may significantly reduce demand for our technologies.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to photovoltaic systems, it is likely that they would increase the cost to our end-users of using photovoltaic systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that the installation of products based on our OPV and GaAs technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

Our success is dependent on key personnel of the Company, whom we may not be able to retain or hire.

Our business relies on the efforts and talents of our researchers and our management. The development and application of our technologies originated and will greatly depend on the research by Dr. Mark E. Thompson and Dr. Stephen R. Forrest. None of our researchers or executives is currently insured for the benefit of the Company by key man life insurance. The loss of the services of any of these persons could result in material adverse effect to the development and commercialization of our technologies. Competition for experienced researchers and management personnel in the photovoltaic sector is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services if any of such personnel is no longer serving their present positions.

We may be unable to protect our intellectual property or keep up with that of our competitors.

We regard our intellectual property as highly valuable to our business strategy, and intend to rely on the maximum protection provided by law to protect our rights.  We have entered into and continue to use confidentiality agreements with our employees and contractors and, to the extent practicable, nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our information.  We cannot be sure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.  Our failure to protect our intellectual property rights could put us at a competitive disadvantage in the future.  Any such failure could have a materially adverse effect on our future business, results of operations and financial condition.  We intend to defend vigorously our intellectual property against any known infringement, but such actions could involve significant legal fees, and we have no guarantee that such actions will be resolved entirely in our favor.  We also cannot be sure that any steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property.

We also intend to sell and/or license our products and technology in countries worldwide, including some with limited ability to protect intellectual property of products and services sold in those countries by foreign firms. We cannot be sure that the steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property in these countries.

We may not have sufficient funds and may need additional capital to protect and maintain our intellectual property rights.

In the effort of protecting the Company’s intellectual property rights, including over 680 registered or pending patents that are issued as a result of the Company’s research program, the Company may incur legal and other expenses in order to enforce its rights. The Company has not yet generated any revenue from its operating business and it expects to have limited amounts of cash flow in the near future. In the event of filing infringement lawsuits or defending any infringement suits that are filed against the Company, relevant expenses and fees will increase substantially therefore harm our profitability. We may need to raise additional funds to protect and maintain our intellectual property rights.

If we are unable to successfully maintain or license existing patents, our ability to generate revenues could be substantially impaired.

Our business model is to license or sublicense our proprietary OPV™ and GaAs technologies to partners and customers in the photovoltaic industry, and the Company is currently entitled to the exclusive right to license more than 680 issued or pending patents worldwide. Our ability to be successful in the future therefore will depend on our continued efforts and success in licensing existing patents, including maintaining and prosecuting our patents properly. While we expect for the foreseeable future to have sufficient liquidity and capital resources to maintain the level of maintenance necessary, various factors may require us to have greater liquidity and capital resources than we currently expect. If we are unable to successfully maintain and license our existing patents, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

The Company’s proprietary rights with regard to its OPV™ and Gallium Arsenide technologies may be challenged.

The Company has obtained exclusive rights to more than 680 patents and various patent applications for use in developing photovoltaic energy technologies.  The Company may obtain rights to additional patents and patent applications under its Sponsored Research Agreement.  However, additional patent applications may never be filed and the Company may never obtain any rights to such applications. Any patent applications now pending or filed in the future may not result in patents being issued.  Any patents now licensed to the Company, or licensed to us in the future, may not provide the Company with any competitive advantages or prove enforceable.  The Company’s rights to these patents may be challenged by third parties.  The cost of litigation to uphold the validity, or to prevent infringement of patents and to enforce licensing rights can be substantial and beyond the Company’s financial means.  Furthermore, others may independently develop similar technologies or duplicate our OPV™ and GaAs technologies licensed to the Company or design around the patented aspects of such technology.  In addition, there can be no assurance that the products and technologies the Company will seek to commercialize will not infringe patents or other rights owned by others, or that licenses for other’s technology will be available.

Competition is intense in the energy industry.

The global energy industry is presently dominated by hydrocarbon, hydroelectric and nuclear-based technologies, and therefore our solar energy-based technologies will primarily compete against the providers of these established energy sources.  However, we also compete directly against large multinational corporations (including global energy suppliers and generators) and numerous small entities worldwide that are pursuing the development and commercialization of renewable and non-renewable technologies that might have performance and/or price characteristics similar or even superior to our OPV™ and GaAs technologies.  Most of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we do. We also expect that new competitors are likely to join existing competitors in this industry.

The Company’s attempt to develop commercially viable technologies based on Company-funded research will also encounter competition from other academic institutions and/or governmental laboratories, which are conducting or funding research in alternative technologies similar to our OPV™ and GaAs technologies.  These academic institutions and/or governmental laboratories likely will have financial resources substantially greater than the resources available to the Company.  Given the foregoing competitive environment, the Company cannot determine at this time whether it will be successful in its research efforts or whether such research, even if successful, will be commercially viable and profitable.

Our business could be adversely affected by general economic conditions; if we experience a decline in sales our ability to become profitable will decrease.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors.  During economic downturns, we may have greater difficulty in gaining new customers for our products and services.  Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We will need additional capital to fund our growth; we may not be able to obtain sufficient capital on reasonable terms and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit internal growth (ii) limited acquisitions of businesses and technology; and (iii) limit the recruitment and retention of additional key personnel.  Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

We anticipate that competitors will continue to develop competing solar PV technologies and will attempt to commercialize these technologies.  If these competing technologies present a compelling value proposition (price, performance) or are available to market sooner than our technologies, then our market opportunity could diminish.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. The Company currently does not have an audit committee. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Risks Related to Our Common Stock

An investment in the Company’s common stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment.  Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Our shares likely are classified as a “penny stock” as such term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our Common Stock is subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability are subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

There has been a limited trading market for our Common Stock which may impair your ability to sell your shares.

It is anticipated that there will be a limited trading market for the Common Stock on the OTCQB. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We have the right to issue shares of preferred stock. If we were to issue additional preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors.  There is currently no share of preferred stock issued and outstanding.  Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock being offered.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock being offered.  We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s common stock pursuant to Rule 144 or pursuant to any resale Prospectus (including the Resale Offering) may have a material adverse effect on the market price of the common stock.

We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

We may raise capital through a securities offering that could dilute your ownership interest and voting rights.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

The issuance of the Company’s stock upon exercise of warrants, options and other securities could encourage short sales by third parties, which could contribute to the future decline of the Company’s stock price and materially dilute existing stockholders' equity and voting rights.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s common stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the President signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock offered by the selling stockholders.

SELLING SECURITY HOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus.

The Selling Shareholders named below may from time to time offer and sell pursuant to this prospectus up to 6,093,931shares of our Common Stock (the “Resale Shares”) from time to time in one or more offerings under this prospectus. The Resale Shares comprise of: (i) an aggregate of 4,693,831 shares of Common Stock; and (ii) an aggregate of 1,400,100 shares of Common Stock issuable upon exercise of outstanding warrants of the Company. The Selling Shareholders can be divided into two categories: (i) those acquired the Resale Shares pursuant to the Bridge Agreement, and (ii) one original holder of GPEC Series A Preferred who acquired shares of our Common Stock and our warrant as a result of the conversion of the GPEC Series A Preferred. Please refer to page 2 of this Prospectus for more details of the acquisition of the Resale Shares.

Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided.

The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.

Name of Selling Shareholder	Beneficial Ownership Before the Offering (1)		Percentage of Ownership Before the Offering	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering (2)	Percentage of Ownership After Completion of Offering (2)
A.& S. Genetics(3)	200,768	(4)	*	130,384	(5)	70,384	*
Albert J. and Judith Wahba	17,536	(6)	*	3,268	(7)	14,268	*
James T. Anderson	125,768	(8)	*	65,384	(9)	60,384	*
Ashok and Anjani Bhatt	70,268	(10)	*	45,634	(11)	24,634	*
Jeni S. Bagnato	62,836	(12)	*	32,668	(13)	30,168	*
Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee(14)	100,452	(15)	*	65,226	(16)	35,226	*
Barry Barnholtz	50,822	(17)	*	32,971	(18)	17,851	*
Bayou Solar Investments, LLC.(19)	175,192	(20)	*	32,596	(21)	142,596	*
Carmelo Blacconeri	30,144	(22)	*	19,572	(23)	10,572	*
Alfred F. Bracher	701,918	(24)	1.65%	455,959	(25)	245,959	*
Redfield Bryan	100,548	(26)	*	65,274	(27)	35,274	*
Ronald Cacioppo	100,370	(28)	*	65,185	(29)	35,185	*
Charlie Carlson	25,154	(30)	*	16,327	(31)	8,827	*
Mark D. Cheairs	50,370	(32)	*	32,685	(33)	17,685	*
George Chrachol	60,192	(34)	*	32,596	(35)	27,596	*
Lane Cockrell	801,480	(36)	1.89%	130,740	(37)	670,740	1.58%
Norman R. Crain	50,438	(38)	*	32,719	(39)	17,719	*
David P. Cummings	752,260	(40)	1.77%	196,130	(41)	556,130	1.31%
Kevin M. Cummings	853,014	(42)	2.01%	261,507	(43)	591,507	1.39%
William Darling	24,092	(44)	*	15,646	(45)	8,446	*
David and Carol Cummings	1,608,766	(46)	3.79%	1,044,383	(47)	564,383	1.32%
Dennis Giannangeli	578,536	(48)	1.36%	59,018	(49)	519,518	1.22%
Ronald J. Gregorio	25,156	(50)	*	13,078	(51)	12,078	*
David S. Haga	60,288	(52)	*	39,144	(53)	21,144	*
Jeanne & Stanley Traxler	20,068	(54)	*	13,034	(55)	7,034	*
John and Jane Tzortzis	20,000	(56)	*	13,000	(57)	7,000	*
Jonathan & Susan M. Kasso	221,562	(58)	*	65,781	(59)	155,781	*
Edmund J. Zeiter Jr.	175,730	(60)	*	81,615	(61)	94,115	*
Rene J. Kern, Jr.	802,766	(62)	1.89%	521,383	(63)	281,383	*
Paul Kolpak	70,096	(64)	*	13,048	(65)	57,048	*
Michael and Carla Long	21,674	(66)	*	14,077	(67)	7,597	*
Shantharaj Samuel M.D.	20,148	(68)	*	13,074	(69)	7,074	*
James A. Maisano	378,548	(70)	*	196,274	(71)	182,274	*
Mason S. Brugh and Jennifer E. Brugh	50,370	(72)	*	32,685	(73)	17,685	*
Grover C. Maxwell III	50,240	(74)	*	32,620	(75)	17,620	*
Andrew P. McGuire	85,096	(76)	*	13,048	(77)	72,048	*
Robert J. Miller	201,480	(78)	*	130,740	(79)	70,740	*

Name of Selling Shareholder	Beneficial Ownership Before the Offering (1)		Percentage of Ownership Before the Offering	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering (2)	Percentage of Ownership After Completion of Offering (2)
Millsaps Student Entrepreneurial Fund (80)	32,596	(81)	*	13,048	(82)	19,548	*
Miss GPE Holdings(83)	75,360	(84)	*	48,930	(85)	26,430	*
D. Allen Moore	62,938	(86)	*	32,719	(87)	30,219	*
Bernice Newton	35,038	(88)	*	6,519	(89)	28,519	*
Carl Newton	70,116	(90)	*	13,058	(91)	57,058	*
Jeffrey Newton	70,118	(92)	*	13,059	(93)	57,059	*
Mark Newton	70,096	(94)	*	13,048	(95)	57,048	*
Michael Oles	50,042	(96)	*	32,521	(97)	17,521	*
Roger Pederson	100,342	(98)	*	65,171	(99)	35,171	*
Dr. Thomas P. Perone	54,580	(100)	*	18,990	(101)	35,590	*
Bruce A. Raybeck	100,410	(102)	*	65,205	(103)	35,205	*
Edward L. Rotenberg	67,924	(104)	*	32,712	(105)	35,212	*
Stephen J. Rotenberg	62,924	(106)	*	32,712	(107)	30,212	*
Henry N. Saurage, IV	377,466	(108)	*	196,233	(109)	181,233	*
Richard Schwartz	45,096	(110)	*	13,048	(111)	32,048	*
Roger M. Smith	60,288	(112)	*	39,144	(113)	21,144	*
Harvey T. Stoma	50,438	(114)	*	32,719	(115)	17,719	*
The Burns Partnership LLC(116)	803,616	(117)	1.89%	521,808	(118)	281,808	*
The Hanley Family Living Trust(119)	201,342	(120)	*	130,671	(121)	70,671	*
Wayne A. Thomas	35,038	(122)	*	6,519	(123)	28,519	*
VHCO, LLC(124)	604,932	(125)	1.42%	392,466	(126)	212,466	*
William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee(127)	100,452	(128)	*	65,226	(129)	35,226	*
Yormark Limited Partnership(130)	50,192	(131)	*	32,596	(132)	17,596	*
Terry Yormark	100,384	(133)	*	65,192	(134)	35,192	*
Terry R. Yormark II	60,288	(135)	*	39,144	(136)	21,144	*
J.A.M.B. of Louisiana LLC(137)	220,000	(138)	*	143,000	(139)	77,000	*
Total	12,086,162			6,093,931		6,212,231

* Less than 1%.

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. As of February 11, 2014, the Company had 42,373,277 shares of common stock issued and outstanding.

(2)	Assumes the sale of all shares included in this prospectus.

(3)	Jason Anderson has the power to vote and dispose the shares held by A.& S. Genetics.

(4)	Such shares include (i) a warrant to purchase an aggregate of 100,384 shares of Common Stock, and (ii) 100,384 shares of Common Stock.

(5)	Such shares included in the Prospectus include (i) 30,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 100,384 shares of Common Stock.

(6)	Such shares include (i) a warrant to purchase an aggregate of 15,018 shares of Common Stock, and (ii) 2,518 shares of Common Stock.

(7)	Such shares included in the Prospectus include (i) 750 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 2,518 shares of Common Stock.

(8)	Such shares include (i) a warrant to purchase an aggregate of 75,384 shares of Common Stock, and (ii) 50,384 shares of Common Stock.

(9)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,384 shares of Common Stock.

(10)	Such shares include (i) a warrant to purchase an aggregate of 35,134 shares of Common Stock, and (ii) 35,134 shares of Common Stock.

(11)	Such shares included in the Prospectus include (i) 10,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 35,134 shares of Common Stock.

(12)	Such shares include (i) a warrant to purchase an aggregate of 37,668 shares of Common Stock, and (ii) 25,168 shares of Common Stock.

(13)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,168 shares of Common Stock.

(14)	Barbara K. Burns has the power to vote and dispose the shares held by Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee.

(15)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

(16)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,226 shares of Common Stock.

(17)	Such shares include (i) a warrant to purchase an aggregate of 25,411 shares of Common Stock, and (ii) 25,411 shares of Common Stock.

(18)	Such shares included in the Prospectus include (i) 7,560 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,411 shares of Common Stock.

(19)	Jonathan Bruser has the power to vote and dispose the shares held by Bayou Solar Investments, LLC.

(20)	Such shares include (i) a warrant to purchase an aggregate of 150, 096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(21)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,096 shares of Common Stock.

(22)	Such shares include (i) a warrant to purchase an aggregate of 15,072 shares of Common Stock, and (ii) 15,072 shares of Common Stock.

(23)	Such shares included in the Prospectus include (i) 4,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 15,072 shares of Common Stock.

(24)	Such shares include (i) a warrant to purchase an aggregate of 350,959 shares of Common Stock, and (ii) 350,959 shares of Common Stock.

(25)	Such shares included in the Prospectus include (i) 105,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 350,959 shares of Common Stock.

(26)	Such shares include (i) a warrant to purchase an aggregate of 50,274 shares of Common Stock, and (ii) 50,274 shares of Common Stock.

(27)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,274 shares of Common Stock.

(28)	Such shares include (i) a warrant to purchase an aggregate of 50,185 shares of Common Stock, and (ii) 50,185 shares of Common Stock.

(29)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,185 shares of Common Stock.

(30)	Such shares include (i) a warrant to purchase an aggregate of 12,577 shares of Common Stock, and (ii) 12,577 shares of Common Stock.

(31)	Such shares included in the Prospectus include (i) 3,750 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 12,577 shares of Common Stock.

(32)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(33)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,185 shares of Common Stock.

(34)	Such shares include (i) a warrant to purchase an aggregate of 35,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(35)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,096 shares of Common Stock.

(36)	Such shares include (i) a warrant to purchase an aggregate of 700,740 shares of Common Stock, and (ii) 100,740 shares of Common Stock.

(37)	Such shares included in the Prospectus include (i) 30,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 100,740 shares of Common Stock.

(38)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(39)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,219 shares of Common Stock.

(40)	Such shares include (i) a warrant to purchase an aggregate of 151,130 shares of Common Stock, and (ii) 601,130 shares of Common Stock.

(41)	Such shares included in the Prospectus include (i) 45,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 151,130 shares of Common Stock.

(42)	Such shares include (i) a warrant to purchase an aggregate of 201,507 shares of Common Stock, and (ii) 651,507 shares of Common Stock.

(43)	Such shares included in the Prospectus include (i) 60,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 201,507 shares of Common Stock.

(44)	Such shares include (i) a warrant to purchase an aggregate of 12,046 shares of Common Stock, and (ii) 12,046 shares of Common Stock.

(45)	Such shares included in the Prospectus include (i) 3,600 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 12,046 shares of Common Stock.

(46)	Such shares include (i) a warrant to purchase an aggregate of 804,383 shares of Common Stock, and (ii) 804,383 shares of Common Stock.

(47)	Such shares included in the Prospectus include (i) 240,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 804,383 shares of Common Stock.

(48)	Such shares include (i) a warrant to purchase an aggregate of 83,018 shares of Common Stock, and (ii) 495,518 shares of Common Stock.

(49)	Such shares included in the Prospectus include (i) 13,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 495,518 shares of Common Stock.

(50)	Such shares include (i) a warrant to purchase an aggregate of 15,078shares of Common Stock, and (ii) 10,078 shares of Common Stock.

(51)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,078 shares of Common Stock.

(52)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(53)	Such shares included in the Prospectus include (i) 9,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 30,144 shares of Common Stock.

(54)	Such shares include (i) a warrant to purchase an aggregate of 10,034 shares of Common Stock, and (ii) 10,034 shares of Common Stock.

(55)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,034 shares of Common Stock.

(56)	Such shares include (i) a warrant to purchase an aggregate of 10,000 shares of Common Stock, and (ii) 10,000 shares of Common Stock.

(57)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,000 shares of Common Stock.

(58)	Such shares include (i) a warrant to purchase an aggregate of 170,781 shares of Common Stock, and (ii) 50,781 shares of Common Stock.

(59)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,781 shares of Common Stock.

(60)	Such shares include (i) a warrant to purchase an aggregate of 112,865 shares of Common Stock, and (ii) 62,865 shares of Common Stock.

(61)	Such shares included in the Prospectus include (i) 18,750 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 62,865 shares of Common Stock.

(62)	Such shares include (i) a warrant to purchase an aggregate of 401,383 shares of Common Stock, and (ii) 401,383 shares of Common Stock.

(63)	Such shares included in the Prospectus include (i) 120,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 401,383 shares of Common Stock.

(64)	Such shares include (i) a warrant to purchase an aggregate of 60,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock;

(65)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,048 shares of Common Stock.

(66)	Such shares include (i) a warrant to purchase an aggregate of 10,837 shares of Common Stock, and (ii) 10,837 shares of Common Stock.

(67)	Such shares included in the Prospectus include (i) 3,240 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,837 shares of Common Stock.

(68)	Such shares include (i) a warrant to purchase an aggregate of 10,074 shares of Common Stock, and (ii) 10,074 shares of Common Stock.

(69)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,074 shares of Common Stock.

(70)	Such shares include (i) a warrant to purchase an aggregate of 227,274 shares of Common Stock, and (ii) 151,274 shares of Common Stock.

(71)	Such shares included in the Prospectus include (i) 45,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 151,274 shares of Common Stock.

(72)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(73)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,185 shares of Common Stock.

(74)	Such shares include (i) a warrant to purchase an aggregate of 25,120 shares of Common Stock, and (ii) 25,120 shares of Common Stock.

(75)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,120 shares of Common Stock.

(76)	Such shares include (i) a warrant to purchase an aggregate of 75,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(77)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,048 shares of Common Stock.

(78)	Such shares include (i) a warrant to purchase an aggregate of 100,740 shares of Common Stock, and (ii) 100,740 shares of Common Stock.

(79)	Such shares included in the Prospectus include (i) 30,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 100,740 shares of Common Stock.

(80)	David Culpepper has the power to vote and dispose the shares held by Millsaps Student Entrepreneurial Fund.

(81)	Such shares include (i) a warrant to purchase an aggregate of 22,548 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(82)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,048 shares of Common Stock.

(83)	David Culpepper has the power to vote and dispose the shares held by Millsaps Student Entrepreneurial Fund.

(84)	Such shares include (i) a warrant to purchase an aggregate of 37,680 shares of Common Stock, and (ii) 37,680 shares of Common Stock.

(85)	Such shares included in the Prospectus include (i) 11,250 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 37,680 shares of Common Stock.

(86)	Such shares include (i) a warrant to purchase an aggregate of 37719 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(87)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,219 shares of Common Stock.

(88)	Such shares include (i) a warrant to purchase an aggregate of 37,719 shares of Common Stock, and (ii) 5,019 shares of Common Stock.

(89)	Such shares included in the Prospectus include (i) 1,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 5,019 shares of Common Stock.

(90)	Such shares include (i) a warrant to purchase an aggregate of 60,058 shares of Common Stock, and (ii) 10,058 shares of Common Stock.

(91)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,058 shares of Common Stock.

(92)	Such shares include (i) a warrant to purchase an aggregate of 60,059 shares of Common Stock, and (ii) 10,059 shares of Common Stock.

(93)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,059 shares of Common Stock.

(94)	Such shares include (i) a warrant to purchase an aggregate of 60,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(95)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,048 shares of Common Stock.

(96)	Such shares include (i) a warrant to purchase an aggregate of 25,021 shares of Common Stock, and (ii) 25,021 shares of Common Stock.

(97)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,021 shares of Common Stock.

(98)	Such shares include (i) a warrant to purchase an aggregate of 50,171 shares of Common Stock, and (ii) 50,171 shares of Common Stock.

(99)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,171 shares of Common Stock.

(100)	Such shares include (i) a warrant to purchase an aggregate of 39,790 shares of Common Stock, and (ii) 14,790 shares of Common Stock.

(101)	Such shares included in the Prospectus include (i) 4,200 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 14,790 shares of Common Stock.

(102)	Such shares include (i) a warrant to purchase an aggregate of 50,205 shares of Common Stock, and (ii) 50,205 shares of Common Stock.

(103)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,205 shares of Common Stock.

(104)	Such shares include (i) a warrant to purchase an aggregate of 42,712 shares of Common Stock, and (ii) 25,212 shares of Common Stock.

(105)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,212 shares of Common Stock.

(106)	Such shares include (i) a warrant to purchase an aggregate of 37,712 shares of Common Stock, and (ii) 25,212 shares of Common Stock.

(107)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,212 shares of Common Stock.

(108)	Such shares include (i) a warrant to purchase an aggregate of 226,233 shares of Common Stock, and (ii) 151,233 shares of Common Stock.

(109)	Such shares included in the Prospectus include (i) 45,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 151,233 shares of Common Stock.

(110)	Such shares include (i) a warrant to purchase an aggregate of 35,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(111)	Such shares included in the Prospectus include (i) 3,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 10,048 shares of Common Stock.

(112)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(113)	Such shares included in the Prospectus include (i) 9,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 30,144 shares of Common Stock.

(114)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(115)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,219 shares of Common Stock.

(116)	David A. Burns has the power to vote and dispose the shares held by The Burns Partnership LLC.

(117)	Such shares include (i) a warrant to purchase an aggregate of 401,808 shares of Common Stock, and (ii) 401,808 shares of Common Stock.

(118)	Such shares included in the Prospectus include (i) 120,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 401,808 shares of Common Stock.

(119)	Richard Hanley has the power to vote and dispose the shares held by The Hanley Family Living Trust.

(120)	Such shares include (i) a warrant to purchase an aggregate of 100,671 shares of Common Stock, and (ii) 100,671 shares of Common Stock.

(121)	Such shares included in the Prospectus include (i) 30,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 100,670 shares of Common Stock.

(122)	Such shares include (i) a warrant to purchase an aggregate of 30,019 shares of Common Stock, and (ii) 5,019 shares of Common Stock.

(123)	Such shares included in the Prospectus include (i) 1,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 5,019 shares of Common Stock.

(124)	Charles VanHorn and Lee Egan have the shared power to vote and dispose the shares held by VHCO, LLC.

(125)	Such shares include (i) a warrant to purchase an aggregate of 302,466 shares of Common Stock, and (ii) 302,466 shares of Common Stock.

(126)	Such shares included in the Prospectus include (i) 90,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 302,466 shares of Common Stock.

(127)	Barbara K. Burns has the power to vote and dispose the shares held by William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee.

(128)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

(129)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,226 shares of Common Stock.

(130)	Terry Yormark, Sr. has the power to vote and dispose the shares held by Yormark Limited Partnership.

(131)	Such shares include (i) a warrant to purchase an aggregate of 25,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(132)	Such shares included in the Prospectus include (i) 7,500 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 25,096 shares of Common Stock.

(133)	Such shares include (i) a warrant to purchase an aggregate of 50,192 shares of Common Stock, and (ii) 50,192 shares of Common Stock.

(134)	Such shares included in the Prospectus include (i) 15,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 50,192 shares of Common Stock.

(135)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(136)	Such shares included in the Prospectus include (i) 9,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 30,144 shares of Common Stock.

(137)	Michael Fogleman has the power to vote and dispose the shares held by J.A.M.B. of Louisiana LLC.

(138)	Such shares include (i) a warrant to purchase an aggregate of 110,000 shares of Common Stock, and (ii) 110,000 shares of Common Stock.

(139)	Such shares included in the Prospectus include (i) 33,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 110,000 shares of Common Stock.

PLAN OF DISTRIBUTION

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

A selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

SHARES ELIGIBLE FOR FUTURE SALE

There is a limited public trading market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our Common Stock, including shares issued upon exercise of our outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed pursuant to the Resale Prospectus (namely the Resale Shares) will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. The 16,324,446 shares of our outstanding common stock that are not registered and covered by this Prospectus and the Distribution Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted will be available for sale in the public market after September 30, 2014 under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus, an aggregate of 6,093,931 shares will have been registered under the Resale Prospectus and will be freely distributable and tradable by the Selling Shareholders listed in the Resale Prospectus. These shares consist of (i) 4,693,831 shares of Common Stock and (b) an aggregate of 1,400,100 shares of Common Stock issuable upon the exercise of the warrants held by the Selling Shareholders named in the Resale Prospectus. We will not receive any proceeds in connection with the sales, if any, of the Resale Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 6,093,931 shares of our Common Stock offered by the Selling Shareholders. The following description of our Common Stock is only a summary. You should also refer to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of: (i) 500,000,000 shares of common stock, par value $0.0001 per share, of which there are 42,373,277 shares issued and outstanding as of the date of this prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which no share is issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

On November 25, 2013, Company amended its Articles of Incorporation to (i) increase the aggregate number of shares which the Company shall have authority to issue to 600,000,000 shares, consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock; (ii) to effectuated a 1.2-for-1 forward split of its Common Stock, without changing the par value of the Common Stock.

As of the date of this Prospectus, there were 42,373,277 shares of Common Stock issued and outstanding.

Vstock Transfer, LLC at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 is the registrar and transfer agent for our common stock. Their telephone number is (212) 828-8436.

Preferred Stock

The Company currently does not have any Preferred Stock issued or outstanding. The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock.

Warrants

As of the date of this Prospectus, there were warrants to purchase a total of 19,130,983 shares of our Common Stock issued and outstanding. Each Warrant shall be exercisable at any time and from time to time as provided in the Warrant. The exercise prices of the outstanding warrant range from $2.50 to $17.50 per share.

Call Right.  The Company has the right to call the exercise of all or any remaining portion of certain Warrants, if (i) the Volume Weighted Average Price (“VWAP”) of the Common Stock is no less than $5.00 per share during any ten (10) consecutive trading days, (ii) the average trading volume of the Company’s Common Stock during any ten (10) consecutive trading days is at least $100,000 per day, and (iii) all shares of Common Stock for which such Warrant is exercisable are registered for resale by the holder of such Warrant (the “Call Conditions”).

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of common stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Piggy-back Registration Rights.  The Company granted piggy-back registration rights to holders of the Warrants, where the Company will be obligated to include in a registration statement the shares of Common Stock which are issuable upon exercise of the Warrants, where the Company prepares to file with the Securities and Exchange Commission (the “Commission”) relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

Options

As of the date of this Prospectus, there were options to purchase a total of 105,000 shares of our Common Stock issued and outstanding. The exercise prices of the outstanding option range from $10.00 to $15.00 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While there is limited public trading market for our Common Stock, our Common Stock is currently quoted on the OTC Market Group Inc.’s OTCQB, under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of the date of this Current Report, there were 42,373,277 shares of our Common Stock, par value, $.0001 issued and outstanding and there were 78 shareholders of record of our Common Stock.

Transfer Agent and Registrar

Vstock Transfer, LLC at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 is the registrar and transfer agent for our common stock. Their telephone number is (212) 828-8436.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

We have not paid any cash dividends to our shareholders. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.

Securities authorized for issuance under equity compensation plans

On September 24, 2013 the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

DESCRIPTION OF BUSINESS

General

GPEC was founded and incorporated in February 1994 and is engaged in the invention, development, commercialization, and licensing of advanced thin film solar technologies and intellectual property. Since then, our sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 680 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Research and License Agreements

On October 22, 1993, American Biomimetics Corporation (“ABC”) entered into a Sponsored Research Agreement and License Agreement with Princeton University for work being done in the laboratory of Dr. Mark E. Thompson.  In August 1995, this original sponsored research agreement with Princeton University was assigned to USC when Dr. Thompson accepted a position at USC.  In August of 1996, ABC assigned to GPEC its rights to various research inventions under the foregoing agreements.  On May 1, 1998, GPEC, Princeton University and USC entered into a new Sponsored Research Agreement (“1998 Sponsored Research Agreement”), which continued without interruption the research of Dr. Thompson (at USC) and added to it the research being done by Dr. Stephen R. Forrest (at Princeton University).  At the same time, the parties entered into a License Agreement (the “1998 License Agreement”) which they considered an amendment of the earlier license agreement.  This 1998 Sponsored Research Agreement formed the basis for future renewals of this agreement in 2004, 2006 and 2009 (together with such amendments, extensions and renewals referred to as the “Research Agreement”). From May 1, 2009 through June 30, 2013 GPEC paid and expensed $3,233,341 under the Research Agreement.

In 2006, the Company’s remaining principal researcher at Princeton University, Dr. Stephen R. Forrest, accepted a tenured position at the University of Michigan and became its Vice President of Research. The University of Southern California Research Agreement, dated January 1, 2006 as later amended in 2009 (the “2009 Research Agreement”) is the renewal of the 1998 Sponsored Research Agreement and it retained the Company’s relationship with Dr. Thompson and his team, and established USC as the lead researcher and Michigan as the subcontractor.  In addition, the 1998 License Agreement was also amended in 2006 (the “License Agreement 2006 Amendment”) to include University of Michigan, where Dr. Forrest has been conducting research for GPEC.

On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement.

Currently, research and development of our flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies is being conducted at USC and the University of Michigan under the seven year 2013 Research Agreement dated December 20, 2013. Under the 2013 Research Agreement, the Company is required to make a deposit of $550,000 (the “Deposit”) before the commencement of any research thereunder.  This deposit is to be used by USC to pay for research costs and expenses as it incurs, including payments to Michigan, during any billing quarter. When the Company pays the related quarterly billing, the funds go to replenish the Deposit back to the full amount of $550,000, which is to continue until the end of the 2013 Research Agreement. Pursuant to the predecessor of the 2013 Research Agreement, the Sponsored Research Agreement dated May 1, 2009, we agreed to pay USC up to $6,338,341 for work to be performed. From May 1, 2009 through December 31, 2012 GPEC paid and expensed $2,689,570 under this agreement.  During the years ended December 31, 2010, December 31, 2011 and December 31, 2012, GPEC incurred research and development costs of $463,211, $887,097 and $998,127, respectively, and patent application expenses and prosecution fees of $1,352,072, $1,587,642 and $1,345,743, respectively.

Under the currently effective License Agreement, as amended, with USC, Princeton and the University of Michigan, wherein NanoFlex has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research agreements, we have agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by GPEC. In addition, the Company is required to pay to USC 5% of net sales of licensed products or licensed processes used, leased or sold by GPEC, 3% of revenues received by the Company from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by the Company from final judgments in infringement actions respecting the patent rights licensed under the agreement. The Third Amendment to License Agreement amended the minimum royalty section to eliminate the accrual of any such royalties until 2014. Furthermore, the amounts of the non-refundable minimum royalties, which would be applicable starting in 2014, were adjusted to be lower than the amounts in the previous License Agreement.

The Company has an exclusive worldwide license and rights to sublicense any and all intellectual property conceived or developed under its sponsorship at USC, Princeton University and the University of Michigan.  There is currently no ongoing research activity at Princeton University related to the Company, although the Company maintains licensing rights to technology previously developed there.

Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with GPEC since 1998 under the Company's Sponsored Research Program with Princeton University, USC, and Michigan. Professor Forrest is one of the Company's Founding Research Scientists; his focus is on organic and GaAs photovoltaics.  In 2006, he rejoined the University of Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics.  A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs.  In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems.  In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs.  Professor Forrest has been honored by Princeton University establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012.  Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc.  He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications.  In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton University.  He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton's Center for Photonics and Optoelectronic Materials (POEM). From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department.  He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009.  In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of the University of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with GPEC since 1994 under the Company's Sponsored Research Program with Princeton University, USC and Michigan. Professor Thompson is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation (NASDAQ: OLED). In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science.  In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award.  In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics.  In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display.  Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined The University of Southern California in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton University. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

Summary Business Description

NanoFlex is engaged in the invention, development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. We believe its proprietary technologies can fundamentally change the traditional paradigm of solar energy conversion – from applications defined by the conventional constraints of fixed, heavy, rigid and expensive to applications that are highly mobile, lightweight, flexible and inexpensive. Since its inception, NanoFlex, through its wholly owned subsidiary GPEC, has invested more than $52 million in capital for operations and development activities.  NanoFlex’s sponsored research activities have generated a patent portfolio of more than 680 issued or pending patents worldwide to which the Company has exclusive commercial rights. The patents cover architecture, processes and materials for flexible, thin-film OPV technologies and inorganic GaAs technologies. As of December 13, 2013, there were 61 issued patents, 45 pending non-provisional applications and 17 pending provisional applications in the U.S.  In addition, in countries and regions outside the U.S, including but not limited to Australia, Canada, China, European Patent Convention, Hong Kong, India, Japan, Korea and Taiwan, there were a total of 165 issued patents, 385 pending patent applications and 20 pending PCT applications. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates. Currently, the Company is preparing to enter the applied research and pre-commercialization stage for both of these technology platforms with the near-term goal of establishing a technology development center in Ann Arbor, Michigan, that will enable:

●
The development and commercialization of advanced organic and inorganic thin film solar cell technologies, including proprietary materials, architectures, and fabrication processes, that have the potential to transform the industry.

●	NanoFlex to enter partnerships with manufacturers.

●	NanoFlex to generate early revenue from government grants in an accelerated two-year program.

NanoFlex is currently at development stage and has not licensed any of its technologies. NanoFlex has incurred losses and has no revenue to date. NanoFlex’s auditors’ opinion stated that there is substantial doubt about the Company’s ability to continue as a going concern.

Philosophy and Approach

Today, the solar industry is at an inflection point, entering a stage where solar is equal to or cheaper than traditional energy sources, according to Deutsche Bank research.    Deutsche Bank anticipates that the number of markets where solar is at grid parity will double over the next three to five years (RenewableEnergyWorld.com, “Analyst: Grid-Parity Era Now Underway for Global Solar Markets,” August 6, 2013).  GreenTech Media projects that as the levelized cost of solar power continues to decline, residential and commercial solar could reach price parity with grid power without government incentives and provide 9% of total U.S. electricity by 2022 (GreenTech Media, “Mapping Solar Grid Parity in the US,” January 25, 2013).

We believe the value proposition for solar will become much more attractive as new technologies remove the traditional constraints of silicon-based solar solutions, which currently dominate the industry.

NanoFlex is focusing on two parallel technology efforts: (a) its inorganic GaAs manufacturing technologies aim to provide solar cell manufacturers with the capability of producing GaAs solar cells with ultra-high efficiencies at a cost per watt well below grid parity of $1 per watt; and (b) through its portfolio of OPV thin film solar technologies, it is committed to further developing and delivering highly efficient, low-cost solar energy solutions via a host of new applications to worldwide markets. These include extending and/or replacing batteries for mobile devices, solar paint for electric cars to extend battery life, building integrated photovoltaic (“BIPV”) products that include glass, roofing materials and siding, off-grid applications, and solar textiles that generate power. NanoFlex further believes that its technologies could eventually be able to provide utility-scale power, augmenting and/or replacing fossil fuels.

NanoFlex is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish NanoFlex as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners include current manufacturers of solar technology and manufacturers of semiconductors or electronics that recognize NanoFlex’s solar technologies as a significant emerging opportunity.

In addition, NanoFlex believes that there are several avenues for early revenue generation that become possible with the establishment of its technology development center in Ann Arbor, Michigan, utilizing cost-effective leased facilities near the University of Michigan. First among these avenues is government funding. The National Aeronautic and Space Administration (“NASA”), the Department of Defense, and the Department of Energy all have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications. NanoFlex believes that its technology development center can make NanoFlex highly competitive for both GaAs and organic solar cell grants.

NanoFlex also anticipates that advancements at the technology development center can attract other industry players to acquire early licenses to use NanoFlex intellectual property. Finally, new licenses and agreements will be made possible by ongoing technology development, especially that related to perfecting and broadening of NanoFlex’s intellectual property in high-efficiency, lightweight organic solar cells. The principal function of the facility will be to demonstrate NanoFlex’s ability to prototype its inorganic and organic solar cells utilizing its proprietary technologies.

Technologies

Although NanoFlex has two complementary technology platforms, their development is synergistic and we believe that progress within each platform leads to success in the other.

The first technology is our inorganic platform that is based on the inorganic GaAs semiconductor, which is currently in an advanced development stage.  GaAs is the mainstay of many ultra-high performance electronic technologies used in cellular telephones and military applications.  While the very highest single-junction and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively, according to the National Renewable Energy Laboratory, “Best Research Cell Efficiencies”, www.nrel.gov/ncpv) are based on GaAs, they remain prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications.  Broader market acceptance of GaAs-based solar technologies requires enormous cost reductions before widespread applications are realized.  NanoFlex’s patented technology has the potential to enable these cost reductions.

The primary cost in fabricating GaAs solar cells is the very high cost of the substrates on which the thin active region (called the epitaxial layers) is grown.  These substrates, or “wafers,” cost approximately $20,000 per square meter.  During the fabrication process that is currently in use, these expensive wafers are destroyed.  For decades people have sought methods to eliminate the destruction or use of the wafer, using only the ultrathin solar cell active region.  NanoFlex has developed a process for removing the active solar cell layer (approximately 2 micrometers thick, or around 1% of the thickness of a human hair) from the parent wafer on which it is grown in a completely non-destructive manner, thereby allowing for the re-use of the wafer an indefinite number of times without loss of performance on each growth and removal cycle.  This process, called non-destructive epitaxial lift-off (“ND-ELOTM”), revolutionizes the cost structure of GaAs solar cell technology, converting the prohibitively expensive wafer cost from a recurring materials cost into a capital expenditure that is depreciated along with other equipment in the manufacturing facility.  Furthermore, as part of the process, the ultrathin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexile process called cold-weld bonding.  (See the solar cell production cycle shown in the figure on the left).

The processes of ND-ELO™ and cold-weld bonding result in ultra-high efficiency solar cells—NanoFlex has achieved 23% in its researcher’s laboratories, and we believe that 29% is achievable. Moreover, the processes can be applied to multi-junction cells with efficiencies of 42% or even higher if integrated with other electronic and optical device technologies. NanoFlex believes that its relatively simple processes can lead to dramatic improvements in the cost structure of solar energy conversion. The market for manufacturers which utilize GaAs technology is currently limited, but NanoFlex believes that it will expand as its Epitaxial Protection Layers (“EPL”), ND-ELO™, and Cold Weld processes allow cost reductions for manufacturers in their cost per watt that will permit these manufacturers to expand into areas and uses that were traditionally cost prohibitive. With the combination of GaAs’s high conversion efficiencies and the production cost reductions associated with utilizing our proprietary EPL, ND-ELO™, and Cold Weld processes, the costs of GaAs solar cells can approach cost-per-watt metrics associated with silicon-based solar cells. Moreover, GaAs cells provide functional and aesthetic advantages since they can be placed on flexible plastic, paper and other items that the current manufacturers using their technology are unable to incorporate today, as they are limited to rigid materials.

NanoFlex’s second, synergistic technology platform is based on flexible, thin-film OPV technologies that NanoFlex has researched and developed over the last two decades.  Like NanoFlex’s GaAs technology, OPVs are extremely lightweight and, when deposited on flexible substrates, can be bent around small-radius cylinders for deployment in any number of applications, including in the generation of commodity power.  These thin film technologies will allow power to be generated at the device level.  A particular advantage of OPV technologies is the low cost of the materials used for the solar energy generating layers.  Furthermore, the growth of the thin film layers can be accomplished directly onto the plastic or metal foils and therefore is no need for energy-intensive and expensive epitaxial growth required by inorganic semiconductors such as silicon or GaAs. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed manufacturing process.  The potential for printed electronics - making solar cells “by the kilometer” rather than on one substrate at a time - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy. Since the organic films are lightweight and extremely thin (in this case the entire structure is only 0.1% the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color.  As a result, there are significant opportunities to achieve heretofore unrealizable applications such as car paint that allows vehicle coating to act as a source of power for an electric car; windows that can be coated with a clear semi-transparent film that captures photons from the sun to provide power for inside of the building, and fabric that can be made coated in order to make clothes, tents, flags, or lightweight roll-out power mats.  One added advantage of OPVs over traditional semiconductor technologies is the very low energy intensity of their production.

NanoFlex’s approach has been to advance all dimensions of OPV technology, including the development of new materials (some of which are now being sold in small quantities by materials suppliers), new high efficiency device architectures, and ultra-high-speed, low-energy-cost production processes such as organic vapor phase deposition developed in NanoFlex’s researcher’s laboratories, and solar cell modulization. An example of an organic solar cell module is shown in the below photograph of an array of 24 OPVs on glass substrate.

In summary, NanoFlex is pursuing two solar cell technologies that break completely from traditional approaches in both cost and profile, allowing it to address established application spaces of commodity and spot energy generation, while opening up new opportunities that allow for migration of solar power generation into entirely new applications where flexible, lightweight form factors and low costs are demanded.  NanoFlex holds extensive foundational intellectual property in both technologies with more than 680 issued or pending patents worldwide.

Intellectual Property

As a result of its sponsored research programs, NanoFlex currently holds the exclusive commercialization rights to more than 680 issued or pending patents worldwide which cover architecture, processes and materials for OPV and GaAs technologies. As of December 13, 2013, US issuances and applications were as follows--61 issued patents, 45 pending non-provisional applications and 17 pending provisional applications. For regions outside of the US--165 issued patents, 385 pending patent applications and 20 pending PCT applications, which are further broken down per the following table.

Country	Issued	Pending
Argentina	1	0
Australia	23	28
Canada	2	41
China	39	25
Germany	7	0
European Patent Convention	17	54
Spain	6	0
France	5	0
Great Britain	5	0
Hong Kong	23	29
India	6	49
Japan	9	56
Korea	9	42
Mexico	3	0
Taiwan	10	61
Total	165	385

The patent applications being filed as a result of NanoFlex’s sponsored research programs are part of a dynamic, comprehensive development strategy to protect NanoFlex’s commercialization rights.  Following this developmental strategy, current work builds off of earlier work, with new discoveries continually developed and protected.  As a result, the IP portfolio continues to expand as later-filed applications capture the newly-developed innovations.

Patent lifetimes run twenty years from a patent application’s effective filing date, not from when the patent was granted.  There is a huge backlog in patent offices around the world, and as a result the processing time from application filing to the grant of the patent generally takes 3-5 years, and sometimes longer.  In the following table, both the low number of entries related to the patents with 15-20 years of remaining life and the much higher number of entries related to the patents with 10-15 years of remaining life reflect the lengthy processing time currently needed to obtain a patent.  Simply put, waiting 3-5 years after filing to obtain a patent is a rather common occurrence.

For U.S. Patents:
13/61 of issued patents have 0-5 years remaining;
12/61 of issued patents have 5-10 years remaining;
31/61 of issued patents have 10-15 years remaining; and
5/61 of issued patents have 15-20 years remaining.

For Foreign Patents:
21/165 of issued patents have 0-5 years remaining;
27/165 of issued patents have 5-10 years remaining;
116/165 of issued patents have 10-15 years remaining; and
1/165 of issued patents have 15-20 years remaining.

In addition, NanoFlex has several hundred additional patent applications in process. Some of NanoFlex’s technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●
Tandem organic solar cell*. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell; the documented record for organic solar cell efficiency to date (approximately 11.1% conversion efficiency by the Company) is a multi-junction architecture.

●
Fullerene acceptors*. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents (such as PCBM made with either C60 or C70) are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule to date.

●
Blocking layers*. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.

●
New materials for visible and infrared sensitivity*.  Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (NIR).  Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.

●
Scalable growth technologies*.  A number of growth technologies have been developed for organic materials.  These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials.  All of these processes are compatible with rigid planar substrates, but more importantly can be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.

●
Inverted solar cells*.  One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor.  This region is degraded by oxygen and water in the dark and even more so under illumination.  This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package.  If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode.  Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.

●
Materials for enhanced light collection via multi-exciton generation.  The Shockley-Queisser limit for solar cell efficiency is 29% for silicon based cells and 31% for cells made with GaAs.  In order to prepare solar cells with efficiencies higher than the Shockley-Queisser, researchers have turned to multi-junction cells, however, these cells are very expensive.  An alternate approach is to collect the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”).  SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency.  The SF approach has the potential to give a single solar cell a 45% efficiency, well over the Shockley-Queisser limit, without increasing the cost to produce the cell.

●
Mixed layer and nano-crystalline cells. In planar (e.g., bilayer) cells the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nano-crystalline cells have a higher degree of phase separation between the donor and acceptor with nano-crystalline domains, with high purity and domain sizes in the nanometer scale.

●
Solar paints. NanoFlex plans to paint solar cells onto any substrate (needs to be smooth, but not flat). The idea is to create solar paints that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass).

●
Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows NanoFlex to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum.

●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells.
●	Accelerated and recyclable liftoff process.
●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils.

Development Goals

During the next two years NanoFlex plans to demonstrate ND-ELO™ technology on 4” diameter GaAs wafers (currently it is using 2” wafers), with 20 non-destructive growth, removal, cold-weld bonding cycles onto flexible substrates without a decrease in performance between cycles, and an approximately 1% efficiency variation over all 20 cycles.  The performance objectives are power conversion efficiencies of 23%.  NanoFlex also plans to extend the technology to multi-junction solar cells with efficiencies greater than 32% efficiency under un-concentrated illumination.  Further, NanoFlex plans to integrate “mini-concentrators” with the ND-ELO+cold weld bonded cells to effect cost reductions compared to the non-concentrated cells, expected to achieve cost targets of less than $0.50/Watt (peak).

With respect to its OPV technology, within the next three years NanoFlex plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates.

In order to accomplish these tasks and to give confidence to our manufacturing partners, NanoFlex plans to build a technology development center in Ann Arbor, Michigan. We plan to obtain cost-effective leased facilities and will equip the facility with required equipment and obtain required engineering personnel. This infrastructure will support our objective of producing 6 inch square GaAs and OPV module prototypes to demonstrate the efficacy of our technology platforms and to substantially reduce the risk to large-scale market entry by our licensed partners. We believe that the costs of establishing the facility will be approximately $5,500,000 and expect that it can be in place by the second quarter of 2014. The Plan of Operation that is in place is dependent upon the Company’s ability to raise additional capital to support its research and development operations. Since its inception, NanoFlex has raised over $60,000,000 from various investors, which has been invested primarily in research and development activities and maintaining NanoFlex’s patent portfolio. NanoFlex anticipates that it will need approximately $18,000,000 over the next 24 months until it earns sufficient revenue to support its operations, including its continuing research and development goals and patent prosecutions and to maintain its intellectual property portfolio. The following is a breakdown of the $18,000,000 budget:

R&D Payroll (technology development center)	$2,275,000
R&D Sponsored Research	$2,856,000
R&D Operating Expenses (technology development center)	$948,000
R&D Equipment Purchases (technology development center)	$1,950,000
Patent Prosecution and App Fees	$3,045,000
General and Administrative	$6,926,000

NanoFlex has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. NanoFlex plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance. Currently, NanoFlex is aware of several laboratories and commercial suppliers that are exploring and positively validating technologies that it has developed.

A key to reducing the risk to market entry by our partners is for NanoFlex to qualify its technologies at the manufacturing scale. This task will be conducted in NanoFlex’s technology development center, which will include a pilot manufacturing line.  Furthermore, we believe it is essential for NanoFlex to maintain its technology leadership through a continuing relationship with its world-class research partners at USC and Michigan. NanoFlex will also seek other opportunities with the best researchers worldwide as opportunities present themselves.

Market Opportunity

Worldwide demand for electricity is expected to expand by 69% from 19.0 trillion kilowatt hours (kWh) in 2011 to 32.2 trillion kWh in 2035, representing annual growth of approximately 2.2%, according to the International Energy Agency’s (the “IEA”) World Energy Outlook 2013 (“WEO 2013”), New Policies Scenario. The growth of the world energy market is spurred by continued worldwide industrialization, population growth, and economic expansion. The world’s energy needs are met by fossil fuels, nuclear energy and other technologies, including renewable energy sources such as geothermal, hydropower, wind and solar power. The IEA estimates that approximately two-thirds of worldwide electricity is currently produced from fossil fuels which are environmentally damaging and depleting resources.

However, there are several key trends that are reshaping the future of the global energy mix, including continued rapid growth in the use of solar and wind technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production, according to the IEA.  These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas.

Worldwide electricity generation from renewable energy is projected to increase 159% from 4.5 trillion kWh in 2011 to 11.6 trillion kWh in 2035, representing 4.0% annual growth, according to the IEA WEO 2013 New Policies Scenario. The renewable share of total electricity generation is projected to increase from 20% to 31% during this period, according to the IEA WEO 2013 New Policies Scenario.  The capacity increase in renewable energy generation represents almost half of the total incremental generating capacity during this period.  Renewable energy adoption is expected to continue to largely be driven by support from governments in the form of quotas (renewable portfolio standards), net metering systems, and feed-in-tariffs (FiTs) along with financial support such as tax incentives, grants, loans, rebates, and production incentives.

Electricity generated from solar power is projected to experience more rapid growth globally, increasing from 61 billion kWh in 2011 to 951 billion kWh in 2035, representing 12.1% annual growth. By 2030, solar power is expected to comprise 2.6% of total global electricity generation, compared to only a fraction of 1% today, according to the IEA WEO 2013 New Policies Scenario.  This growth projection is based on expected solar capacity additions of 621 GW during this period, reflecting 10.1% annual growth, according to the IEA. Within the United States, 2013 is expected to be a record year for solar power, projecting 4,400 MW of solar PV installations, according to Solar Energy Industries Association (“SEIA”) and GTM Research, a division of Greentech Media which provides market analysis in research reports, data services, and advisory services (“GTM Research”) (www.seia.org; New Market Report Shows Huge Gains in U.S. Solar Deployment; by Rhone Resch, Sep 21, 2013). Demand for solar power is expected to continue to be driven largely by renewable energy incentives. Meanwhile, cost reductions in solar technology (largely due to silicon oversupply) have narrowed the gap between solar power and fossil power. SEIA and GTM Research forecast continued growth within the U.S., projecting installations will exceed 9,000 MW in 2016 (www.seia.org; Solar Market Insight 2013 Q3; Dec 9, 2013)

OPV is an early stage industry segment and market forecasts are limited.  As traditional solar technologies become increasingly commoditized, we expect increased demand with new applications, which require advanced technologies, such as those that NanoFlex is developing. IDTechEx, an independent market research firm focused on emerging technologies, estimates that the organic photovoltaic market will grow by over 1,300% by 2022, from a value of $4.6 million today up to over $630 million during that period, primarily representing  new end-markets such as small mobile applications and BIPV (Organic Photovoltaics (OPV) 2012-2022: Technologies, Markets, Players, by Dr. Khasha Ghaffarzadeh, Dr. Harry Zervos, and Raghu Das, July 2012). SNE Research, a market research and consulting company focused on the renewable energy sector, projects that OPVs will enter production during 2014, with shipments of 28 MW in 2014, 94 MW in 2015, and more than 1 GW in 2020 (www.sneresearch.com; Organic Photovoltaic (OPV) Cell Ready for Mass Production; Jan 15, 2013).

Competition

NanoFlex is focused on commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also compete with established solar technologies in traditional solar markets.  As an IP licensor, we believe our competitive exposure is insulated from industry dynamics, since we aim to partner with key industry participants and license our technology.  Additionally, our licensing business model does not require us to establish high-volume manufacturing, which is a key competitive factor for product-based companies.

The solar photovoltaic sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry.  The current solar market is dominated by crystalline silicon (“c-Si”) technology, with some penetration by Cadmium Telluride (“CdTe”) thin film technology, according to SolarBuzz (www.solarbuzz.com).  Advanced solar technology development efforts encompass various technology platforms as various stages of development, and consist of several large players and a number of small and medium companies.  Advanced inorganic technologies, such as GaAs, have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs.  Other technologies, based on advanced inorganic chemistries have been slow to achieve market adoption due to their heretofore inability to achieve the required cost and performance thresholds to stimulate market adoption.  OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises.  Currently, we are not aware of any commercialized OPV technologies, but there are a limited number of developers planning introduction within the next two years, using polymer-based materials.

For traditional solar applications such as rooftop projects, our technologies compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and cell conversion efficiency.  Within emerging applications, our technologies compete primarily with advanced technologies on a basis of cost and performance, but also functionality and aesthetics as we attempt to open new markets to solar power.  Additionally, we compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities.  Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

Among GaAs-based solar developers, there are several companies, including Boeing’s subsidiary SpectroLab, Emcore Corporation, and Alta Devices, which produce commercial solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology.  Other companies such as Sol Voltaic are in the early stages of commercializing technology to couple GaAs components with traditional c-Si modules to improve conversion efficiency. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial markets.  We believe NanoFlex’s patented GaAs ND-ELO™ and Cold Weld technologies present the opportunity to significantly reduce the production cost for GaAs solutions and believe that we could potentially license our technology to these companies.

OPV technologies have yet to be commercialized, but there are numerous development efforts on going.  Ongoing research and development is being performed by Mitsubishi Chemical Holdings Corporation, LG Chemical, and BELECTRIC OPV (Kolitzheim, Germany), along with Heliatek (Dresden, Germany), Plextronics (Pittsburgh, Pennsylvania), and Solarmer Energy (El Monte, California), among others.  We believe NanoFlex’s patented technologies for small molecule OPVs present a formidable obstacle for competing development efforts and would seek to partner with other developers or attempt to protect our IP.

Employees

Currently, the Company employees consist of six full-time personnel – our Executive Chairman; Chief Executive Officer; President and Chief Operating Officer; Chief Financial Officer, Secretary and Treasurer; Senior Vice President of Corporate Development; and an officer manager. The Company plans to hire a Chief Technology Officer and in-house patent attorney prior to the end of 2014. The Company anticipates that its technology development center in Ann Arbor, Michigan will initially employ seven technical personnel and expand to 20 at full deployment.  This is in addition to approximately 15 post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and University of Michigan.

DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing its offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $6,410 during the first year of the lease and will be subject to 3% increase in the following years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

The Company is engaged in the development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. NanoFlex has agreements with Princeton University which were assigned to University of Southern California and the University of Michigan, pursuant to which it has developed certain technologies and prosecuted and paid for more than 680 issued or pending patents  covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. While each patent is issued in the names of the respective university that developed the subject technology, the Company has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being the Company's patents.

Unlike conventional thin film solar, the materials platforms that we have developed and are developing for solar cells are capable of ultrahigh efficiency accessible only by single crystalline inorganic materials such as silicon and Gallium Arsenide.  The technologies we are developing allow the solar energy generating surfaces to be sufficiently flexible to be wrapped around 1 centimeter diameter cylinders without damage or loss of performance.  Their ultra-light weight impacts other traditional costs associated with solar such as eliminating the need for costly, complex and robust panel mounts. We believe that these solar energy generating “films” can be used on architectural surfaces, on windows as attractive semi-transparent energy-generating coatings and even paints. Their flexibility allows their application to surfaces such as tents, clothing and other oddly shaped or “mobile” surfaces, including space-borne applications.  Finally, the ability to be rolled around cylinders permits compact and low cost transport for deployment at remote sites.

NanoFlex currently holds exclusive rights to more than 680 issued or pending patents worldwide which cover architecture, processes and materials for flexible, thin-film OPV and GaAs technologies.  In addition, we have several hundred more patents in process. Some of our technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●	Tandem organic solar cell*
●	Fullerene acceptors*
●	Blocking layers*
●	New materials for visible and infrared sensitivity*
●	Scalable growth technologies*
●	Inverted solar cells*
●	Materials for enhanced light collection via multi-exciton generation
●	Mixed layer and nano-crystalline cells
●	Solar paints
●	Transparent/semi-transparent cells
●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells
●	Accelerated and recyclable liftoff process
●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils

Plan of Operation and Liquidity and Capital Resources

NanoFlex has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. NanoFlex plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of NanoFlex’s first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for NanoFlex to qualify its technologies at a manufacturing scale.  We believe that the best manner to do this is to develop our own technology development center in Ann Arbor, Michigan.   The principal function of the facility will be to demonstrate our ability to prototype our inorganic and organic solar cells utilizing our proprietary technologies.  In addition, we anticipate that advancements at the facility can attract other industry players to acquire early licenses to use NanoFlex intellectual property.  Finally, we believe that having a technology development center will allow us to obtain government funding from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which have interests in businesses that can deliver ultra lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications.

The technology development center enables the Company to be highly competitive to receive government grants to support GaAs and OPV research and development. A second revenue source is in joint development projects with existing solar cell manufacturers. The largest near-term opportunity will be in partnerships exploiting GaAs solar technology with existing GaAs cell manufactures  in the space programs, military operations and other suitable end use. We anticipate that partnerships with one or more of these companies will be supported by the facility, and will result in early revenue opportunities.

We believe that the costs of establishing the facility will be approximately $5,500,000 and that it can be in place by the second quarter 2014.

NanoFlex’s Plan of Operation is dependent upon its ability to raise additional capital to support its research and development operations.  Since its inception, NanoFlex has raised over $60,000,000 from various investors, which has been invested primarily in research and development activities and maintaining NanoFlex’s patent portfolio.  NanoFlex anticipates that it will need to raise approximately $18,000,000 over the next 24 months until it earns sufficient revenue to support its operations, including its continuing research and development activities and patent prosecutions and to maintain its intellectual property portfolio.  The following is a breakdown of the $18,000,000 budget:

R&D Payroll (technology development center)	$2,275,000
R&D Sponsored Research	$2,856,000
R&D Operating Expenses (technology development center)	$948,000
R&D Equipment Purchases (technology development center)	$1,950,000
Patent Prosecution and App Fees	$3,045,000
General and Administrative	$6,926,000

There can be no assurance that financing will be available to NanoFlex to fund its $18,000,000 budget, or, if available, that it will be on terms acceptable to NanoFlex.

Results of Operations

For the nine months ended September 30, 2013 and September 30, 2012

Research and Development Expenses

Research and development expenses for the nine months ended September 30, 2013 were $956,211, a 46% increase from $654,655 for the for the nine months ended September 30, 2012.  The increase is attributable to the fluctuations in amounts spent on research contracts with the Universities.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining GPEC’s patents and were $1,263,417 for the nine months ended September 30, 2013, a 32% increase from $956,529 for the nine months ended September 30, 2012.  The increase is attributable to the increase in patents and filings as compared to the prior period.

Salaries and Related Expenses

Salaries and related expenses consisting of salaries and fringe benefits paid by GPEC were $1,373,281 for the nine months ended September 30, 2013, a 14 % increase from $1,207,031 for the nine months ended September 30, 2012.  The increase is attributable to the payout of a severance package, and payout of deferred salaries.

Selling, General and Administrative Expenses

Selling, general and administrative expenses which consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, and traveling expenses were $1,140,242 for the nine months ended September 30, 2013, a 144% increase from $467,556 for the nine months ended September 30, 2012.   The increase is primarily attributable to professional fees when compared to the prior period.

Net Loss

The net loss for the nine months ended September 30, 2013 was $37,075,473, a 184% increase from $13,054,356 for the nine months ended September 30, 2012.  The increased net loss is primarily attributable to an increase in stock based compensation of $21,168,047 for the stock awards granted to officers and consultants.

For the fiscal years ended December 31, 2012 and December 31, 2011

Research and Development Expenses

Research and development expenses for the fiscal year ended December 31, 2012 were $998,127, a 12.5% increase from $887,097 for the prior year.  The increase is due to additional funding to the Universities pursuant to the research agreement.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining GPEC’s patents and were $1,345,743 for the fiscal year ended December 31, 2012, a 15.8% decrease from $1,597,642 for the prior year.  The decrease is attributable to the patent filings made a broad and their billing systems.

Salaries and Related Expenses

Salaries and related expenses consist of salaries and fringe benefits paid to GPEC and were $951,411 for the fiscal year ended December 31, 2012, a 45.1 % decrease from $1,731,634 in the prior year.  The decrease is attributable to the forgiveness of salaries as agreed upon in the separation agreement of two former employees.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses and consulting fees and were $622,451 for the fiscal year ended December 31, 2012, a 52.0% decrease from $1,297,954 in the prior year.  The decrease is primarily attributable to a decrease in legal expenses of approximately $400,000 and travel expenses of approximately $275,000 when compared to the prior year.

Net Loss

The net loss for the fiscal year ended December 31, 2012 was ($20,862,200), a 113.0% increase from ($9,795,116) in the prior year.  The increased net loss is primarily attributable to an increase in stock based compensation from $1,111,571 to $9,950,226 which resulted from stock awards granted to officers.

Liquidity and Capital Resources

As of September 30, 2013, we had cash and cash equivalents of $1,141,568 for the nine months ended September 30, 2013.  This compares to $344,656 as of December 31, 2012.  The increase in cash is attributable to the proceeds received from the convertible promissory notes raised during the nine months of 2013.  As of September 30, 2013 all convertible notes were converted into equity.

The Company is in the process of raising additional funds in order to continue to finance our research, development and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The additional funding will be private sales of our equity securities.  However, there can be no assurance that the additional funds will be available to us when needed, particularly in the current economic environment.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

Basis of Accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less.

Stock-based compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal year ended December 31, 2012 and the nine-month period ended September 30, 2013 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Distribution.

Balance Sheets

	September 30,	December 31,
	2013	2012
ASSETS

TOTAL CURRENT ASSETS	1,155,213	371,085

TOTAL ASSETS	$1,156,978	$375,729

TOTAL CURRENT LIABILITIES	774,000	7,643,891

TOTAL LIABILITIES	774,000	7,643,891

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	382,978	(7,268,162)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$1,156,978	$375,729

Statement of Operations:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	February 7, 1994 (Inception) through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012	2013

REVENUES	-	-	-	-	-

OPERATING EXPENSES	9,429,524	1,413,661	30,800,220	8,184,087	106,951,901

LOSS FROM OPERATIONS	9,429,524	1,413,661	30,800,220	8,184,087	106,951,901

NET LOSS	$(9,447,456)	$(3,216,344)	$(37,075,473)	$(13,054,356)	$(170,099,761)

NET LOSS per share (basic and diluted)	$(0.42)	$(0.25)	$(0.61)	$(1.12)	n/a

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	22,589,971	12,859,327	61,079,624	11,695,970	n/a

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

John D. Kuhns	64	Executive Chairman of the Board

Dean L. Ledger	65	Chief Executive Officer, Director

Robert J. Fasnacht	56	President, Director, Chief Operating Officer

Amy B. Kornafel	43	Chief Financial Officer and Secretary

Joey S. Stone	51	Senior Vice President of Corporate Development

John D. Kuhns, age 64, is the Executive Chairman of the Board of the Company and of GPEC. Mr. Kuhns became an investor in GPEC in 1999, and has served as a Director of GPEC since April of 2000. He was appointed to serve as Director of the Company on September 24, 2013. In the last 30 years, Mr. Kuhns has founded and completed five initial public offerings for renewable energy companies. Most recently in 2006 he founded China Hydroelectric Corporation (NYSE: CHC), China’s largest foreign-owned hydroelectric power company. China Hydro listed its shares on the New York Stock Exchange in January of 2010. Mr. Kuhns served as Chairman of the Board of China Hydro from 2006 until 2012. In 1988, Mr. Kuhns founded The New World Power Corporation, where he served as Chairman of the Board of directors. This company was the first wind farm company to go public. In 1981, Mr. Kuhns was also the founder of Catalyst Energy Corporation, one of the country’s most successful hydroelectric developers and recognized by Inc. Magazine as the nation's fastest growing public company in the five years from 1982 to 1987. Mr. Kuhns is the Chairman and CEO of Kuhns Brothers, an investment banking boutique and one of the oldest continually operating investment firms in the United States, tracing its origins to 1842. Mr. Kuhns is a graduate of the Harvard Business School (M.B.A., 1977), the University of Chicago (M.F.A. in Fine Arts, 1975) and Georgetown University (A.B., in Sociology and in Fine Arts, 1972), where he was captain of the varsity football team and is a member of the University's Athletic Hall of Fame. Mr. Kuhns was selected to serve originally as a Director of GPEC and now as a Director of the Company due in part to his comprehensive knowledge gained over the last 30 years in all aspects of the Green Energy field. He also has accumulated vast experience and understanding of all business aspects and competitive worldwide environment for solar power.

Dean L. Ledger, age 65, has served as a Director and senior executive of GPEC since its inception in 1994 and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation (NASDAQ: OLED) and InterDigital Corporation (NASDAQ: IDCC) from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. (NASDAQ: NATK). From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972).
The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Robert J. Fasnacht, age 56, is a director, President and Chief Operating Officer of GPEC and he was elected as a director, President and Chief Operating Officer of the Company on September 24, 2013. He first joined GPEC in 2011 as its Executive Vice President, General Counsel and corporate Secretary. Prior to that, he was engaged in a private legal practice emphasizing both corporate transactions and complex civil litigation. He also served for a number of years as a Board Member of various U.S. companies, including a U.S. based privately held restaurant Franchisor. He is admitted to practice in the 9th Circuit Court of Appeals, along with several state and federal courts, including the U.S. Tax Court. Mr. Fasnacht is a graduate of the University of Idaho (B.S., Chemistry, 1983 and J.D., 1985). Mr. Fasnacht was selected as a Director due to his extensive knowledge both from his scientific education and his legal training on all aspects of the Company’s Organic and Inorganic Photovoltaic Technologies and on its related intellectual property portfolio. He also demonstrated an extraordinary ability to understand the business and technological aspects of the Company as they relate to the Company’s strategy moving forward.

Amy B. Kornafel, age 43, is the Chief Financial Officer of GPEC since March 2005 and also serves as the Company’s Secretary. She was elected as the Chief Financial Officer and Secretary of the Company on September 24, 2013. From 2003 through 2005, Ms. Kornafel served as GPEC’s Controller. Previously Ms. Kornafel worked as a Consultant and Senior Financial Statement Assurance Auditor for Arthur Andersen LLP. From 1995 to 1997, Ms. Kornafel served as a tax accountant for Alloy, Silverstein, Shapiro, Adams, Mulford and Company. Ms. Kornafel’s experience includes extensive financial, accounting and audit experience with software, hardware, manufacturing, venture capital, bio-tech, development stage and retail enterprises. Ms. Kornafel is a graduate of Rutgers University (B.S., Accounting 1995).

Joey S. Stone, age 51, has served as the Senior Vice President of Corporate Development of GPEC since September 2010 and he was elected to the same positions with the Company on September 24, 2013. Mr. Stone is a senior executive with over 20 years of experience in the financial services sector. From 2001 to 2010, Mr. Stone was a Senior Vice President at Morgan Stanley, a global financial services firm. From 1991 to 2001, Mr. Stone was a financial consultant with J.C. Bradford & Co. and from 1988 to 1991, with PaineWebber. Mr. Stone is a graduate of Louisiana State University (B.S., Business, 1987).

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  We believe that two of our three directors, Robert J. Fasnacht and Dean L. Ledger, would not be considered to be independent, as that term is defined in the listing standards of NASDAQ.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2013, the Board of Directors did not meet on any occasion, but rather transacted business by unanimous written consent.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time.  Currently, Mr. John D. Kuhns serves as the Executive Chairman of our Board, and Mr. Robert J. Fasnacht serves as the President of the Company.  We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

Immediately following the consummation of the Share Exchange Transaction, the size of the Company’s management team was increased in order to manage our expanded operations, risks and resources.

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash and non-cash compensation paid by GPEC to the Company’s Chief Executive Officer and the two other highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer of GPEC on December 31, 2012 for each of the two fiscal years of GPEC ended December 31, 2011 and December 31, 2012.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1)	2012	$462,500	$3,936,000	$-	$4,398,500
Chief Executive Officer, President, COO and Director of GPEC	2011	$275,000	-	$-	$275,000

Robert J. Fasnacht (2)	2012	$260,416	$1,537,500	$-	$1,797,916
Executive Vice President, General Counsel and Secretary of GPEC	2011	$240,000	-	$-	$240,000

Amy B. Kornafel (3)	2012	$163,750	$1,230,000	$-	$1,393,750
CFO and Treasurer of GPEC	2011	$113,000	-	$-	$113,000

(1)
Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013. Prior to that Mr. Ledger was the Chief Executive Officer, Chief Operating Officer, President and Director of GPEC. The Company issued Dean Ledger 3,200,000 shares for services during 2012.

(2)
Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. Mr. Fasnacht has been Executive Vice President, General Counsel and Secretary of GPEC since 2011. The Company issued Robert Fasnacht 1,250,000 shares for services during 2012.

(3)
Ms. Amy B. Kornafel was appointed as our Chief Financial Officer and Secretary on September 24, 2013. Ms. Kornafel has been Chief Financial Officer and Treasurer of GPEC since March 2005. The Company issued Amy Kornafel 1,000,000 shares for services during 2012.

Employment Agreement of the Executive Officers and Directors

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns is being employed as Executive Chairman of the Board of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Kuhns is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht is being employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht is entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

On September 24, 2013, Mr. Christopher Conley, a shareholder holding a majority of the outstanding shares of the Company, and GPEC consummated a Stock Purchase Agreement, pursuant to which Mr. Conley sold to GPEC an aggregate of 9,000,000 shares of GPEC’s common stock representing approximately 75% of the then issued and outstanding shares of GPEC common stock for an aggregate sales price of $249,000. GPEC agreed to cancel the shares purchased from Mr. Conley following the issuance of common stock in accordance with the Share Exchange Agreement.

Dean L. Ledger the Chief Executive Officer of GPEC, loaned GPEC $150,000 in 2010 and an additional $250,000 during 2011.  The outstanding loans of $400,000 were repaid during the first six months of 2013. During the first six months of 2013 Mr. Ledger loaned GPEC an additional $240,000, which amount was repaid in July 2013.

During 2012 and 2011, GPEC borrowed $2,130,000 and $1,750,000, respectively from Ronald B. Foster, a majority shareholder of the Company. These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares of GPEC. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred Stock of GPEC. On September 24, 2013, such holder of 4,000 shares of Series A Convertible Preferred Stock of GPEC received a total of 4,400,000 shares of Common Stock and warrant to purchase 4,400,000 shares of Common Stock pursuant to the Share Exchange Agreement.

During the fiscal year ended December 31, 2012 GPEC issued an aggregate of 14,942,500 shares of its common stock to directors, officers and key consultants of GPEC as compensation.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of this Prospectus, and by the officers and directors, individually and as a group immediately following the Share Exchange Transaction. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Office	Shares Beneficially Owned(1)		Percent of Class(2)

Officers and Directors

Dean L. Ledger	CEO, Director	1,051,023	(3)	2.48%
9290 East Thompson Peak Pkwy
Unit 134
Scottsdale, AZ 85255

John D. Kuhns	Executive Chairman	1,035,023	(4)	2.44%
558 Lime Road
Lakeville, CT 06039

Robert J. Fasnacht	Director, President, and COO	1,017,023		2.40%
7629 East Hartford Drive
Scottsdale, AZ 85255

Joey S. Stone	Senior Vice President of Corporate Department	486,911		1.15%
432 Plantation Crest Court
Baton Rouge, LA 70810

Amy B. Kornafel	CFO, Secretary	506,911	(5)	1.20%
204 Chippewa Trail
Medford Lakes, NJ 08055

All officers and directors as a group (5 persons)

5% Securities Holders
Ronald B. Foster		24,941,000	(7)	45.48%
GPEC Holdings, Inc.		15,500,640		36.58%

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2)	Based on 42,373,277shares of the Company’s common stock outstanding on February 11, 2014.
(3)	Includes an aggregate of 34,000 shares which may be acquired upon exercise of immediately exercisable options.
(4)	Includes an aggregate of 18,000 shares which may be acquired upon exercise of immediately exercisable options.
(5)	Includes an aggregate of 20,000 shares which may be acquired upon exercise of immediately exercisable options.
(6)	Includes an aggregate of 72,000 shares which may be acquired upon exercise of immediately exercisable options.
(7)	Includes 12,470,500 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

 LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Accountants

On October 22, 2013, in connection with the Company’s acquisition of the assets and operations of GPEC and the related change in control of the Company, Board of Directors of the Company approved to terminate Messineo & Co., CPAs LLC (“Messineo”) as the Company’s independent registered public accounting firm.

The Company’s consolidated financial statements of the fiscal year ended January 31, 2013 were audited by Messineo’s reports on our financial statements, which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Messineo’s reports on our financial statements for the fiscal year ended January 31, 2013, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended January 31, 2013 and through October 22, 2013, (a) there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

On October 22, 2013, the Board of Directors of the Company ratified and approved the appointment of Malone Bailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Malone Bailey is located at 9801 Westheimer Road, Suite 1100, Houston, TX 77042.

During the Company's previous fiscal years ended September 30, 2012 and 2011 and through May 7, 2013, neither the Company nor anyone on the Company's behalf consulted with Malone Bailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. Prior to the Share Exchange Transaction, GPEC had been audited by Malone Bailey.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Ofsink, LLC at 900 Third Avenue, 5th Floor, New York, NY 10022.

EXPERTS

Our financial statements as of and for the years ended December 31, 2012 and 2011, included in this Prospectus and elsewhere in the registration statement, were audited by Malone Bailey, LLP., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at http://www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

[THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS [_______], 2014

NanoFlex Power Corporation

6,093,931 shares of Common Stock

[DISTRIBUTION PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _____________, 2014

PROSPECTUS

NANOFLEX POWER CORPORATION

Distribution of

15,501,640 shares of Common Stock

We are furnishing this prospectus to the stockholders of GPEC Holdings, Inc., a Pennsylvania corporation (“Holdings”). Holdings will distribute 15,500,640 shares of common stock of NanoFlex Power Corporation (“we,” “us,” “NanoFlex” or the “Company”) in a special distribution to the stockholders of Holdings, pro rata, in the nature of a stock dividend distribution (provided that an additional 1,000 shares of Common Stock will be for rounding purpose in connection with the special distribution. This represents all of the shares of NanoFlex Power Corporation owned by Holdings.

Stockholders of Holdings entitled to participate in the distribution will receive one share of our common stock for every 5 shares owned that they owned as of the record date of the distribution, which has been set at               , 2014. Fractional shares will be rounded up to the nearest whole share. These distributions will be made within 30 days of the date of this prospectus. We are bearing all costs incurred in connection with this distribution.

Our Common Stock is quoted on the OTC Market Group Inc.’s OTCQB market tier (the “OTCQB”) and trades under the symbol "OPVS." The last reported sale price of our common stock on the OTCQB on February 11, 2014, was $0.02 per share.

Simultaneously with the distribution being conducted pursuant to this Prospectus (the “Distribution”), we are conducting an offering (the “Resale Offering”) pursuant to another Prospectus (the “Resale Prospectus”), which includes the resale (the “Resale”) of an aggregate of up to 6,093,931 shares of our common stock (the “Resale Shares”) owned by sixty-three (63) shareholders (the “Selling Shareholders”). The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective. The sales of the Resale Shares by the selling stockholders are not covered by this Prospectus. As such, there will be a total of 21,595,571 shares of our common stock registered for resale, or distribution under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 3 to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.  We intend to continue to issue common stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors—Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our common stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.  This information will be available free of charge by contacting us at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 or by telephone at (480) 585-4200.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is [______], 2014.

-i-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 3, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless specifically set forth to the contrary, when used in this prospectus the terms “Company,” “NanoFlex,” “GPEC," "we," "us," "our" and similar terms refer to (i) NanoFlex Power Corporation., a Florida corporation, and (ii) Global Photonic Energy Corporation, a Pennsylvanian corporation, and “Holdings” refers to GPEC Holdings, Inc., a Pennsylvania corporation.

About Us

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company incorporated the business of GPEC and as a result, the Company owns 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was founded and incorporated on February 7, 1994 and is engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, our sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 680 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Our common stock is quoted on the OTCQB under the symbol “OPVS.” On February 11, 2014, the last reported market price of our common stock was $0.02 per share.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

●
the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 9 under “Risk Factors” of the effect on our financial statements of such election.

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2012 and 2011 contains an explanatory paragraph which expresses substantial doubt regarding our ability to continue as a going concern based upon the Company’s net loss of approximately $20.8 million and $9.7 million for the years ended December 31, 2012 and 2011, respectively. We incurred an additional loss of approximately $9.4 million for the three months ended September 30, 2013 and we had an accumulated deficit of $170 million and $130 million as of September 30, 2013 and December 31, 2012, respectively.

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Corporate Information

Our corporate headquarters are located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and our telephone number is (480) 585-4200. We maintain our web site at http://www.nanoflexpower.com. Information on this web site is not a part of this prospectus.

Our Relationship with Holdings

On September 10, 2013, GPEC incorporated in Pennsylvania a wholly-owned subsidiary, GPEC Holdings, Inc. (“Holdings”), which later formed GPEC Sub, Inc. (“GPEC Sub”). In September 2013, GPEC consummated a short-form merger, in which GPEC Sub was merged into GPEC, GPEC Sub ceased to exist and GPEC became a wholly-owned subsidiary of Holdings. The purpose of this restructuring was to prepare GPEC to be acquired by the Company. On September 24, 2013, as a result of the Share Exchange Transaction, Holdings received 15,500,640 shares of our Common Stock in exchange for 100% of the outstanding equity interests of GPEC.

The Offering

As noted above, this Prospectus covers the distribution of 15,500,640 shares (the “Distribution Shares”) of our common stock, par value $0.0001 per share, to the shareholders of Holdings as a special dividend distribution (the “Distribution”).

The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Holdings common stock on _______, 2014.  Holders of record of Holdings common stock at the close of business on the record date will receive one (1) share of our common stock for every five (5) shares of Holdings common stock held as of the record date.  All fractional shares will be rounded up to the nearest whole number.

The Distribution Shares will be able to be sold in public transactions, on a national securities exchange or the OTC Bulletin Board or OTCQB market (or such other public market as may develop) or in privately negotiated transactions once the Registration Statement of which this Prospectus is part becomes effective with the Securities and Exchange Commission (the “SEC”), and once a public market develops, if ever.  Those sales and resales may be at the then-prevailing market price or at any other price that such shareholders may negotiate. There is no guarantee that an active public market in our common stock will develop in the near future or ever.

Estimated use of proceeds

We will not receive any of the proceeds resulting from the distribution of Common Stock hereunder.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 3 of this Prospectus.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our common stock, if and when a market for our common stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business

The Company has incurred, and expects to continue to incur, significant losses as we execute our commercialization plan.

The Company’s operating subsidiary was incorporated under the laws of the Commonwealth of Pennsylvania in February 1994.  We have been a development-stage company since that time, with no revenues to date.  Since the Company’s incorporation we have incurred significant losses. We expect that our expenditures will increase to the extent we continue to develop strategic partnerships to commercialize our products. We expect these losses to continue until such time, if ever, as we are able to generate sufficient revenues from the commercial exploitation of our OPV™ and Gallium Arsenide (“GaAs”) technologies to support our operations.  Our OPV™ and GaAs technologies may never be incorporated in any commercial applications.  The Company may never be profitable. We may be unable to satisfy our obligations solely from cash generated from operations. If, for any reason, we are unable to make required payments under our obligations, one or more of our creditors may take action to collect their debts. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or further curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

3

There is doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and force us to cease operations.

Our ability to continue as a going concern is an issue because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses.

Our net operating losses will require that we finance our operations from outside sources, such as obtaining additional funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider this when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our common stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Our inability to achieve and sustain profitability could cause us to go out of business and for you to lose your entire investment.

We are a development-stage company, and have not generated revenues or earnings to date.  We cannot provide any assurance that any of our business strategies will be successful or that future growth in revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.  If we are unable to grow our business sufficiently to achieve and maintain positive net cash flow, the Company may not be able to sustain operations and your entire investment may be lost.

The Company may never develop or license a product that uses its organic photovoltaic (OPV™) or inorganic Gallium Arsenide technologies.

Neither the Company nor anyone else has developed any product that uses our OPV™ technologies, nor has the Company licensed its OPV™ or GaAs technologies to anyone else who has developed such a product.  The Company may never develop a commercially viable use for those technologies, may never achieve commercially viable performance for our OPV™ technologies and may never license the Company’s OPV™ or GaAs technologies to anyone.  Even if the Company or a licensee of the Company does develop a commercially viable product or use, the product may never become profitable, either because it is not developed quickly enough, or because no market for the product is identified, or otherwise.

Our business is based on new and unproven technologies, and if our OPV™ or inorganic Gallium Arsenide technologies fail to achieve the performance and cost metrics that we anticipate, then we may be unable to develop demand for our products and generate sufficient revenue to support our operations.

Our OPV™ and GaAs technologies are new and unproven at commercial scale production, and such technologies may never gain market acceptance, if they do not compare favorably against competing products on the basis of cost, quality, efficiency and performance. Our business plan and strategies assume that we will be able to achieve certain milestones and metrics in terms of throughput, uniformity of cell efficiencies, yield, cost and other production parameters. We cannot assure you that our technologies will prove to be commercially viable in accordance with our plan and strategies. Further, we or our strategic partners and licensees may experience operational problems with such technology after its commercial introduction that could delay or defeat the ability of such technology to generate revenue or operating profits. If we are unable to achieve our targets on time and within our planned budget, then we may not be able to develop adequate demand for our OPV™ and GaAs technologies, and our business, results of operations and financial condition could be materially and adversely affected.

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We may not reach profitability if OPV technology is not suitable for widespread adoption or sufficient demand for our OPVTM or inorganic Gallium Arsenide technologies does not develop or develops slower than we anticipate.

The solar energy market is at a relatively early stage of development and the extent to which solar PV products based on our technologies will be widely adopted is uncertain. If our OPVTM and GaAs technologies prove unsuitable for widespread adoption or demand for our OPVTM and GaAs technologies fails to develop sufficiently, we may be unable to grow our business or generate sufficient revenue from operations to reach profitability. In addition, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of solar photovoltaic technology and demand for our OPVTM and GaAs products, including the following:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;

●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;

●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;

●
fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and

●	deregulation of the electric power industry and the broader energy industry.

If we do not reach profitability because our photovoltaic technology is not suitable for widespread adoption or due to insufficient or timely demand for solar photovoltaic modules, our financial condition and business could be materially and adversely affected.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar Photovoltaic products, which may significantly reduce demand for our technologies.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to photovoltaic systems, it is likely that they would increase the cost to our end-users of using photovoltaic systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that the installation of products based on our OPV and GaAs technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

Our success is dependent on key personnel of the Company, whom we may not be able to retain or hire.

Our business relies on the efforts and talents of our researchers and our management. The development and application of our technologies originated and will greatly depend on the research by Dr. Mark E. Thompson and Dr. Stephen R. Forrest. None of our researchers or executives is currently insured for the benefit of the Company by key man life insurance. The loss of the services of any of these persons could result in material adverse effect to the development and commercialization of our technologies. Competition for experienced researchers and management personnel in the photovoltaic sector is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services if any of such personnel is no longer serving their present positions.

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We may be unable to protect our intellectual property or keep up with that of our competitors.

We regard our intellectual property as highly valuable to our business strategy, and intend to rely on the maximum protection provided by law to protect our rights.  We have entered into and continue to use confidentiality agreements with our employees and contractors and, to the extent practicable, nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our information.  We cannot be sure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.  Our failure to protect our intellectual property rights could put us at a competitive disadvantage in the future.  Any such failure could have a materially adverse effect on our future business, results of operations and financial condition.  We intend to defend vigorously our intellectual property against any known infringement, but such actions could involve significant legal fees, and we have no guarantee that such actions will be resolved entirely in our favor.  We also cannot be sure that any steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property.

We also intend to sell and/or license our products and technology in countries worldwide, including some with limited ability to protect intellectual property of products and services sold in those countries by foreign firms.  We cannot be sure that the steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property in these countries.

We may not have sufficient funds and may need additional capital to protect and maintain our intellectual property rights.

In the effort of protecting the Company’s intellectual property rights, including over 680 registered or pending patents that are issued as a result of the Company’s research program, the Company may incur legal and other expenses in order to enforce its rights. The Company has not yet generated any revenue from its operating business and it expects to have limited amounts of cash flow in the near future. In the event of filing infringement lawsuits or defending any infringement suits that are filed against the Company, relevant expenses and fees will increase substantially therefore harm our profitability. We may need to raise additional funds to protect and maintain our intellectual property rights.

If we are unable to successfully maintain or license existing patents, our ability to generate revenues could be substantially impaired.

Our business model is to license or sublicense our proprietary OPV™ and GaAs technologies to partners and customers in the photovoltaic industry, and the Company is currently entitled to the exclusive right to license more than 680 issued or pending patents worldwide. Our ability to be successful in the future therefore will depend on our continued efforts and success in licensing existing patents, including maintaining and prosecuting our patents properly. While we expect for the foreseeable future to have sufficient liquidity and capital resources to maintain the level of maintenance necessary, various factors may require us to have greater liquidity and capital resources than we currently expect. If we are unable to successfully maintain and license our existing patents, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

The Company’s proprietary rights with regard to its OPV™ and Gallium Arsenide technologies may be challenged.

The Company has obtained exclusive rights to more than 680 patents and various patent applications for use in developing photovoltaic energy technologies.  The Company may obtain rights to additional patents and patent applications under its Sponsored Research Agreement.  However, additional patent applications may never be filed and the Company may never obtain any rights to such applications. Any patent applications now pending or filed in the future may not result in patents being issued.  Any patents now licensed to the Company, or licensed to us in the future, may not provide the Company with any competitive advantages or prove enforceable.  The Company’s rights to these patents may be challenged by third parties.  The cost of litigation to uphold the validity, or to prevent infringement of patents and to enforce licensing rights can be substantial and beyond the Company’s financial means.  Furthermore, others may independently develop similar technologies or duplicate our OPV™ and GaAs technologies licensed to the Company or design around the patented aspects of such technology.  In addition, there can be no assurance that the products and technologies the Company will seek to commercialize will not infringe patents or other rights owned by others, or that licenses for other’s technology will be available.

Competition is intense in the energy industry.

The global energy industry is presently dominated by hydrocarbon, hydroelectric and nuclear-based technologies, and therefore our solar energy-based technologies will primarily compete against the providers of these established energy sources.  However, we also compete directly against large multinational corporations (including global energy suppliers and generators) and numerous small entities worldwide that are pursuing the development and commercialization of renewable and non-renewable technologies that might have performance and/or price characteristics similar or even superior to the Company’s OPV™ and GaAs technologies.  Most of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we do. We also expect that new competitors are likely to join existing competitors in this industry.

The Company’s attempt to develop commercially viable technologies based on Company-funded research will also encounter competition from other academic institutions and/or governmental laboratories, which are conducting or funding research in alternative technologies similar to the Company’s OPV™ and GaAs technologies. These academic institutions and/or governmental laboratories likely will have financial resources substantially greater than the resources available to the Company. Given the foregoing competitive environment, the Company cannot determine at this time whether it will be successful in its research efforts or whether such research, even if successful, will be commercially viable and profitable.

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Our business could be adversely affected by general economic conditions; if we experience a decline in sales our ability to become profitable will decrease.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors.  During economic downturns, we may have greater difficulty in gaining new customers for our products and services.  Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We will need additional capital to fund our growth; we may not be able to obtain sufficient capital on reasonable terms and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit internal growth (ii) limited acquisitions of businesses and technology; and (iii) limit the recruitment and retention of additional key personnel.  Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

We anticipate that competitors will continue to develop competing solar PV technologies and will attempt to commercialize these technologies.  If these competing technologies present a compelling value proposition (price, performance) or are available to market sooner than our technologies, then our market opportunity could diminish.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. The Company currently does not have an audit committee. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Risks Related to Our Common Stock

An investment in the Company’s common stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s common stock is extremely speculative and there is no assurance that investors will obtain any return on their investment.  Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Our shares likely are classified as a “penny stock” as such term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our Common Stock is subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

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Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability are subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

There has been a limited trading market for our Common Stock which may impair your ability to sell your shares.

It is anticipated that there will be a limited trading market for the Common Stock on the OTCQB. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

You May Face Significant Restrictions On The Resale Of Your Shares Due To State "Blue Sky" Laws.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We have the right to issue shares of preferred stock. If we were to issue additional preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors.  There is currently no share of preferred stock issued and outstanding.  Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock being offered.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock being offered.  We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s common stock pursuant to Rule 144 or pursuant to any resale Prospectus (including the Resale Offering) may have a material adverse effect on the market price of the common stock.

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We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

We may raise capital through a securities offering that could dilute your ownership interest and voting rights.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of common stock or securities convertible into common stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

Our principals will beneficially own 18.48% of our common stock post Distribution, which will provide them with substantial control over our corporate actions.

Our directors and executive officers will beneficially own approximately an aggregate of 18.48% of our outstanding shares of common stock post Distribution (including shares issuable upon the exercise of vested options). These shareholders, acting individually or as a group, could exert control over matters such as electing directors, amending our articles of incorporation or bylaws, and approving mergers or other business combinations or transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders.  While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders and their affiliated entities.  There can be no assurance that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company.  The stock ownership of our principal shareholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our common stock which, in turn, could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

The issuance of the Company’s stock upon exercise of warrants, options and other securities could encourage short sales by third parties, which could contribute to the future decline of the Company’s stock price and materially dilute existing stockholders' equity and voting rights.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s common stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the President signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

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Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Summary of the Transactions Covered by this Registration Statement and Prospectus

As noted above, this Prospectus covers the distribution of 15,500,640 shares (the “Distribution Shares”) of our common stock, par value $0.0001 per share, to the shareholders of Holdings as a special dividend distribution (the “Distribution”).

The Distribution

The Distribution Shares will be issued in connection with a Distribution of the Company from Holdings summarized below and described in more detail in the section entitled “The Distribution” on page 12.

The following is a brief summary of the material terms and conditions of the Distribution. Please see “Questions and Answers about the Company and the Distribution” for a more detailed description of the matters described below.

The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Holdings common stock on _________, 2014.  Holders of record of Holdings’ common stock at the close of business on the record date will receive one (1) share of common stock of NanoFlex for every five (5) shares of Holdings’ common stock.  All fractional shares will be rounded up to the nearest whole number.  A book-entry account statement reflecting your ownership of whole shares of our common stock will be mailed to you, or your brokerage account will be credited for the shares, within 30 days of the date of the Distribution.

We have not applied to register the Distribution Shares in any state. An exemption from registration will be relied upon in the states where the Distribution Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The Distribution Shares may not be eligible for sale or resale in such jurisdictions. We will apply to register the shares in several states for secondary trading; however we are under no requirement to do so.

Holdings shareholders will not be required to make any payment for the Distribution Shares, nor will they be required to surrender or exchange their shares of Holdings common stock or take any other action in order to receive our common stock in the Distribution.

The Distribution may or may not be tax-free for Holdings shareholders. We do not have any ruling from the U.S. Internal Revenue Service nor do we have a favorable opinion by our accounting firm or any other expert confirming the Distribution’s tax status, nor do we plan to obtain one.  Holdings shareholders should consult with their own tax advisor as to the particular consequences of the Distribution to them.

No action will be required of Holdings shareholders to receive the Distribution Shares. If you held your Holdings’ shares as of the record date in a brokerage account, your shares of our Common Stock will be credited to that account. If you held your shares in certificated form, a certificate representing shares of your common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty (30) days.

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QUESTIONS AND ANSWERS ABOUT THE COMPANY AND THE DISTRIBUTION

Set forth below are commonly asked questions and answers about the Distribution.  You should read the section entitled “The Distribution” beginning on page 12 of this Prospectus for a more detailed description of the matters described below.

Q. Why am I receiving this document?

A. We are delivering this document to you because you were a holder of common stock of GPEC Holdings, Inc. (“Holdings”) on the record date for the Distribution of shares of our common stock.  Accordingly, you are entitled to receive every (1) share of NanoFlex’s common stock for five (5) shares of Holdings common stock that you held on the record date.  Immediately after the Distribution, Holdings shareholders will still own their shares of Holdings common stock and the same shareholders will own a portion of our business, but they will own them as two separate investments rather than as a single investment. As soon as practicable after the Distribution is completed, Holdings will liquidate and wind up.  No action is required for you to participate in the Distribution.

Q. What is the Distribution?

A. The Distribution is a special distribution of dividend in the form of shares of NanoFlex’s common stock by Holdings to holders of Holdings common stock on a pro rata basis.

Q. What is NanoFlex?

A. Holdings acquired 36.58% of NanoFlex’s issued and outstanding common stock through a share exchange transaction among NanoFlex, GPEC and Holdings on September 24, 2013, where Holdings received a total of 15,500,640 shares of NanoFlex common stock in exchange of 100% of the outstanding equity interests of GPEC (the “Share Exchange Transaction”). Following the Share Exchange Transaction, NanoFlex is currently engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, GPEC’s sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 680 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. Following the Distribution, we will be a public company independent from Holdings, and Holdings will not retain any ownership interest in us.

Q. Why is Holdings separating the Company and distributing its stock?

A. We believe that since our business is not related to Holdings’ and we will liquidate and dissolve Holdings after the Distribution. We will be able to better operate, value, and capitalize NanoFlex along with being able to better attract synergistic products and talent to grow our business.  For a further explanation of the reasons for the Distribution and more information about our business, see “The Distribution – Reasons for the Distribution” and “Business.”

Q. What is the record date for the Distribution?

A. The record date is __________, 2014, and ownership was determined as of 4:00 p.m., Eastern Time, on that date.

Q. When will the Distribution occur?

A. The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective (the “Distribution Date”).

Q. Will every stockholder share in proportion to their holdings in Holdings?

A. Yes, holders of record of Holdings common stock at the close of business on the record date will receive one (1) share of common stock of NanoFlex for every five (5) shares of Holdings common stock,  resulting in a pro rata distribution of NanoFlex’s shares to Holdings’ shareholders.

Q. Will Holdings distribute fractional shares?

A. No. Fractional shares will be rounded up to the nearest whole number.

Q. What does a Holdings shareholder need to do now?

A.  Holdings shareholders do not need to take any action, although we urge you to read this entire document carefully.  The approval of Holdings’ majority shareholders was already obtained to effect the Distribution, and Holdings shareholders have no appraisal rights in connection with the Distribution.  Holdings is not seeking a proxy from any shareholders, and you are requested not to send us a proxy.

Holdings shareholders will not be required to pay anything for the shares of NanoFlex common stock distributed in the Distribution or to surrender any shares of Holdings common stock.  Holdings shareholders should not send in their Holdings stock certificates. Holdings shareholders will automatically receive their shares of NanoFlex common stock when the Distribution is completed.

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Q. Are there risks to owning NanoFlex common stock?

A. Yes.  Our business is subject to both general and specific risks relating to our operations.  In addition, the Distribution presents risks relating to our becoming an independent publicly traded company as well as risks relating to the nature of the Distribution itself.  See “Risk Factors.”

Q. What are the federal income tax consequences of the Distribution to Holdings shareholders?

A. The Distribution may or may not be tax-free to Holdings shareholders. If Holdings shareholders do not recognize gain or loss on the receipt of shares of NanoFlex common stock in the Distribution, Holdings shareholders will apportion their tax basis in their Holdings common stock between such Holdings common stock and our common stock received in the Distribution in proportion to the relative fair market values of such stock at the time of the Distribution.  A Holdings shareholder’s holding period for our common stock received in the Distribution will include the period for which that shareholder’s Holdings common stock was held.

If instead the Distribution is determined to be a taxable transaction, a taxable U.S. shareholder receiving shares of our common stock in the Distribution would be treated as if such shareholder had received a taxable distribution in an amount equal to the fair market value of our common stock received, which, based on Holdings facts, could potentially give rise to a dividend.  Subject to certain limitations, this dividend would be taxable to individuals at a 15% rate.  In addition, if the Distribution is treated as a taxable transaction, a shareholder’s tax basis in our common stock would be equal to its fair market value at the time of the Distribution, and the holding period in our common stock would begin the day after the Distribution.  Depending on the circumstances, in a taxable Distribution transaction, non-U.S. shareholders may be subject to a withholding tax at a rate of 30% on the fair market value of the common stock received by them. See also “The Distribution – Important Federal Income Tax Consequences”; however, you should consult your own tax advisor as to the particular consequences of the Distribution to you.

Q. What if I want to sell my Holdings common stock or my NanoFlex common stock?

A. You should consult with your own financial advisors, such as your stockbroker, bank, or tax advisor.  Neither we nor Holdings makes any recommendation on the purchase, retention, or sale of shares of Holdings common stock or NanoFlex common stock to be distributed. If you do decide to sell any shares, you should make sure your stockbroker, bank, or other nominee understands whether you want to sell your Holdings common stock or your NanoFlex common stock after it is distributed, or both.

Q. Where will I be able to trade shares of my NanoFlex common stock?

A. NanoFlex common stock is currently trading on the OTC Market Group, Inc.’s OTCQB market.

Q. Where can Holdings shareholders get more information?

A. Before or after the Distribution, if you have any questions relating to the Distribution, you should contact:

NanoFlex Power Corporation
Investor Relations
17207 N. Perimeter Dr., Suite 210
Scottsdale, AZ 85255
1-800-599-4426 investorrelations@nanoflexpower.com

Q. Who will be the distribution agent, transfer agent, and registrar for NanoFlex common stock?

A. The distribution agent for our common stock will be VStock Transfer, LLC. After the Distribution, the transfer agent and registrar for our common stock will be VStock Transfer, LLC.

THE DISTRIBUTION

Background Information

On September 10, 2013, GPEC was incorporated in Pennsylvania a wholly-owned subsidiary, Holdings, which later formed GPEC Sub, Inc. (“GPEC Sub”) as a wholly-owned subsidiary of Holdings. In September 2013, GPEC consummated a short-form merger, in which GPEC Sub was merged into GPEC, GPEC Sub ceased to exist and GPEC became a wholly-owned subsidiary of Holdings. The purpose of this restructuring was to prepare GPEC to be acquired by NanoFlex. On September 24, 2013, as a result of the Share Exchange Transaction, Holdings received 15,500,640 shares of NanoFlex Common Stock in exchange for 100% of the outstanding equity interests of GPEC and GPEC became the wholly-owned subsidiary of NanoFlex.

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On February 10, 2014, the Holdings board of directors approved the distribution of 15,500,640 shares of our common stock to holders of Holdings common stock of record as of a date later designated by an authorized Holdings’ officer on a pro-rata basis. Shareholders holding a majority of voting shares of Holdings also approved the Distribution on February 10, 2014.

After the distribution, these shares will represent approximately 36.58% of our outstanding common stock immediately prior to the distribution. Immediately after the distribution, we expect to have approximately 663 holders of record and 42,373,277 shares of our common stock outstanding. Upon completion of the Distribution, it is expected that Holdings will no longer own any of our common stock. The special dividend of shares of our common stock by Holdings will not affect the number of our outstanding shares of common stock or any rights of our stockholders.

Reasons for the Distribution

Holdings believed that the subsequent Distribution would enhance value for its shareholders and our shareholders by creating significant opportunities and benefits, including:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;

●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;

●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;

●
fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and

●	deregulation of the electric power industry and the broader energy industry.

The negative factor associated with the Distribution is the uncertainty of value and liquidity of our stock. There is also no certainty that we will be able to raise the capital we need as a public company.

Manner of Effecting the Distribution

Holdings’ shareholders of record on ______________, 2014 are not required to pay for shares of our common stock to be received in connection with the Distribution. No additional vote of Holdings’ shareholders is required or sought in connection with the Distribution, and Holdings record holders have no appraisal rights in connection with the Distribution.

The Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Holdings common stock on ____________, 2014.  Holders of record of Holdings common stock at the close of business on the record date will receive one (1) share of common stock of NanoFlex for every five (5) shares of Holdings common stock, resulting in a pro rata distribution of NanoFlex’s shares to Holdings’ shareholders.  All fractional shares will be rounded up to the nearest whole number.  A book-entry account statement reflecting your ownership of whole shares of our common stock will be mailed to you, or your brokerage account will be credited for the shares, within 30 days of the date of the Distribution.

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We have not applied to register the Distribution Shares in any state. An exemption from registration will be relied upon in the states where the Distribution Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The Distribution Shares may not be eligible for sale or resale in such jurisdictions. We will apply to register the shares in several states for secondary trading; however we are under no requirement to do so.

Results of the Distribution

Following the Distribution Date, we will be an independent, reporting company owning and operating a business in the research and development of flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies. Following the Distribution and the Resale, we will have 42,373,277 shares outstanding, presuming no other shares are issued in the interim. Shareholder approval of the Distribution was not required, and Holdings shareholders are not required to take any action to receive their NanoFlex common stock.

Important Federal Income Tax Consequences

This summary discusses material federal income tax consequences to Holdings shareholders who receive our Common Stock in the Distribution. This discussion is based upon the Internal Revenue Code, Treasury regulations, published positions of the Internal Revenue Service (the “IRS”), judicial decisions, and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of this discussion. The discussion does not address the effects of the Distribution under any state, local, or foreign tax laws.

The Distribution may or may not be tax-free to the Holdings shareholders for U.S. federal income tax purposes. You are urged to consult a tax advisor to determine the particular tax consequences of the Distribution to you, including the effect of any federal, state, local, and any other tax laws.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE DISTRIBUTION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW ON THE TAX CONSEQUENCES DESCRIBED IN THIS SUMMARY.

Market for Our Common Stock

NanoFlex’s Common Stock is currently trading on OTC Markets Group, Inc.’s OTCQB under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name from “Universal Technology Systems Corp.” to “NanoFlex Power Corporation.” There is currently a limited trading market for our common stock. The latest reported closing price of our Common Stock was $0.02. We cannot, however, ensure that an active trading market will exist thereafter.

Shares of our common stock distributed to holders in connection with the Distribution will, as of the Distribution Date, be transferable without registration under the Securities Act of 1933, as amended (the “Securities Act”) except for shares received by persons who may be deemed to be affiliates of Holdings and NanoFlex. “Affiliates” generally will include individuals or entities that control, are controlled by, or are under common control with us, which may include executive officers, directors, or principal shareholders. Securities held by affiliates of Holdings and NanoFlex will be subject to resale restrictions under the Securities Act.

USE OF PROCEEDS

We will not receive any proceeds from the Distribution of our common stock in the Distribution.

PLAN OF DISTRIBUTION

Distribution Shares

This Prospectus covers the distribution of 15,500,640 shares of our common stock owned by Holdings (provided that an additional 1,000 shares of common stock (representing 0.006% of the Distribution Shares) are also being registered herein to allow for rounding in connection with the Distribution). The Distribution will be accomplished upon effectiveness of the Registration Statement of which this Prospectus is a part. The mechanics of the Distribution will be performed by our transfer agent, VStock Transfer, LLC.

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Distributing company:	GPEC Holdings, Inc. (“Holding”).

Shares to be distributed:	15,500,640 shares of our common stock. The shares to be distributed in the Distribution will represent approximately 36.58% shares of our outstanding common stock.

Distribution ratio:
One share of our common stock for every 5 shares of Holdings common stock owned of record on __________________, 2014. No cash distributions will be paid and any fractional share will be rounded up to the nearest whole share.

No payment required:	No holder of Holdings common shares will be required to make any payment, exchange any shares or take any other action in order to receive our common stock to be issued in the Distribution.

Record date:
The record date for Holdings’ distribution of our common stock is _________, 2014. Persons who have bought their Holdings common shares after the record date are not entitled to participate in the distribution.

Prospectus mailing date:	________________, 2014. We have mailed this prospectus to you on or about this date.

Distribution date:
The distribution date will be a date within 10 days following the prospectus mailing date designated above. If you hold your Holdings common shares in a brokerage account, your shares of our common stock will be credited to that account. If you hold Holdings common shares in a certificated form, a certificate representing your shares of our common stock will be mailed to you. The mailing process is expected to take approximately 30 days from the distribution date.

Distribution agent:	VStock Transfer, LLC

Holdings is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the Distribution. The following shareholders of Holdings that are affiliates of Holdings or NanoFlex receiving Distribution Shares may be considered "underwriters" within the meaning of the Securities Act of 1933 in connection with the resale of the Distribution Shares. We have agreed to pay all fees and expenses incident to the registration of the Distribution Shares:

As of February 11, 2014, the following shareholders of record of Holdings are affiliates of Holdings and NanoFlex:

Dean L. Ledger
John D. Kuhns
Robert J. Fasnacht
Joey S. Stone
Amy B. Kornafel
Ronald B. Foster

Pursuant to SEC rules, all of the shareholders of Holdings named above may be deemed to be underwriters with respect to future resales of the Distribution Shares. Neither the Company nor Holdings is aware of the intentions of any of the Holdings Shareholders named above with respect to any future sales of the Distribution Shares.

For securities held in street name, we recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

SHARES ELIGIBLE FOR FUTURE SALE

There is a limited public trading market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our Common Stock, including shares issued upon exercise of our outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

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All of the shares distributed pursuant to the Distribution Prospectus will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. Following the Distribution, our directors and executive officers will hold a total of approximately 7,831,536 shares (includes 72,000 shares which can be acquired upon exercise of vested options within 60 days of the date of this Prospectus), or approximately 18.48% of the common stock outstanding as of February 11, 2014. The 16,324,446 shares of our outstanding common stock that are not registered and covered by this Prospectus and the Resale Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted will be available for sale in the public market after September 30, 2014 under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus an aggregate of 15,501,640 shares will have been registered under the Distribution Prospectus and will be freely distributable and tradable by shareholders of Holdings (provided that 1,000 of such shares (representing 0.006% of the Distribution Shares) are being registered to allow for rounding in connection with the Distribution ).

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 15,501,640 shares of our Common Stock to be distributed by Holdings to all of its shareholders. The following description of our Common Stock is only a summary. You should also refer to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of: (i) 500,000,000 shares of common stock, par value $0.0001 per share, of which there are 42,373,277 shares issued and outstanding as of the date of this prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which no share is issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

On November 25, 2013, Company amended its Articles of Incorporation to (i) increase the aggregate number of shares which the Company shall have authority to issue to 600,000,000 shares, consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock; (ii) to effectuated a 1.2-for-1 forward split of its Common Stock, without changing the par value of the Common Stock.

As of the date of this Prospectus, there were 42,373,277 shares of Common Stock issued and outstanding.

Vstock Transfer, LLC at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 is the registrar and transfer agent for our common stock. Their telephone number is (212) 828-8436.

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Preferred Stock

The Company currently does not have any Preferred Stock issued or outstanding. The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock.

Warrants

As of the date of this Prospectus, there were warrants to purchase a total of 19,130,983 shares of our Common Stock issued and outstanding. Each Warrant shall be exercisable at any time and from time to time as provided in the Warrant. The exercise prices of the outstanding warrant range from $2.50 to $17.50 per share.

Call Right.  The Company has the right to call the exercise of all or any remaining portion of certain Warrants, if (i) the Volume Weighted Average Price (“VWAP”) of the Common Stock is no less than $5.00 per share during any ten (10) consecutive trading days, (ii) the average trading volume of the Company’s Common Stock during any ten (10) consecutive trading days is at least $100,000 per day, and (iii) all shares of Common Stock for which such Warrant is exercisable are registered for resale by the holder of such Warrant (the “Call Conditions”).

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of common stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Piggy-back Registration Rights.  The Company granted piggy-back registration rights to holders of the Warrants, where the Company will be obligated to include in a registration statement the shares of Common Stock which are issuable upon exercise of the Warrants, where the Company prepares to file with the Securities and Exchange Commission (the “Commission”) relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

Options

As of the date of this Prospectus, there were options to purchase a total of 105,000 shares of our Common Stock issued and outstanding. The exercise prices of the outstanding option range from $10.00 to $15.00 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While there is limited public trading market for our Common Stock, our Common Stock is currently quoted on the OTC Markets OTCQB, under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of the date of this Current Report, there were 42,373,277 shares of our Common Stock, par value, $.0001 issued and outstanding and there were 78 shareholders of record of our Common Stock.

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Transfer Agent and Registrar

Vstock Transfer, LLC at 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 is the registrar and transfer agent for our common stock. Their telephone number is (212) 828-8436.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

We have not paid any cash dividends to our shareholders. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.

Securities authorized for issuance under equity compensation plans

On September 24, 2013 the directors of the Company unanimously approved the 2013 Universal Technology Systems Corp. Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

DESCRIPTION OF BUSINESS

General

GPEC was founded and incorporated in February 1994 and is engaged in the invention, development, commercialization, and licensing of advanced thin film solar technologies and intellectual property. Since then, our sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 680 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Research and License Agreements

On October 22, 1993, American Biomimetics Corporation (“ABC”) entered into a Sponsored Research Agreement and License Agreement with Princeton University for work being done in the laboratory of Dr. Mark E. Thompson.  In August 1995, this original sponsored research agreement with Princeton University was assigned to USC when Dr. Thompson accepted a position at USC.  In August of 1996, ABC assigned to GPEC its rights to various research inventions under the foregoing agreements.  On May 1, 1998, GPEC, Princeton University and USC entered into a new Sponsored Research Agreement (“1998 Sponsored Research Agreement”), which continued without interruption the research of Dr. Thompson (at USC) and added to it the research being done by Dr. Stephen R. Forrest (at Princeton University).  At the same time, the parties entered into a License Agreement (the “1998 License Agreement”) which they considered an amendment of the earlier license agreement.  This 1998 Sponsored Research Agreement formed the basis for future renewals of this agreement in 2004, 2006 and 2009 (together with such amendments, extensions and renewals referred to as the “Research Agreement”). From May 1, 2009 through June 30, 2013 GPEC paid and expensed $3,233,341 under the Research Agreement.

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In 2006, the Company’s remaining principal researcher at Princeton University, Dr. Stephen R. Forrest, accepted a tenured position at the University of Michigan and became its Vice President of Research. The University of Southern California Research Agreement, dated January 1, 2006 as later amended in 2009 (the “2009 Research Agreement”) is the renewal of the 1998 Sponsored Research Agreement and it retained the Company’s relationship with Dr. Thompson and his team, and established USC as the lead researcher and Michigan as the subcontractor.  In addition, the 1998 License Agreement was also amended in 2006 (the “License Agreement 2006 Amendment”) to include University of Michigan, where Dr. Forrest has been conducting research for GPEC.

On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement.

Currently, research and development of our flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies is being conducted at USC and the University of Michigan under the seven year 2013 Research Agreement dated December 20, 2013. Under the 2013 Research Agreement, the Company is required to make a deposit of $550,000 (the “Deposit”) before the commencement of any research thereunder.  This deposit is to be used by USC to pay for research costs and expenses as it incurs, including payments to Michigan, during any billing quarter. When the Company pays the related quarterly billing, the funds go to replenish the Deposit back to the full amount of $550,000, which is to continue until the end of the 2013 Research Agreement. Pursuant to the predecessor of the 2013 Research Agreement, the Sponsored Research Agreement dated May 1, 2009, we agreed to pay USC up to $6,338,341 for work to be performed. From May 1, 2009 through December 31, 2012 GPEC paid and expensed $2,689,570 under this agreement.  During the years ended December 31, 2010, December 31, 2011 and December 31, 2012, GPEC incurred research and development costs of $463,211, $887,097 and $998,127, respectively, and patent application expenses and prosecution fees of $1,352,072, $1,587,642 and $1,345,743, respectively.

Under the currently effective License Agreement, as amended, with USC, Princeton and the University of Michigan, wherein NanoFlex has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research agreements, we have agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by GPEC. In addition, the Company is required to pay to USC 5% of net sales of licensed products or licensed processes used, leased or sold by GPEC, 3% of revenues received by the Company from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by the Company from final judgments in infringement actions respecting the patent rights licensed under the agreement. The Third Amendment to License Agreement amended the minimum royalty section to eliminate the accrual of any such royalties until 2014. Furthermore, the amounts of the non-refundable minimum royalties, which would be applicable starting in 2014, were adjusted to be lower than the amounts in the previous License Agreement.

The Company has an exclusive worldwide license and rights to sublicense any and all intellectual property conceived or developed under its sponsorship at USC, Princeton University and the University of Michigan.  There is currently no ongoing research activity at Princeton University related to the Company, although the Company maintains licensing rights to technology previously developed there.

Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with GPEC since 1998 under the Company's Sponsored Research Program with Princeton University, USC, and Michigan. Professor Forrest is one of the Company's Founding Research Scientists; his focus is on organic and GaAs photovoltaics.  In 2006, he rejoined the University of Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics.  A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs.  In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems.  In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs.  Professor Forrest has been honored by Princeton University establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012.  Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc.  He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications.  In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton University.  He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton's Center for Photonics and Optoelectronic Materials (POEM). From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department.  He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009.  In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of the University of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

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Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with GPEC since 1994 under the Company's Sponsored Research Program with Princeton University, USC and Michigan. Professor Thompson is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation (NASDAQ: OLED). In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science.  In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award.  In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics.  In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display.  Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined The University of Southern California in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton University. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

Summary Business Description

NanoFlex is engaged in the invention, development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. We believe its proprietary technologies can fundamentally change the traditional paradigm of solar energy conversion – from applications defined by the conventional constraints of fixed, heavy, rigid and expensive to applications that are highly mobile, lightweight, flexible and inexpensive. Since its inception, NanoFlex, through its wholly owned subsidiary GPEC, has invested more than $52 million in capital for operations and development activities.  NanoFlex’s sponsored research activities have generated a patent portfolio of more than 680 issued or pending patents worldwide to which the Company has exclusive commercial rights. The patents cover architecture, processes and materials for flexible, thin-film OPV technologies and inorganic GaAs technologies. As of December 13, 2013, there were 61 issued patents, 45 pending non-provisional applications and 17 pending provisional applications in the U.S.  In addition, in countries and regions outside the U.S, including but not limited to Australia, Canada, China, European Patent Convention, Hong Kong, India, Japan, Korea and Taiwan, there were a total of 165 issued patents, 385 pending patent applications and 20 pending PCT applications. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates. Currently, the Company is preparing to enter the applied research and pre-commercialization stage for both of these technology platforms with the near-term goal of establishing a technology development center in Ann Arbor, Michigan, that will enable:

●
The development and commercialization of advanced organic and inorganic thin film solar cell technologies, including proprietary materials, architectures, and fabrication processes, that have the potential to transform the industry.

●	NanoFlex to enter partnerships with manufacturers.

●	NanoFlex to generate early revenue from government grants in an accelerated two-year program.

NanoFlex is currently at development stage and has not licensed any of its technologies. NanoFlex has incurred losses and has no revenue to date. NanoFlex’s auditors’ opinion stated that there is substantial doubt about the Company’s ability to continue as a going concern.

Philosophy and Approach

Today, the solar industry is at an inflection point, entering a stage where solar is equal to or cheaper than traditional energy sources, according to Deutsche Bank research.    Deutsche Bank anticipates that the number of markets where solar is at grid parity will double over the next three to five years (RenewableEnergyWorld.com, “Analyst: Grid-Parity Era Now Underway for Global Solar Markets,” August 6, 2013).  GreenTech Media projects that as the levelized cost of solar power continues to decline, residential and commercial solar could reach price parity with grid power without government incentives and provide 9% of total U.S. electricity by 2022 (GreenTech Media, “Mapping Solar Grid Parity in the US,” January 25, 2013).

We believe the value proposition for solar will become much more attractive as new technologies remove the traditional constraints of silicon-based solar solutions, which currently dominate the industry.

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NanoFlex is focusing on two parallel technology efforts: (a) its inorganic GaAs manufacturing technologies aim to provide solar cell manufacturers with the capability of producing GaAs solar cells with ultra-high efficiencies at a cost per watt well below grid parity of $1 per watt; and (b) through its portfolio of OPV thin film solar technologies, it is committed to further developing and delivering highly efficient, low-cost solar energy solutions via a host of new applications to worldwide markets. These include extending and/or replacing batteries for mobile devices, solar paint for electric cars to extend battery life, building integrated photovoltaic (“BIPV”) products that include glass, roofing materials and siding, off-grid applications, and solar textiles that generate power. NanoFlex further believes that its technologies could eventually be able to provide utility-scale power, augmenting and/or replacing fossil fuels.

NanoFlex is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish NanoFlex as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners include current manufacturers of solar technology and manufacturers of semiconductors or electronics that recognize NanoFlex’s solar technologies as a significant emerging opportunity.

In addition, NanoFlex believes that there are several avenues for early revenue generation that become possible with the establishment of its technology development center in Ann Arbor, Michigan, utilizing cost-effective leased facilities near the University of Michigan. First among these avenues is government funding. The National Aeronautic and Space Administration (“NASA”), the Department of Defense, and the Department of Energy all have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications. NanoFlex believes that its technology development center can make NanoFlex highly competitive for both GaAs and organic solar cell grants.

NanoFlex also anticipates that advancements at the technology development center can attract other industry players to acquire early licenses to use NanoFlex intellectual property. Finally, new licenses and agreements will be made possible by ongoing technology development, especially that related to perfecting and broadening of NanoFlex’s intellectual property in high-efficiency, lightweight organic solar cells. The principal function of the facility will be to demonstrate NanoFlex’s ability to prototype its inorganic and organic solar cells utilizing its proprietary technologies.

Technologies

Although NanoFlex has two complementary technology platforms, their development is synergistic and we believe that progress within each platform leads to success in the other.

The first technology is our inorganic platform that is based on the inorganic GaAs semiconductor, which is currently in an advanced development stage.  GaAs is the mainstay of many ultra-high performance electronic technologies used in cellular telephones and military applications.  While the very highest single-junction and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively, according to the National Renewable Energy Laboratory, “Best Research Cell Efficiencies”, www.nrel.gov/ncpv) are based on GaAs, they remain prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications.  Broader market acceptance of GaAs-based solar technologies requires enormous cost reductions before widespread applications are realized.  NanoFlex’s patented technology has the potential to enable these cost reductions.

The primary cost in fabricating GaAs solar cells is the very high cost of the substrates on which the thin active region (called the epitaxial layers) is grown.  These substrates, or “wafers,” cost approximately $20,000 per square meter.  During the fabrication process that is currently in use, these expensive wafers are destroyed.  For decades people have sought methods to eliminate the destruction or use of the wafer, using only the ultrathin solar cell active region.  NanoFlex has developed a process for removing the active solar cell layer (approximately 2 micrometers thick, or around 1% of the thickness of a human hair) from the parent wafer on which it is grown in a completely non-destructive manner, thereby allowing for the re-use of the wafer an indefinite number of times without loss of performance on each growth and removal cycle.  This process, called non-destructive epitaxial lift-off (“ND-ELOTM”), revolutionizes the cost structure of GaAs solar cell technology, converting the prohibitively expensive wafer cost from a recurring materials cost into a capital expenditure that is depreciated along with other equipment in the manufacturing facility.  Furthermore, as part of the process, the ultrathin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexile process called cold-weld bonding.  (See the solar cell production cycle shown in the figure on the left).

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The processes of ND-ELO™ and cold-weld bonding result in ultra-high efficiency solar cells—NanoFlex has achieved 23% in its researcher’s laboratories, and we believe that 29% is achievable. Moreover, the processes can be applied to multi-junction cells with efficiencies of 42% or even higher if integrated with other electronic and optical device technologies. NanoFlex believes that its relatively simple processes can lead to dramatic improvements in the cost structure of solar energy conversion. The market for manufacturers which utilize GaAs technology is currently limited, but NanoFlex believes that it will expand as its Epitaxial Protection Layers (“EPL”), ND-ELO™, and Cold Weld processes allow cost reductions for manufacturers in their cost per watt that will permit these manufacturers to expand into areas and uses that were traditionally cost prohibitive. With the combination of GaAs’s high conversion efficiencies and the production cost reductions associated with utilizing our proprietary EPL, ND-ELO™, and Cold Weld processes, the costs of GaAs solar cells can approach cost-per-watt metrics associated with silicon-based solar cells. Moreover, GaAs cells provide functional and aesthetic advantages since they can be placed on flexible plastic, paper and other items that the current manufacturers using their technology are unable to incorporate today, as they are limited to rigid materials.

NanoFlex’s second, synergistic technology platform is based on flexible, thin-film OPV technologies that NanoFlex has researched and developed over the last two decades.  Like NanoFlex’s GaAs technology, OPVs are extremely lightweight and, when deposited on flexible substrates, can be bent around small-radius cylinders for deployment in any number of applications, including in the generation of commodity power.  These thin film technologies will allow power to be generated at the device level.  A particular advantage of OPV technologies is the low cost of the materials used for the solar energy generating layers.  Furthermore, the growth of the thin film layers can be accomplished directly onto the plastic or metal foils and therefore is no need for energy-intensive and expensive epitaxial growth required by inorganic semiconductors such as silicon or GaAs. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed manufacturing process.  The potential for printed electronics - making solar cells “by the kilometer” rather than on one substrate at a time - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy. Since the organic films are lightweight and extremely thin (in this case the entire structure is only 0.1% the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color.  As a result, there are significant opportunities to achieve heretofore unrealizable applications such as car paint that allows vehicle coating to act as a source of power for an electric car; windows that can be coated with a clear semi-transparent film that captures photons from the sun to provide power for inside of the building, and fabric that can be made coated in order to make clothes, tents, flags, or lightweight roll-out power mats.  One added advantage of OPVs over traditional semiconductor technologies is the very low energy intensity of their production.

NanoFlex’s approach has been to advance all dimensions of OPV technology, including the development of new materials (some of which are now being sold in small quantities by materials suppliers), new high efficiency device architectures, and ultra-high-speed, low-energy-cost production processes such as organic vapor phase deposition developed in NanoFlex’s researcher’s laboratories, and solar cell modulization. An example of an organic solar cell module is shown in the below photograph of an array of 24 OPVs on glass substrate.

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In summary, NanoFlex is pursuing two solar cell technologies that break completely from traditional approaches in both cost and profile, allowing it to address established application spaces of commodity and spot energy generation, while opening up new opportunities that allow for migration of solar power generation into entirely new applications where flexible, lightweight form factors and low costs are demanded.  NanoFlex holds extensive foundational intellectual property in both technologies with more than 680 issued or pending patents worldwide.

Intellectual Property

As a result of its sponsored research programs, NanoFlex currently holds the exclusive commercialization rights to more than 680 issued or pending patents worldwide which cover architecture, processes and materials for OPV and GaAs technologies. As of December 13, 2013, US issuances and applications were as follows--61 issued patents, 45 pending non-provisional applications and 17 pending provisional applications. For regions outside of the US--165 issued patents, 385 pending patent applications and 20 pending PCT applications, which are further broken down per the following table.

Country	Issued	Pending
Argentina	1	0
Australia	23	28
Canada	2	41
China	39	25
Germany	7	0
European Patent Convention	17	54
Spain	6	0
France	5	0
Great Britain	5	0
Hong Kong	23	29
India	6	49
Japan	9	56
Korea	9	42
Mexico	3	0
Taiwan	10	61
Total	165	385

The patent applications being filed as a result of NanoFlex’s sponsored research programs are part of a dynamic, comprehensive development strategy to protect NanoFlex’s commercialization rights.  Following this developmental strategy, current work builds off of earlier work, with new discoveries continually developed and protected.  As a result, the IP portfolio continues to expand as later-filed applications capture the newly-developed innovations.

Patent lifetimes run twenty years from a patent application’s effective filing date, not from when the patent was granted.  There is a huge backlog in patent offices around the world, and as a result the processing time from application filing to the grant of the patent generally takes 3-5 years, and sometimes longer.  In the following table, both the low number of entries related to the patents with 15-20 years of remaining life and the much higher number of entries related to the patents with 10-15 years of remaining life reflect the lengthy processing time currently needed to obtain a patent.  Simply put, waiting 3-5 years after filing to obtain a patent is a rather common occurrence.

For U.S. Patents:
13/61 of issued patents have 0-5 years remaining;
12/61 of issued patents have 5-10 years remaining;
31/61 of issued patents have 10-15 years remaining; and
5/61 of issued patents have 15-20 years remaining.

For Foreign Patents:
21/165 of issued patents have 0-5 years remaining;
27/165 of issued patents have 5-10 years remaining;
116/165 of issued patents have 10-15 years remaining; and
1/165 of issued patents have 15-20 years remaining.

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In addition, NanoFlex has several hundred additional patent applications in process. Some of NanoFlex’s technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●
Tandem organic solar cell*. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell; the documented record for organic solar cell efficiency to date (approximately 11.1% conversion efficiency by the Company) is a multi-junction architecture.

●
Fullerene acceptors*. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents (such as PCBM made with either C60 or C70) are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule to date.

●
Blocking layers*. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.

●
New materials for visible and infrared sensitivity*.  Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (NIR).  Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.

●
Scalable growth technologies*.  A number of growth technologies have been developed for organic materials.  These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials.  All of these processes are compatible with rigid planar substrates, but more importantly can be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.

●
Inverted solar cells*.  One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor.  This region is degraded by oxygen and water in the dark and even more so under illumination.  This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package.  If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode.  Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.

●
Materials for enhanced light collection via multi-exciton generation.  The Shockley-Queisser limit for solar cell efficiency is 29% for silicon based cells and 31% for cells made with GaAs.  In order to prepare solar cells with efficiencies higher than the Shockley-Queisser, researchers have turned to multi-junction cells, however, these cells are very expensive.  An alternate approach is to collect the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”).  SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency.  The SF approach has the potential to give a single solar cell a 45% efficiency, well over the Shockley-Queisser limit, without increasing the cost to produce the cell.

●
Mixed layer and nano-crystalline cells. In planar (e.g., bilayer) cells the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nano-crystalline cells have a higher degree of phase separation between the donor and acceptor with nano-crystalline domains, with high purity and domain sizes in the nanometer scale.

●
Solar paints. NanoFlex plans to paint solar cells onto any substrate (needs to be smooth, but not flat). The idea is to create solar paints that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass).

●
Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows NanoFlex to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum.

●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells.

●	Accelerated and recyclable liftoff process.

●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils.

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Development Goals

During the next two years NanoFlex plans to demonstrate ND-ELO™ technology on 4” diameter GaAs wafers (currently it is using 2” wafers), with 20 non-destructive growth, removal, cold-weld bonding cycles onto flexible substrates without a decrease in performance between cycles, and an approximately 1% efficiency variation over all 20 cycles.  The performance objectives are power conversion efficiencies of 23%.  NanoFlex also plans to extend the technology to multi-junction solar cells with efficiencies greater than 32% efficiency under un-concentrated illumination.  Further, NanoFlex plans to integrate “mini-concentrators” with the ND-ELO+cold weld bonded cells to effect cost reductions compared to the non-concentrated cells, expected to achieve cost targets of less than $0.50/Watt (peak).

With respect to its OPV technology, within the next three years NanoFlex plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates.

In order to accomplish these tasks and to give confidence to our manufacturing partners, NanoFlex plans to build a technology development center in Ann Arbor, Michigan. We plan to obtain cost-effective leased facilities and will equip the facility with required equipment and obtain required engineering personnel. This infrastructure will support our objective of producing 6 inch square GaAs and OPV module prototypes to demonstrate the efficacy of our technology platforms and to substantially reduce the risk to large-scale market entry by our licensed partners. We believe that the costs of establishing the facility will be approximately $5,500,000 and expect that it can be in place by the second quarter of 2014. The Plan of Operation that is in place is dependent upon the Company’s ability to raise additional capital to support its research and development operations. Since its inception, NanoFlex has raised over $60,000,000 from various investors, which has been invested primarily in research and development activities and maintaining NanoFlex’s patent portfolio. NanoFlex anticipates that it will need approximately $18,000,000 over the next 24 months until it earns sufficient revenue to support its operations, including its continuing research and development goals and patent prosecutions and to maintain its intellectual property portfolio. The following is a breakdown of the $18,000,000 budget:

R&D Payroll (technology development center)	$2,275,000
R&D Sponsored Research	$2,856,000
R&D Operating Expenses (technology development center)	$948,000
R&D Equipment Purchases (technology development center)	$1,950,000
Patent Prosecution and App Fees	$3,045,000
General and Administrative	$6,926,000

NanoFlex has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. NanoFlex plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance. Currently, NanoFlex is aware of several laboratories and commercial suppliers that are exploring and positively validating technologies that it has developed.

A key to reducing the risk to market entry by our partners is for NanoFlex to qualify its technologies at the manufacturing scale. This task will be conducted in NanoFlex’s technology development center, which will include a pilot manufacturing line.  Furthermore, we believe it is essential for NanoFlex to maintain its technology leadership through a continuing relationship with its world-class research partners at USC and Michigan. NanoFlex will also seek other opportunities with the best researchers worldwide as opportunities present themselves.

Market Opportunity

Worldwide demand for electricity is expected to expand by 69% from 19.0 trillion kilowatt hours (kWh) in 2011 to 32.2 trillion kWh in 2035, representing annual growth of approximately 2.2%, according to the International Energy Agency’s (the “IEA”) World Energy Outlook 2013 (“WEO 2013”), New Policies Scenario. The growth of the world energy market is spurred by continued worldwide industrialization, population growth, and economic expansion. The world’s energy needs are met by fossil fuels, nuclear energy and other technologies, including renewable energy sources such as geothermal, hydropower, wind and solar power. The IEA estimates that approximately two-thirds of worldwide electricity is currently produced from fossil fuels which are environmentally damaging and depleting resources.

However, there are several key trends that are reshaping the future of the global energy mix, including continued rapid growth in the use of solar and wind technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production, according to the IEA.  These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas.

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Worldwide electricity generation from renewable energy is projected to increase 159% from 4.5 trillion kWh in 2011 to 11.6 trillion kWh in 2035, representing 4.0% annual growth, according to the IEA WEO 2013 New Policies Scenario. The renewable share of total electricity generation is projected to increase from 20% to 31% during this period, according to the IEA WEO 2013 New Policies Scenario.  The capacity increase in renewable energy generation represents almost half of the total incremental generating capacity during this period.  Renewable energy adoption is expected to continue to largely be driven by support from governments in the form of quotas (renewable portfolio standards), net metering systems, and feed-in-tariffs (FiTs) along with financial support such as tax incentives, grants, loans, rebates, and production incentives.

Electricity generated from solar power is projected to experience more rapid growth globally, increasing from 61 billion kWh in 2011 to 951 billion kWh in 2035, representing 12.1% annual growth. By 2030, solar power is expected to comprise 2.6% of total global electricity generation, compared to only a fraction of 1% today, according to the IEA WEO 2013 New Policies Scenario.  This growth projection is based on expected solar capacity additions of 621 GW during this period, reflecting 10.1% annual growth, according to the IEA. Within the United States, 2013 is expected to be a record year for solar power, projecting 4,400 MW of solar PV installations, according to Solar Energy Industries Association (“SEIA”) and GTM Research, a division of Greentech Media which provides market analysis in research reports, data services, and advisory services (“GTM Research”) (www.seia.org; New Market Report Shows Huge Gains in U.S. Solar Deployment; by Rhone Resch, Sep 21, 2013). Demand for solar power is expected to continue to be driven largely by renewable energy incentives. Meanwhile, cost reductions in solar technology (largely due to silicon oversupply) have narrowed the gap between solar power and fossil power. SEIA and GTM Research forecast continued growth within the U.S., projecting installations will exceed 9,000 MW in 2016 (www.seia.org; Solar Market Insight 2013 Q3; Dec 9, 2013)

OPV is an early stage industry segment and market forecasts are limited.  As traditional solar technologies become increasingly commoditized, we expect increased demand with new applications, which require advanced technologies, such as those that NanoFlex is developing. IDTechEx, an independent market research firm focused on emerging technologies, estimates that the organic photovoltaic market will grow by over 1,300% by 2022, from a value of $4.6 million today up to over $630 million during that period, primarily representing  new end-markets such as small mobile applications and BIPV (Organic Photovoltaics (OPV) 2012-2022: Technologies, Markets, Players, by Dr. Khasha Ghaffarzadeh, Dr. Harry Zervos, and Raghu Das, July 2012). SNE Research, a market research and consulting company focused on the renewable energy sector, projects that OPVs will enter production during 2014, with shipments of 28 MW in 2014, 94 MW in 2015, and more than 1 GW in 2020 (www.sneresearch.com; Organic Photovoltaic (OPV) Cell Ready for Mass Production; Jan 15, 2013).

Competition

NanoFlex is focused on commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also compete with established solar technologies in traditional solar markets.  As an IP licensor, we believe our competitive exposure is insulated from industry dynamics, since we aim to partner with key industry participants and license our technology.  Additionally, our licensing business model does not require us to establish high-volume manufacturing, which is a key competitive factor for product-based companies.

The solar photovoltaic sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry.  The current solar market is dominated by crystalline silicon (“c-Si”) technology, with some penetration by Cadmium Telluride (“CdTe”) thin film technology, according to SolarBuzz (www.solarbuzz.com).  Advanced solar technology development efforts encompass various technology platforms as various stages of development, and consist of several large players and a number of small and medium companies.  Advanced inorganic technologies, such as GaAs, have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs.  Other technologies, based on advanced inorganic chemistries have been slow to achieve market adoption due to their heretofore inability to achieve the required cost and performance thresholds to stimulate market adoption.  OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises.  Currently, we are not aware of any commercialized OPV technologies, but there are a limited number of developers planning introduction within the next two years, using polymer-based materials.

For traditional solar applications such as rooftop projects, our technologies compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and cell conversion efficiency.  Within emerging applications, our technologies compete primarily with advanced technologies on a basis of cost and performance, but also functionality and aesthetics as we attempt to open new markets to solar power.  Additionally, we compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities.  Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

Among GaAs-based solar developers, there are several companies, including Boeing’s subsidiary SpectroLab, Emcore Corporation, and Alta Devices, which produce commercial solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology.  Other companies such as Sol Voltaic are in the early stages of commercializing technology to couple GaAs components with traditional c-Si modules to improve conversion efficiency. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial markets.  We believe NanoFlex’s patented GaAs ND-ELO™ and Cold Weld technologies present the opportunity to significantly reduce the production cost for GaAs solutions and believe that we could potentially license our technology to these companies.

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OPV technologies have yet to be commercialized, but there are numerous development efforts on going.  Ongoing research and development is being performed by Mitsubishi Chemical Holdings Corporation, LG Chemical, and BELECTRIC OPV (Kolitzheim, Germany), along with Heliatek (Dresden, Germany), Plextronics (Pittsburgh, Pennsylvania), and Solarmer Energy (El Monte, California), among others.  We believe NanoFlex’s patented technologies for small molecule OPVs present a formidable obstacle for competing development efforts and would seek to partner with other developers or attempt to protect our IP.

Employees

Currently, the Company employees consist of six full-time personnel – our Executive Chairman; Chief Executive Officer; President and Chief Operating Officer; Chief Financial Officer, Secretary and Treasurer; Senior Vice President of Corporate Development; and an officer manager. The Company plans to hire a Chief Technology Officer and in-house patent attorney prior to the end of 2014. The Company anticipates that its technology development center in Ann Arbor, Michigan will initially employ seven technical personnel and expand to 20 at full deployment.  This is in addition to approximately 15 post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and University of Michigan.

DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing its offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $6,410 during the first year of the lease and will be subject to 3% increase in the following years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

The Company is engaged in the development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. The Company has agreements with Princeton University which were assigned to University of Southern California and the University of Michigan, pursuant to which it has developed certain technologies and prosecuted and paid for more than 680 issued or pending patents  covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. While each patent is issued in the names of the respective university that developed the subject technology, GPEC has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being GPEC’s patents.

Unlike conventional thin film solar, the materials platforms that we have developed and are developing for solar cells are capable of ultrahigh efficiency accessible only by single crystalline inorganic materials such as silicon and Gallium Arsenide.  The technologies we are developing allow the solar energy generating surfaces to be sufficiently flexible to be wrapped around 1 centimeter diameter cylinders without damage or loss of performance.  Their ultra-light weight impacts other traditional costs associated with solar such as eliminating the need for costly, complex and robust panel mounts. We believe that these solar energy generating “films” can be used on architectural surfaces, on windows as attractive semi-transparent energy-generating coatings and even paints. Their flexibility allows their application to surfaces such as tents, clothing and other oddly shaped or “mobile” surfaces, including space-borne applications.  Finally, the ability to be rolled around cylinders permits compact and low cost transport for deployment at remote sites.

The Company currently holds exclusive rights to more than 680 issued or pending patents worldwide which cover architecture, processes and materials for flexible, thin-film OPV and GaAs technologies.  In addition, we have several hundred more patents in process. Some of our technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●	Tandem organic solar cell*
●	Fullerene acceptors*
●	Blocking layers*
●	New materials for visible and infrared sensitivity*
●	Scalable growth technologies*
●	Inverted solar cells*

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●	Materials for enhanced light collection via multi-exciton generation
●	Mixed layer and nano-crystalline cells
●	Solar paints
●	Transparent/semi-transparent cells
●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells
●	Accelerated and recyclable liftoff process
●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils

Plan of Operation and Liquidity and Capital Resources

NanoFlex has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. NanoFlex plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of NanoFlex’s first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for NanoFlex to qualify its technologies at a manufacturing scale.  We believe that the best manner to do this is to develop our own technology development center in Ann Arbor, Michigan.   The principal function of the facility will be to demonstrate our ability to prototype our inorganic and organic solar cells utilizing our proprietary technologies.  In addition, we anticipate that advancements at the facility can attract other industry players to acquire early licenses to use NanoFlex intellectual property.  Finally, we believe that having a technology development center will allow us to obtain government funding from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which have interests in businesses that can deliver ultra lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications.

The technology development center enables the Company to be highly competitive to receive government grants to support GaAs and OPV research and development. A second revenue source is in joint development projects with existing solar cell manufacturers. The largest near-term opportunity will be in partnerships exploiting GaAs solar technology with existing GaAs cell manufactures  in the space programs, military operations and other suitable end use. We anticipate that partnerships with one or more of these companies will be supported by the facility, and will result in early revenue opportunities.

We believe that the costs of establishing the facility will be approximately $5,500,000 and that it can be in place by the second quarter 2014.

NanoFlex’s Plan of Operation is dependent upon its ability to raise additional capital to support its research and development operations.  Since its inception, NanoFlex has raised over $60,000,000 from various investors, which has been invested primarily in research and development activities and maintaining NanoFlex’s patent portfolio.  NanoFlex anticipates that it will need to raise approximately $18,000,000 over the next 24 months until it earns sufficient revenue to support its operations, including its continuing research and development activities and patent prosecutions and to maintain its intellectual property portfolio.  The following is a breakdown of the $18,000,000 budget:

R&D Payroll (technology development center)	$2,275,000
R&D Sponsored Research	$2,856,000
R&D Operating Expenses (technology development center)	$948,000
R&D Equipment Purchases (technology development center)	$1,950,000
Patent Prosecution and App Fees	$3,045,000
General and Administrative	$6,926,000

There can be no assurance that financing will be available to NanoFlex to fund its $18,000,000 budget, or, if available, that it will be on terms acceptable to NanoFlex.

Results of Operations

For the nine months ended September 30, 2013 and September 30, 2012

Research and Development Expenses

Research and development expenses for the nine months ended September 30, 2013 were $956,211, a 46% increase from $654,655 for the for the nine months ended September 30, 2012.  The increase is attributable to the fluctuations in amounts spent on research contracts with the Universities.

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Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining GPEC’s patents and were $1,263,417 for the nine months ended September 30, 2013, a 32% increase from $956,529 for the nine months ended September 30, 2012.  The increase is attributable to the increase in patents and filings as compared to the prior period.

Salaries and Related Expenses

Salaries and related expenses consisting of salaries and fringe benefits paid by GPEC were $1,373,281 for the nine months ended September 30, 2013, a 14 % increase from $1,207,031 for the nine months ended September 30, 2012.  The increase is attributable to the payout of a severance package, and payout of deferred salaries.

Selling, General and Administrative Expenses

Selling, general and administrative expenses which consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, and traveling expenses were $1,140,242 for the nine months ended September 30, 2013, a 144% increase from $467,556 for the nine months ended September 30, 2012.   The increase is primarily attributable to professional fees when compared to the prior period.

Net Loss

The net loss for the nine months ended September 30, 2013 was $37,075,473, a 184% increase from $13,054,356 for the nine months ended September 30, 2012.  The increased net loss is primarily attributable to an increase in stock based compensation of $21,168,047 for the stock awards granted to officers and consultants.

For the fiscal years ended December 31, 2012 and December 31, 2011

Research and Development Expenses

Research and development expenses for the fiscal year ended December 31, 2012 were $998,127, a 12.5% increase from $887,097 for the prior year.  The increase is due to additional funding to the Universities pursuant to the research agreement.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining GPEC’s patents and were $1,345,743 for the fiscal year ended December 31, 2012, a 15.8% decrease from $1,597,642 for the prior year.  The decrease is attributable to the patent filings made a broad and their billing systems.

Salaries and Related Expenses

Salaries and related expenses consist of salaries and fringe benefits paid to GPEC and were $951,411 for the fiscal year ended December 31, 2012, a 45.1 % decrease from $1,731,634 in the prior year.  The decrease is attributable to the forgiveness of salaries as agreed upon in the separation agreement of two former employees.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of office supplies, workers compensation insurance, medical insurance, postage and shipping, traveling expenses and consulting fees and were $622,451 for the fiscal year ended December 31, 2012, a 52.0% decrease from $1,297,954 in the prior year.  The decrease is primarily attributable to a decrease in legal expenses of approximately $400,000 and travel expenses of approximately $275,000 when compared to the prior year.

Net Loss

The net loss for the fiscal year ended December 31, 2012 was ($20,862,200), a 113.0% increase from ($9,795,116) in the prior year.  The increased net loss is primarily attributable to an increase in stock based compensation from $1,111,571 to $9,950,226 which resulted from stock awards granted to officers.

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Liquidity and Capital Resources

As of September 30, 2013, we had cash and cash equivalents of $1,141,568 for the nine months ended September 30, 2013.  This compares to $344,656 as of December 31, 2012.  The increase in cash is attributable to the proceeds received from the convertible promissory notes raised during the nine months of 2013.  As of September 30, 2013 all convertible notes were converted into equity.

The Company is in the process of raising additional funds in order to continue to finance our research, development and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The additional funding will be private sales of our equity securities.  However, there can be no assurance that the additional funds will be available to us when needed, particularly in the current economic environment.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

Basis of Accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

 Use of estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less.

Stock-based compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

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SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal year ended December 31, 2012 and the nine-month period ended September 30, 2013 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Distribution.

Balance Sheets

	September 30,	December 31,
	2013	2012

ASSETS
TOTAL CURRENT ASSETS	1,155,213	371,085

TOTAL ASSETS	$1,156,978	$375,729

TOTAL CURRENT LIABILITIES	774,000	7,643,891

TOTAL LIABILITIES	774,000	7,643,891

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	382,978	(7,268,162)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$1,156,978	$375,729

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Statement of Operations:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	February 7, 1994 (Inception) through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012	2013

REVENUES	-	-	-	-	-

OPERATING EXPENSES	9,429,524	1,413,661	30,800,220	8,184,087	106,951,901

LOSS FROM OPERATIONS	9,429,524	1,413,661	30,800,220	8,184,087	106,951,901

NET LOSS	$(9,447,456)	$(3,216,344)	$(37,075,473)	$(13,054,356)	$(170,099,761)

NET LOSS per share (basic and diluted)	$(0.42)	$(0.25)	$(0.61)	$(1.12)	n/a

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	22,589,971	12,859,327	61,079,624	11,695,970	n/a

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

John D. Kuhns	64	Executive Chairman of the Board

Dean L. Ledger	65	Chief Executive Officer, Director

Robert J. Fasnacht	56	President, Director, Chief Operating Officer

Amy B. Kornafel	43	Chief Financial Officer and Secretary

Joey S. Stone	51	Senior Vice President of Corporate Development

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John D. Kuhns, age 64, is the Executive Chairman of the Board of the Company and of GPEC. Mr. Kuhns became an investor in GPEC in 1999, and has served as a Director of GPEC since April of 2000. He was appointed to serve as Director of the Company on September 24, 2013. In the last 30 years, Mr. Kuhns has founded and completed five initial public offerings for renewable energy companies. Most recently in 2006 he founded China Hydroelectric Corporation (NYSE: CHC), China’s largest foreign-owned hydroelectric power company. China Hydro listed its shares on the New York Stock Exchange in January of 2010. Mr. Kuhns served as Chairman of the Board of China Hydro from 2006 until 2012. In 1988, Mr. Kuhns founded The New World Power Corporation (NASDAQ: NWPC), where he served as Chairman of the Board of directors. This company was the first wind farm company to go public. In 1981, Mr. Kuhns was also the founder of Catalyst Energy Corporation (NYSE: CE), one of the country’s most successful hydroelectric developers and recognized by Inc. Magazine as the nation's fastest growing public company in the five years from 1982 to 1987. Mr. Kuhns is the Chairman and CEO of Kuhns Brothers, an investment banking boutique and one of the oldest continually operating investment firms in the United States, tracing its origins to 1842. Mr. Kuhns is a graduate of the Harvard Business School (M.B.A., 1977), the University of Chicago (M.F.A. in Fine Arts, 1975) and Georgetown University (A.B., in Sociology and in Fine Arts, 1972), where he was captain of the varsity football team and is a member of the University's Athletic Hall of Fame. Mr. Kuhns was selected to serve originally as a Director of GPEC and now as a Director of the Company due in part to his comprehensive knowledge gained over the last 30 years in all aspects of the Green Energy field. He also has accumulated vast experience and understanding of all business aspects and competitive worldwide environment for solar power.

Dean L. Ledger, age 65, has served as a Director and senior executive of GPEC since its inception in 1994 and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation (NASDAQ: OLED) and InterDigital Corporation (NASDAQ: IDCC) from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. (NASDAQ: NATK). From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972).

The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Robert J. Fasnacht, age 56, is a director, President and Chief Operating Officer of GPEC and he was elected as a director, President and Chief Operating Officer of the Company on September 24, 2013. He first joined GPEC in 2011 as its Executive Vice President, General Counsel and corporate Secretary. Prior to that, he was engaged in a private legal practice emphasizing both corporate transactions and complex civil litigation. He also served for a number of years as a Board Member of various U.S. companies, including a U.S. based privately held restaurant Franchisor. He is admitted to practice in the 9th Circuit Court of Appeals, along with several state and federal courts, including the U.S. Tax Court. Mr. Fasnacht is a graduate of the University of Idaho (B.S., Chemistry, 1983 and J.D., 1985). Mr. Fasnacht was selected as a Director due to his extensive knowledge both from his scientific education and his legal training on all aspects of the Company’s Organic and Inorganic Photovoltaic Technologies and on its related intellectual property portfolio. He also demonstrated an extraordinary ability to understand the business and technological aspects of the Company as they relate to the Company’s strategic roll moving forward.

Amy B. Kornafel, age 43, is the Chief Financial Officer of GPEC since March 2005 and also serves as the Company’s Secretary. She was elected as the Chief Financial Officer and Secretary of the Company on September 24, 2013. From 2003 through 2005, Ms. Kornafel served as GPEC’s Controller. Previously Ms. Kornafel worked as a Consultant and Senior Financial Statement Assurance Auditor for Arthur Andersen LLP. From 1995 to 1997, Ms. Kornafel served as a tax accountant for Alloy, Silverstein, Shapiro, Adams, Mulford and Company. Ms. Kornafel’s experience includes extensive financial, accounting and audit experience with software, hardware, manufacturing, venture capital, bio-tech, development stage and retail enterprises. Ms. Kornafel is a graduate of Rutgers University (B.S., Accounting 1995).

Joey S. Stone, age 51, has served as the Senior Vice President of Corporate Development of GPEC since September 2010 and he was elected to the same positions with the Company on September 24, 2013. Mr. Stone is a senior executive with over 20 years of experience in the financial services sector. From 2001 to 2010, Mr. Stone was a Senior Vice President at Morgan Stanley, a global financial services firm. From 1991 to 2001, Mr. Stone was a financial consultant with J.C. Bradford & Co. and from 1988 to 1991, with PaineWebber. Mr. Stone is a graduate of Louisiana State University (B.S., Business, 1987).

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

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Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  We believe that two of our three directors, Robert J. Fasnacht and Dean L. Ledger, would not be considered to be independent, as that term is defined in the listing standards of NASDAQ.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2013, the Board of Directors of the Company did not meet on any occasion, but rather transacted business by unanimous written consent.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time.  Currently, Mr. John D. Kuhns serves as the Executive Chairman of our Board, and Mr. Robert J. Fasnacht serves as the President of the Company.  We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

Immediately following the consummation of the Share Exchange Transaction, the size of the Company’s management team was increased in order to manage our expanded operations, risks and resources.

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash and non-cash compensation paid by GPEC to the Company’s Chief Executive Officer and the two other highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer of GPEC on December 31, 2012 for each of the two fiscal years of GPEC ended December 31, 2011 and December 31, 2012.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1)	2012	$462,500	$3,936,000	$-	$4,398,500
Chief Executive Officer, President, COO and Director of GPEC	2011	$275,000	-	$-	$275,000

Robert J. Fasnacht (2)	2012	$260,416	$1,537,500	$-	$1,797,916
Executive Vice President, General Counsel and Secretary of GPEC	2011	$240,000	-	$-	$240,000

Amy B. Kornafel (3)	2012	$163,750	$1,230,000	$-	$1,393,750
CFO and Treasurer of GPEC	2011	$113,000	-	$-	$113,000

(1)
Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013. Prior to that Mr. Ledger was the Chief Executive Officer, Chief Operating Officer, President and Director of GPEC. The Company issued Dean Ledger 3,200,000 shares for services during 2012.

(2)
Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013. Mr. Fasnacht has been Executive Vice President, General Counsel and Secretary of GPEC since 2011. The Company issued Robert Fasnacht 1,250,000 shares for services during 2012.

(3)
Ms. Amy B. Kornafel was appointed as our Chief Financial Officer and Secretary on September 24, 2013. Ms. Kornafel has been Chief Financial Officer and Treasurer of GPEC since March 2005. The Company issued Amy Kornafel 1,000,000 shares for services during 2012.

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Employment Agreement of the Executive Officers and Directors

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns is being employed as Executive Chairman of the Board of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Kuhns is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht is being employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht is entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

On September 24, 2013, Mr. Christopher Conley, a shareholder holding a majority of the outstanding shares of the Company, and GPEC consummated a Stock Purchase Agreement, pursuant to which Mr. Conley sold to GPEC an aggregate of 9,000,000 shares of GPEC’s common stock representing approximately 75% of the then issued and outstanding shares of GPEC common stock for an aggregate sales price of $249,000. GPEC agreed to cancel the shares purchased from Mr. Conley following the issuance of common stock in accordance with the Share Exchange Agreement.

Dean L. Ledger the Chief Executive Officer of GPEC, loaned GPEC $150,000 in 2010 and an additional $250,000 during 2011.  The outstanding loans of $400,000 were repaid during the first six months of 2013. During the first six months of 2013 Mr. Ledger loaned GPEC an additional $240,000, which amount was repaid in July 2013.

During 2012 and 2011, GPEC borrowed $2,130,000 and $1,750,000, respectively from Ronald B. Foster, a majority shareholder of the Company. These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares of GPEC. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred Stock of GPEC. On September 24, 2013, such holder of 4,000 shares of Series A Convertible Preferred Stock of GPEC received a total of 4,400,000 shares of Common Stock and warrant to purchase 4,400,000 shares of Common Stock pursuant to the Share Exchange Agreement.

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During the fiscal year ended December 31, 2012 GPEC issued an aggregate of 14,942,500 shares of its common stock to directors, officers and key consultants of GPEC as compensation.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our common stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holdings currently owns approximately 36.58% of our outstanding shares of common stock. Those who own shares of Holdings common stock will receive shares of our common stock in the Distribution.  After the Distribution, Holdings will not own any shares of our common stock or any other of our capital stock.

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of this Prospectus, and by the officers and directors, individually and as a group immediately following the Share Exchange Transaction. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Office	Shares Beneficially Owned(1)		Percent of Class(2)

Officers and Directors

Dean L. Ledger	CEO, Director	1,051,023	(3)	2.48%
9290 East Thompson Peak Pkwy
Unit 134
Scottsdale, AZ 85255

John D. Kuhns	Executive Chairman	1,035,023	(4)	2.44%
558 Lime Road
Lakeville, CT 06039

Robert J. Fasnacht	Director, President, and COO	1,017,023		2.40%
7629 East Hartford Drive
Scottsdale, AZ 85255

Joey S. Stone	Senior Vice President of Corporate Department	486,911		1.15%
432 Plantation Crest Court
Baton Rouge, LA 70810

Amy B. Kornafel	CFO, Secretary	506,911	(5)	1.20%
204 Chippewa Trail
Medford Lakes, NJ 08055

All officers and directors as a		4,096,891	(6)	9.66%
group (5 persons)

5% Securities Holders
Ronald B. Foster		24,941,000	(7)	45.48%
GPEC Holdings, Inc.		15,500,640		36.58%

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.

(2)	Based on 42,373,277 shares of the Company’s common stock outstanding on February 11, 2014.
(3)	Includes an aggregate of 34,000 shares which may be acquired upon exercise of immediately exercisable options.
(4)	Includes an aggregate of 18,000 shares which may be acquired upon exercise of immediately exercisable options.
(5)	Includes an aggregate of 20,000 shares which may be acquired upon exercise of immediately exercisable options.
(6)	Includes an aggregate of 72,000 shares which may be acquired upon exercise of immediately exercisable options.
(7)	Includes 12,470,500 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.

37

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

Information Regarding Holdings and Its Affiliates

The following table provides information about the actual and potential ownership of shares of our common stock by Holdings and the number of such shares included for distribution in this Prospectus.

The following information is not determinative of any shareholder’s beneficial ownership of our common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

Holdings and its affiliates named below and intermediaries through whom the securities are sold may be deemed "underwriters" within the meaning of the Securities Act, with respect to the Distribution Shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  To the best of our knowledge, none of Holdings or its affiliates are broker-dealers or affiliates of broker-dealers.

Name of Selling Shareholder	Shares Owned by Selling Shareholder Prior to Offering		Percentage of Stock Owned By Selling Shareholder Prior to Offering(1)	Number of Shares of Common Stock Offered Hereby (2)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
GPEC Holdings, Inc.	15,500,640		36.58%	15,500,640	0	0.00	%(3)
TOTAL	15,501,640	(4)	36.58%	15,501,640	0	0%

(1)	Based on 42,373,277 shares of the Company issued and outstanding as of February 11, 2014.
(2)
The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of our common stock pursuant to    Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

(3)	In connection with the Distribution, Holdings will issue to its shareholders all of the NanoFlex shares owned by Holdings.
(4)	Note we are also registering an additional 1,000 shares (representing 0.006% of the Distribution Shares) to allow for rounding in connection with the Distribution.

The following are affiliates of Holdings therefore may be deemed as “underwriters” within the meaning of the Securities Act with respect to the Distribution Shares offered hereby:

Name of Affiliates	Shares Owned by Affiliate Prior to Distribution		Percentage of Stock Owned By Affiliates Prior to Distribution(1)	Number of Shares of Common Stock to Receive in Distribution (2)		Number of Shares of Common Stock Owned After Distribution		Percentage of Common Stock Beneficially Owned After Distribution
Dean L. Ledger	1,051,023	(3)	2.49%	1,044,645	(4)	2,095,668	(3)(4)	4.95%
John D. Kuhns	1,035,023	(5)	2.45%	840,000		1,875,023	(5)	4.43%
Robert J. Fasnacht	1,017,023		2.41%	780,000	(6)	1,797,023	(6)	4.24%
Joey S. Stone	486,911		1.15%	560,000	(7)	1,046,911	(7)	2.23%
Amy B. Kornafel	506,911	(8)	1.20%	510,000		1,016,911	(8)	2.40%
Ronald B. Foster	24,941,000	(9)	45.59%	2,075,720	(9)	27,016,720	(9)	63.76%
Total				5,810,365		34,848,256		82.24%

(1)	Based on 42,373,277 shares of the Company issued and outstanding as of February 11, 2014.
(2)
The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of our common stock pursuant to    Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

(3)	Includes an aggregate of 34,000 shares which may be acquired upon exercise of immediately exercisable options.
(4)	Includes: (i) 200,000 shares to be issued to Dean Ledger Revocable Living Trust, and (ii) 300,000 shares to be issued to Dean Ledger Revocable Living Trust dated 12/13/2006 Dean Ledger, Trustee.
(5)	Includes an aggregate of 18,000 shares which may be acquired upon exercise of immediately exercisable options.
(6)	Includes 625,000 shares to be issued in the name of Robert J. Fasnacht and Susan A. Fasnacht.
(7)	Includes: (i) 100,000 shares to be issued in the name of Joey S. Stone and Carter Rose Stone and (ii) 10,560 shares to be issued to Carter R. Stone, Mr. Joey S. Stone’s wife.
(8)	Includes an aggregate of 20,000 shares which may be acquired upon exercise of immediately exercisable options.
(9)	Includes 12,470,500 shares of the Company’s common stock that may be issued upon exercise of immediately exercisable warrants.

38

LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

39

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Accountants

On October 22, 2013, in connection with the Company’s acquisition of the assets and operations of GPEC and the related change in control of the Company, Board of Directors of the Company approved to terminate Messineo & Co., CPAs LLC (“Messineo”) as the Company’s independent registered public accounting firm.

The Company’s consolidated financial statements of the fiscal year ended January 31, 2013 were audited by Messineo’s reports on our financial statements, which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Messineo’s reports on our financial statements for the fiscal year ended January 31, 2013, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended January 31, 2013 and through October 22, 2013, (a) there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

On October 22, 2013, the Board of Directors of the Company ratified and approved the appointment of Malone Bailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Malone Bailey is located at 9801 Westheimer Road, Suite 1100, Houston, TX 77042.

During the Company's previous fiscal years ended September 30, 2012 and 2011 and through May 7, 2013, neither the Company nor anyone on the Company's behalf consulted with Malone Bailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. Prior to the Share Exchange Transaction, GPEC had been audited by Malone Bailey.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Ofsink, LLC at 900 Third Avenue, 5th Floor, New York, NY 10022.

EXPERTS

Our financial statements as of and for the years ended December 31, 2012 and 2011, included in this Prospectus and elsewhere in the registration statement, were audited by Malone Bailey, LLP., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our common stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at http://www.sec.gov.

40

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

41

[THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

42

Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS [_______], 2014

NanoFlex Power Corporation

15,501,640 shares of Common Stock

 [THE FINANCIAL STATEMENTS FOLLOW.
THE FINANCIAL STATEMENTS BELOW WILL BE INCLUDED AT THE END OF BOTH THE DISTRIBUTION PROSPECTUS AND RESALE PROSPECTUS, BUT HAVE ONLY BEEN INCLUDED ONE TIME IN THE REGISTRATION STATEMENT AS TO NOT BE UNNECESSARILY DUPLICATIVE.]

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED
DECEMBER 31,  2012 AND 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Global Photonic Energy Corporation
(a development stage company)
Bala Cynwyd, Pennsylvania

We have audited the accompanying balance sheets of Global Photonic Energy Corporation (a development stage company) (the “Company”) as of December 31, 2012 and December 31, 2011, and the related  statements of expenses, stockholders’ equity (deficit) and cash flows for each of the years then ended . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and December 31, 2011, and the results of its operations and its cash flows for each of the years the ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this mater are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

August 20, 2013, except for Notes 7 and 11, as to which the date is September 24, 2013

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$344,656	$14,587
Prepaid insurance	26,429	13,697
Total Current Assets	371,085	28,284
PROPERTY AND EQUIPMENT, net	4,644	3,938

TOTAL ASSETS	$375,729	$32,222

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,003,352	$1,701,867
Accrued expenses	413,828	406,708
Accrued payroll	854,130	923,230
Accrued interest	530,502	179,764
Short-term debt, net of unamortized discounts of $633,397 and $0	4,342,079	1,999,103
Short-term debt - related party, net of unamortized discounts of $32,742 and $106,971	500,000	2,967,258
Total Current Liabilities	7,643,891	8,177,930
LONG-TERM DEBT, net of unamortized discounts of $0 and $1,141,973	-	25,000
TOTAL LIABILITIES	7,643,891	8,202,930

STOCKHOLDERS' DEFICIT:
Preferred stock, no par value; 20,000,000 authorized; 45,000 designated Series A Convertible Preferred Stock, no par value; 4,100 shares issued and outstanding	4,100,000	-
Class A common stock, no par value; 100,000,000 shares authorized; issued and outstanding 57,409, 544 and 26,554,111	120,656,126	102,991,380
Class B common stock, no par value; 5,000,000 shares authorized, 500,000 shares issued and outstanding	1,000,000	1,000,000
Deficit accumulated during development stage	(133,024,288)	(112,162,088)
Total Stockholders' Deficit	(7,268,162)	(8,170,708)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$375,729	$32,222

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF EXPENSES

			February 7,
			1994 (inception)
	December 31,		to December 31,
	2012	2011	2012
			(Unaudited)
OPERATING EXPENSES:
Research and development	$998,127	$887,097	$10,067,200
Research and development -stock based compensation	-	-	3,623,294
Patent application and prosecution fees	1,345,743	1,597,642	10,658,895
Salaries and related expenses	951,411	1,731,634	14,780,964
Stock-based compensation	9,950,226	1,111,571	30,881,082
Selling, general, and administrative expenses	622,451	1,297,954	6,134,360
Depreciation and amortization	1,412	706	5,886
Total Operating Expenses	13,869,370	6,626,604	76,151,681
LOSS FROM OPERATIONS	13,869,370	6,626,604	76,151,681
OTHER EXPENSE (INCOME):
Gain on lawsuit settlement	-	(268,187)	(268,187)
Interest expense	4,582,324	1,171,790	14,638,292
Interest income	-	-	(349,162)
Loss on extinguishment of debt	2,410,506	2,264,909	43,025,058
Total Other Expense	6,992,830	3,168,512	57,046,001
LOSS BEFORE INCOME TAX BENEFIT	(20,862,200)	(9,795,116)	(133,197,682)
Income tax benefit	-	-	173,394
NET LOSS	$(20,862,200)	$(9,795,116)	$(133,024,288)
NET LOSS per share (basic and diluted)	$(0.52)	$(0.43)	n/a
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	40,395,528	22,922,987	n/a

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
February 7, 1994 (inception) through December 31, 2012 with February 7, 1994 (inception) through December 31, 2009 as unaudited

							Deficit
							Accumulated
							During	Total
	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Development	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Stage	Deficit

Issuance of stock at inception- February 7, 1994	-	$-	6,000,000	$6,000	-	$-	$-	$6,000
Sale of stock, net of offering expenses	-	-	8,451,086	16,569,910	-	-	-	16,569,910
Issuance of stock and warrants for services	-	-	100,000	15,404,022	-	-	-	15,404,022
Issuance of stock for license agreements	-	-	200,000	400,000	500,000	1,000,000	-	1,400,000
Class A warrants issued for loan modification	-	-	-	2,204,783	-	-	-	2,204,783
Common shares and warrants issued for debt	-	-	1,000,000	3,854,453	-	-	-	3,854,453
Exercise of Class A common stock warrants	-	-	2,990,625	1,170,150	-	-	-	1,170,150
Net Loss	-	-	-	-	-	-	(44,246,660)	(44,246,660)
Balances, December 31, 2008	-	-	18,741,711	39,609,318	500,000	1,000,000	(44,246,660)	(3,637,342)
Common shares and warrants issued for debt	-	-	20,000	60,000	-	-	-	60,000
Exercise of warrants	-	-	50,000	25,000	-	-	-	25,000
Stock and warrants issued as compensation	-	-	1,000	1,353,740	-	-	-	1,353,740
Class A warrants issued with debt	-	-	-	2,912,792	-	-	-	2,912,792
Class A warrants issued for loan modification	-	-	-	11,901,557	-	-	-	11,901,557
Net Loss	-	-	-	-	-	-	(19,625,916)	(19,625,916)
Balances, December 31, 2009	-	-	18,812,711	55,862,407	500,000	1,000,000	(63,872,576)	(7,010,169)

Class A common shares repurchased	-	-	(20,000)	(60,000)	-	-	-	(60,000)
Sale of common shares and warrants	-	-	50,000	100,000	-	-	-	100,000
Class A warrants issued for services	-	-	-	6,538,628	-	-	-	6,538,628
Class A warrants issued with debt	-	-	-	3,167,513	-	-	-	3,167,513
Class A warrants issued for loan modification	-	-	-	24,243,303	-	-	-	24,243,303
Common shares and warrants issued for debt	-	-	2,276,250	4,685,563	-	-	-	4,685,563
Beneficial conversion feature on converted debt	-	-	-	169,486	-	-	-	169,486
Net Loss			-	-	-	-	(38,494,396)	(38,494,396)
Balances, December 31, 2010			21,118,961	94,706,900	500,000	1,000,000	(102,366,972)	(6,660,072)

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
February 7, 1994 (inception) through December 31, 2012 with February 7, 1994 (inception) through December 31, 2009 as unaudited

							Deficit
							Accumulated
							During	Total
	Series A Preferred Stock		Class A Common Stock		Class B Common Stock		Development	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Stage	Deficit

Class A common shares issued for cash	-	-	1,360,000	1,370,000	-	-	-	1,370,000
Sale of common shares and warrants in PPM	-	-	1,350,000	2,438,602	-	-	-	2,438,602
Class A warrants issued for services	-	-	-	1,111,571	-	-	-	1,111,571
Class A warrants issued with debt	-	-	-	337,693	-	-	-	337,693
Class A warrants issued for loan modification	-	-	-	2,110,865	-	-	-	2,110,865
Class A warrants issued for Kenyon settlement	-	-	-	114,249	-	-	-	114,249
Common shares and warrants issued for debt	-	-	400,000	800,000	-	-	-	800,000
Class A shares issued for warrant exercise	-	-	150,000	1,500	-	-	-	1,500
Class A shares issued for warrant exchange with related parties	-	-	2,175,150	-	-	-	-	-
Net Loss	-	-	-	-	-	-	(9,795,116)	(9,795,116)
Balances, December 31, 2011	-	$-	26,554,111	$102,991,380	500,000	$1,000,000	$(112,162,088)	$(8,170,708)

Sale of common shares and warrants in PPM	-	-	216,250	428,500	-	-	-	428,500
Class A warrants issued for services	-	-	14,942,500	9,402,381	-	-	-	9,402,381
Class A common shares issued for warrant exercise	-	-	6,414,700	1,515,529	-	-	-	1,515,529
Class A common shares issued for warrant exchange	-	-	2,316,983	-	-	-	-	-
Class A common shares and warrants issued for debt conversions	-	-	157,500	289,975	-	-	-	289,975
Class A common shares issued for loan extensions	-	-	1,817,500	2,235,525	-	-	-	2,174,025
Class A common shares issued with debt	-	-	990,000	515,802	-	-	-	515,802
Class A shares issued with related-party debt	-	-	4,000,000	2,206,278	-	-	-	2,206,278
Series A convertible preferred stock issued for debt conversion	4,000	4,000,000	-	-	-	-	-	4,000,000
Series A convertible preferred stock issued for cash	100	100,000	-	-	-	-	-	100,000
Class A warrants issued for loan extensions	-	-	-	155,006	-	-	-	155,006
Class A warrants issued with nonconvertible debt	-	-	-	310,732	-	-	-	310,732
Class A warrants issued for services	-	-	-	465,533	-	-	-	465,533
Class A warrants issued for warrant exchange	-	-	-	57,173	-	-	-	57,173
Class A options issued for services				82,312				82,312
Net Loss	-	-	-	-	-	-	(20,862,200)	(20,862,200)

Balances, December 31, 2012	4,100	$4,100,000	57,409,544	$120,656,126	500,000	$1,000,000	$(133,024,288)	$(7,268,162)

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
STATEMENTS OF CASH FLOWS

			February 7,
			1994 (inception)
	December 31,		to December 31,
	2012	2011	2012
			(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,862,200)	$(9,795,116)	$(133,024,288)
Adjustments to reconcile net loss to net cash used in operating activities
Class A and B common shares issued for license agreements	-	-	1,400,000
Class A warrants issued for legal settlement	-	(268,187)	(268,187)
Depreciation expense	1,412	706	24,764
Amortization of debt discounts	3,653,530	766,454	12,130,284
Stock-based compensation	9,950,226	1,111,571	34,358,187
Class A warrants issued for warrant exchange	57,173	-	57,173
Interest expense from convertible debt converted to warrants	-	-	133,063
Loss on extinguishment of debt	2,410,506	2,264,909	43,025,058
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(12,732)	(414)	(26,429)
Accounts payable and accrued expenses	(409,757)	1,143,016	3,184,248
Net Cash Used in Operating Activities	(5,211,842)	(4,777,061)	(39,006,127)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(2,118)	-	(29,408)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of Class A common shares and warrants	1,515,529	1,500	2,712,179
Proceeds from sale of Class A common shares and warrants	428,500	3,808,602	20,913,012
Proceeds from issuance of preferred stock	100,000	-	100,000
Advances from related party	-	500,000	500,000
Advances paid to related party	-	(500,000)	(500,000)
Borrowings on convertible debt	-	-	792,500
Borrowings on debt	2,300,000	1,025,000	17,037,500
Borrowings on debt – related party	2,130,000	1,750,000	4,205,000
Principal payments on debt	(300,000)	(1,870,000)	(5,750,000)
Principal payments on debt – related party	(630,000)	-	(630,000)
Net Cash Provided by Financing Activities	5,544,029	4,715,102	39,380,191

NET INCREASE (DECREASE) IN CASH	330,069	(61,959)	344,656
CASH AT BEGINNING OF YEAR	14,587	76,546	-
CASH AT END OF YEAR	$344,656	$14,587	$344,656

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$709,685	$423,938	$1,887,589
Cash paid for income tax	-	-	10,248
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Class A common shares repurchased	-	-	60,000
Preferred shared issued for debt conversion	4,000,000	-	4,000,000
Class A warrants issued for legal settlement	-	114,249	114,249
Class A warrants issued with debt	826,534	337,693	7,244,532
Class A warrants issued with related party debt	2,206,278	-	2,206,278
Class A common shares and warrants issued for debt	270,000	800,000	9,536,953
Beneficial conversion feature on converted debt	-	-	169,486

The accompanying notes are an integral part of these financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

1.	BACKGROUND, RESEARCH AND LICENSE AGREEMENTS

Background -

Global Photonic Energy Corporation was incorporated in Pennsylvania on February 7, 1994.  The Company is a development stage company organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology.

The technology is targeted at certain broad applications including 1) mobile electronic device power, 2) electric vehicle (EV) charging or “power paint”, 3) semi-transparent solar power generating windows or glazing and 4) traditional off-grid and grid-connected solar power generation.  Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Sponsored Research Agreement -

Research and development of the Technology is being conducted at the University of Southern California (“USC”) and, on a subcontractor basis, at the University of Michigan, beginning 2006 and currently under a 5-year Sponsored Research Agreement dated May 1, 2009.  During this period, the Company has agreed to pay USC up to $6,338,341 for work to be performed.  From May 1, 2009 through December 31, 2012, the Company paid and expensed $2,689,570.

License Agreement -

The Company possesses an exclusive worldwide license and the right to sublicense any and all inventions and intellectual property resulting from the Company’s research agreements.  Royalties due under the agreement are 3% of revenues from sublicensing technology and 23% of revenues from any patent rights lawsuit proceeds.

Minimum royalties are as follows:

Year ended December 31, 2013	$50,000
2014	65,000
2015	75,000
2016	100,000
2017	100,000

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

Impairment of long-lived assets - The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements and accompanying notes. The significant estimates relate useful lives of software licenses, valuation of beneficial conversion feature on convertible debts, valuation of warrants and stock options, and valuation allowance for deferred income taxes. Actual results could differ from those estimates.

Credit Risk

Cash is maintained in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

Development Stage Company

The Company is a development stage company as defined by ASC 915, Accounting and Reporting by Development Stage Entities. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2012 and 2011, the Company had no deferred development costs.

Fair Value of Financial Instruments

The carrying value of short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments. The long-term borrowings approximate fair value since the related rates of interest approximates current market rates.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carry-forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

New Accounting Pronouncements

No recent accounting pronouncements are expected to have a material impact on the Company’s financial statements.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

3.	GOING CONCERN

The Company has no revenues and an accumulated deficit of $132,941,976.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date the Company has funded its initial operations primarily by way of convertible note financing, short term financing from private parties, and advances from related parties.

4.	RELATED PARTY TRANSACTIONS

During 2012 and 2011, the Company borrowed $2,130,000 and 1,750,000, respectively from a majority shareholder.  These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares. The relative fair value of these shares was determined to be $2,206,278 and it was recorded as a debt discount. The full discount was amortized to interest expense during 2012. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. The Company evaluated the amendment under FASB ASC 470-50 and determined that the modification was not substantial. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred stock (see Note 8). As of December 31, 2012, the Company has a balance of $500,000 net discount due to related parties.

Additionally in 2012, the Company recorded amortization of debt discount on related party debt totaling $2,239,020.

5.	NOTES PAYABLE

Convertible notes -

In 2012 and 2011, the Company did not borrow any funds with convertible notes.

Non-Convertible notes -

During 2012, the Company borrowed $2,300,000 at interest rates ranging from 5% - 45% per annum. In connection with these borrowings, the Company issued 327,500 warrants and 990,000 common shares. The warrants are exercisable at prices ranging from $0.01 - $2.40, vested immediately and have a term of 5 years. The relative value calculated on the warrants issued was $310,732 and has been recorded as a note discount. The warrants were fully amortized during the year.  In addition, the Company issued 990,000 common shares with a relative value of $515,802. The relative value was recorded as a discount on the notes and amortized over the life of the notes. The amortization of debt discount related to the common shares for 2012 is $470,433, leaving an unamortized discount of $45,369.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

5.	NOTES PAYABLE, (continued)

During 2011, the Company borrowed $25,000 at an interest rate of 5% per annum and $1,000,000 at an interest rate of 12% per annum.  In connection with these borrowings, 412,500 warrants were issued as additional consideration.  The warrants are exercisable at $0.01, vest immediately and have a term of 5 years.  The relative value calculated on the warrants issued with debt was $337,693 and has been recorded as a discount on the notes.  The discount is amortized over the term of the note.  The amortization of the debt discount related to these warrants for 2011 is $9,634, leaving an unamortized discount of $328,059. The amortization of debt discount related to these warrants for 2012 is $328,007, leaving an unamortized discount of $52.

During 2010, the Company borrowed $3,962,500 with interest rates ranging from 5% - 13% per annum.  3,603,750 warrants were issued as additional consideration. The warrants are exercisable at $0.01 to $3.00, vest immediately, and have a term of 5-10 years. The relative fair value calculated on the warrants issued with debt was $2,529,104 and has been recorded as a discount on the notes. The discount is amortized over the term of the note. The amortization of the debt discount related to these warrants in 2012 is $305,338, leaving an unamortized discount of $0.

During 2012, a total of $270,000 in notes were converted into a total of 157,500 common shares and 125,000 warrants. The Company recognized a loss on debt extinguishment of $19,975 in conjunction with these conversions.

During 2011, a total of $800,000 in notes were converted into a total of 400,000 common shares and 400,000 warrants. The relative fair value of the warrants issued is $319,703.

Debt Extensions -

At December 31, 2012, the maturity date on an aggregate of $3,325,000 of outstanding debt was extended an additional 3 to 6 months. In connection with the extensions, the Company issued 1,817,500 Class A common shares and 500,000 Class A warrants. The warrants are exercisable at $2.40, vest immediately and have a term of 5 years. The Company evaluated the modifications under FASB ASC 470-50 determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the common shares was determined to be $2,235,525 and the fair value of the warrants was determined to be $155,006 resulting in a total loss on the extinguishment of debt due to debt extensions of $2,390,531.

During 2011, the Company issued 805,000 stock warrants to extend repayment terms of their short term borrowings dating from 2009 and 2010.  The loans were modified to extend the maturity date an additional 6 months from the original maturity date.  The Company evaluated the modifications under FASB ASC 470-50 and determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the warrants issued was $1,347,339 and was written off as loss on extinguishment of debt.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

5.	NOTES PAYABLE, (continued)

The fair values of the warrants were calculated using the Black-Scholes option-pricing model with the following assumptions:

Assumption	2012	2011
Expected Volatility	98%-111%	97.0%-99.0%
Expected term (years)	2-14	5-14
Risk-free interest rate	0.74%-2.01%	2.13%-3.81%
Expected dividend yield	-	-

6.	STOCK OPTIONS AND WARRANTS

2000 Stock Option Plan –

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants.   The Plan provides for the granting of a maximum of 2,000,000 options to purchase Class A common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years. A summary of activity in regards to options at December 31, 2012 is as follows:

	Options	Weighted Average Exercise Price
Outstanding at December 31, 2009	2,000,000	$2.37
Forfeited	(1,045,000)	2.60
Outstanding at December 31, 2010	955,000	$2.13
Forfeited	(25,000)	2.50
Outstanding at December 31, 2011	930,000	$2.12
Granted	75,000	2.00
Forfeited	(320,000)	2.01
Outstanding at December 31, 2012	685,000	1.94
Exercisable	685,000	1.94

The weighted average remaining contractual lives for options outstanding as of December 31, 2012 and 2011 was approximately 3-10 years. The exercise price of these options range from $2.00 to $3.00. The intrinsic value of the options as of December 31, 2012 is $0.00.

A total of 75,000 options were issued for services in 2012. The exercise price of the options is $2.00. The term of the options is 10 years. These options are fully vested and non-forfeitable upon issuance, accordingly the total fair value of $82,312 was expensed in 2012.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

6.	STOCK OPTIONS AND WARRANTS, (continued)

A summary of activity in regards to warrants at December 31, 2012 is as follows:

		Weighted Average
	Warrants	Exercise Price
Outstanding at December 31, 2009	31,688,108	$3.25
Granted	17,994,916	2.62
Exercised	-	-
Forfeited	(244,600)	3.08
Outstanding at December 31, 2010	49,438,424	3.08
Granted	4,692,250	1.53
Exercised	(150,000)	0.01
Forfeited	(18,813,716)	3.40
Outstanding at December 31, 2011	35,166,958	$2.72
Granted	3,325,750	1.91
Exercised	(6,414,700)	0.90
Cancelled	(19,825,092)	3.10
Forfeited	(2,425,000)	3.04
Outstanding at December 31, 2012	9,827,916	2.78
Exercisable	9,827,916	2.78

The following table summarizes stock warrants outstanding at December 31, 2012 by the exercise price:

December 31,
Exercise Price	2012
$0.01	18,750
$1.00	392,000
$2.00 – 3.50	9,417,166
9,827,916

The weighted average remaining contractual life for warrants outstanding as of December 31, 2012 and 2011 is two to fourteen years. The exercise price of these warrants range from $0.01 to $3.50. The intrinsic value of the warrants as of December 31, 2012 is $113,035.

A total of 417,000 warrants were issued for services in 2012. The exercise price of the warrants ranges from $1.00 to $2.40. The terms of the warrants ranges from 5-10 years. These warrants are fully vested and non-forfeitable upon issuance, accordingly the total fair value of $465,533 was expensed in 2012.

During 2012, 117,000 warrants were granted in exchange for 105,300 previously granted warrants. The warrants are exercisable at $2.40, vest immediately and have a term of 5 years. The Company determined the fair value of the warrants on the grant date and the fair value of the cancelled warrants and recorded an expense for the incremental increase in the fair value of the equity award. The incremental increase in the fair value that was expensed totaled $57,173.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

6.	STOCK OPTIONS AND WARRANTS, (continued)

A total of 835,000 warrants were granted for services in 2011. The exercise prices of the warrants range from $0.01 to $3.50.  The terms of the warrants range from 5-10 years.  These warrants are fully vested and non-forfeitable upon issuance, accordingly, the total fair value of $723,275 was expensed in 2011.

A total of 2,610,000 warrants were granted for services in 2010. The exercise prices of the warrants range from $0.01 to $3.50.  The terms of the warrants range from 3-10 years.  2,110,000 of these warrants were fully vested and non-forfeitable upon issuance, accordingly, the total fair value of $5,988,359 was expensed in 2010.  The remaining 500,000 warrants vested 25% immediately and 25% each year for three years. Each tranche was valued separately and is being straight lined over the vesting period. As a result, $550,269 was expensed in 2010 and $388,296 expensed in 2011.

During 2012, the Company canceled a total of 15,269,792 warrants in exchange for 2,316,983 common shares. This transaction qualified as a modification of a previous award. The change in fair value due to the modification was a decrease; thus, there was no additional expense recorded.

7.	COMMON STOCK

During 2012, Global sold 212,250 units at $2.00 per unit for $424,500.  Each unit consisted of one common share and one warrant. The warrants are exercisable at $2.40, vest immediately and have a term of 5 years. The relative fair value of the warrants was determined to be $146,231.

During 2012, Global sold 4,000 Class A common shares at $1.00 for $4,000.

During 2012, the Company issued an aggregate of 14,942,500 to officers as compensation of which 10,550,000 have the following vesting terms, 1/4 immediately upon issuance, 1/4 will be released upon one year from the effective date, and 1/4 will be released upon two years, the last 1/4 will be released after three years completion from the effective date. The other 4,392,500 shares vest immediately. The fair value of the shares was determined to be $9,402,381 and was recognized as stock-based compensation 2012.

During 2012, the Company issued an aggregate of 2,316,983 common shares and 372,000 warrants in exchange for 15,269,792 previously granted warrants (see Note 6).

During 2012, 6,414,700 common shares were issued for the exercise of warrants for cash proceeds of $1,515,529.

During 2012, 157,500 common shares were issued for the conversion of debt (see Note 5), 1,817,500 common shares were issued for loan extensions (see Note 5), 990,000 common shares were issued with debt (see Note 5) and 4,000,000 common shares were issued with related party debt (see Note 4).

During 2011, Global sold 1,350,000 units at $2.00 per unit for $2,700,000 net of $261,398 in finders’ fees for total net proceeds of $2,438,602.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

7.	COMMON STOCK, (continued)

In addition, the Company sold 1,350,000 common shares at $1.00 per share, and 10,000 common shares at $2.00 per share for total net proceeds of $1,370,000.

During 2010, Global sold 50,000 units at $2.00 unit for $100,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.40 per share.

8.	PREFERRED STOCK

During 2012, the Company authorized 20,000,000 preferred shares and 45,000 were designated as Series A Convertible Preferred shares. The Series A shares contain voting rights, accrue dividends at 8% per annum and the Company has the right to force the conversion of all preferred shares into Class A common stock upon an initial public offering (“IPO”). In the event that an IPO has not occurred prior to December 31, 2018, holders of a majority of preferred shares shall have the right to elect a majority of the Board of Directors.

During 2012, a shareholder converted $4,000,000 of his debt into 4,000 shares (see Note 4). On October 16, 2012, an investor purchased 100 shares for $100,000.

9.	COMMITMENTS AND CONTINGENCIES

On April 26, 2012, the Company entered into an agreement with Sherwin Seligsohn, a former Officer and Director and Scott Seligsohn. Sherwin Seligsohn is the holder of the 500,000 outstanding shares of Class B common stock. Under the terms of the agreement, the 500,000 outstanding shares of Class B common stock will automatically convert into 500,000 shares of Class A common stock if the Company raises $5,000,000 in equity financing within one year from the date of this agreement. In addition, the Company agreed not to issue any additional shares of Class B common stock.

The Company leases office space in Idaho under month-to–month leases.   Total rent expense during 2012 and 2011 was $15,608 and $13,388, respectively.

Litigation –

The Company was involved in a dispute with its former patent attorney law firm, Kenyon & Kenyon.  During 2011, the Company settled for $625,000 in cash and 100,000 warrants. The Company recognized $114,249 as the fair value of on the warrants and recorded a gain on settlement of debt for a total of $268,187.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

10.	INCOME TAXES

The Company has incurred losses since inception.  As of December 31, 2012, the Company has net operating loss carry-forwards of approximately $38,500,000 that begin to expire in 2016.  The components of the deferred tax assets consist of the following:

	December 31,
	2012	2011
Net operating losses	$14,700,000	$13,100,000
Less: valuation allowance	(14,700,000)	(13,100,000)
Net deferred tax assets	$-	$-

A valuation allowance was established for all the net deferred tax assets because realization is not assured.

11.	SUBSEQUENT EVENTS

During 2013, a majority shareholder purchased 1,155 Series A Convertible Preferred shares for $1,050,000 in cash and conversion of interest payable of $105,000.

During 2013, the President of the Company advanced $240,000 to the Company. The advances are unsecured, non-interest bearing and due on demand

During 2013, the Company converted $230,000 of short term debt.  The private investors received 224,900 shares of the Company's Class A common stock for retirement of the debt.

During 2013, the Company issued 1,430,000 shares of Class A common stock to extend $1,400,000 in short term debt.

During 2013, the Company issued 300,350 shares of Class A common stock in connection with warrant exercises.  The warrants were exercised between $.01 and $1.00 per share. The Company received $176,819 in proceeds for the 325,250 warrant exercises.

During 2013, the Company issued an aggregate of 14,383,893 Class A commons shares to officers as compensation. The shares vest immediately.

During 2013, the Company issued 75,000 Class A commons shares for consulting services. The shares vest immediately.

During 2013, the Company issued an aggregate of 867,760 Class A common shares to note holders as additional interest.

During 2013, the Company issued 1,800,000 Class A common shares to a third party note holder. These shares were issued in accordance to the default terms of the 2010 and 2011 notes.

During 2013, the Company issued an aggregate of 596,500 Class A common shares to certain warrant holders as additional interest.

GLOBAL PHOTONIC ENERGY CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

11.	SUBSEQUENT EVENTS, (continued)

During 2013, the Company modified $2,432,500 of its outstanding short term debt whereby the notes become convertible.  The notes are convertible upon completion of a merger with a Public Company and will be automatically converted into units of the securities of the Public Company. Each unit consists of (i) one share of the Public Company Common Stock and (ii) one warrant to purchase one share of the Public Company Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. As of the report date the merger has not occurred.

During 2013, the Company received $6,800,000 from a majority shareholder and $2,124,500 from private investors in the form of convertible short term note agreements. The notes are convertible upon completion of a merger with a Public Company and will be automatically converted into units of the securities of the Public Company. Each unit consists of (i) one share of the Public Company Common Stock and (ii) one warrant to purchase one share of the Public Company Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. As of the report date the merger has not occurred.

During September 2013, the Company identified an error of 89,849 shares issued. The Company evaluated this error and, based on an analysis of quantitative and qualitative factors, determined that the error was immaterial to the prior reporting period affected. The Company cancelled these shares upon the closing of the reverse merger with Universal Technology Systems Corp on September 24, 2013.

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)
(a development stage company)

UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

CONTENTS

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)

(a development stage company)
BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$1,141,568	$344,656
Prepaid expenses and other assets	13,645	26,429
Total current assets	1,155,213	371,085

Property and equipment, net	1,765	4,644

TOTAL ASSETS	$1,156,978	$375,729

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$308,487	$1,003,352
Accrued expenses	233,713	413,828
Accrued payroll	109,000	854,130
Accrued interest	22,800	530,502
Short-term debt- related party	100,000	-
Short-term debt, net of unamortized discounts of $-0- and $633,397, respectively	-	4,342,079
Short-term debt, related parties, net unamortized discount of $-0- and $32,742, respectively	-	500,000
Total current liabilities	774,000	7,643,891

TOTAL LIABILITIES	774,000	7,643,891

STOCKHOLDERS' EQUITY (DEFICIT):
Common Stock, 250,000,000 authorized, $0.0001 par value, 42,373,277 and 16,091,909 issued and outstanding, respectively	4,237	1,609
Additional paid in capital	170,478,502	125,754,517
Deficit accumulated during development stage	(170,099,761)	(133,024,288)

Total stockholders' equity (deficit)	382,978	(7,268,162)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$1,156,978	$375,729

See accompanying notes unaudited financial statements

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)
(a development stage company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	February 7, 1994 (Inception) through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012	2013
OPERATING EXPENSES:
Research and development	$412,440	$144,397	$956,211	$654,655	$11,023,411
Research and development - stock-based compensation	-	-	-	-	3,623,294
Patent application and prosecution fees	690,996	556,701	1,263,417	956,529	11,922,312
Salaries and related expenses	835,985	527,146	1,373,281	1,207,031	16,154,245
Stock-based compensation	6,657,689	77,618	26,064,190	4,896,143	56,945,272
Selling, general and administrative expenses	830,241	106,332	1,140,242	467,556	7,274,602
Depreciation and amortization	2,173	1,467	2,879	2,173	8,765
Total operating expenses	9,429,524	1,413,661	30,800,220	8,184,087	106,951,901

LOSS FROM OPERATIONS	9,429,524	1,413,661	30,800,220	8,184,087	106,951,901

OTHER INCOME (EXPENSES):
Gain on settlement of lawsuit	-	-	-	-	268,187
Interest expense	(17,932)	(1,138,483)	(4,463,453)	(4,059,388)	(19,101,745)
Interest income	-	-	-	-	349,162
Loss on extinguishment of debt	-	(664,200)	(1,811,800)	(810,881)	(44,836,858)
Total other expense	(17,932)	(1,802,683)	(6,275,253)	(4,870,269)	(63,321,254)

LOSS BEFORE INCOME TAX BENEFIT	(9,447,456)	(3,216,344)	(37,075,473)	(13,054,356)	(170,273,155)

INCOME TAX BENEFIT	-	-	-	-	173,394

NET LOSS	$(9,447,456)	$(3,216,344)	$(37,075,473)	$(13,054,356)	$(170,099,761)

NET LOSS per share (basic and diluted)	$(0.42)	$(0.25)	$(0.61)	$(1.12)	n/a

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	22,589,971	12,859,327	61,079,624	11,695,970	n/a

See accompanying notes to unaudited financial statements

NANOFLEX POWER CORPORATION ( formerly known as Universal Technology Systems)
(a development stage company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
Nine Months Ended September 30, 2013 (Unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholder
	Shares	Amount	Capital	Deficit	(Deficit)
Balances, December 31, 2012	16,091,909	$1,609	125,754,517	$(133,024,288)	$(7,268,162)

Common shares issued for warrant exercise	60,070	6	176,813	-	176,819

Common shares issued for services	2,858,810	286	19,313,964	-	19,314,250

Common shares issued for loan extensions	286,000	29	1,758,871	-	1,758,900

Common shares issued to debt holders for additional interest	173,552	17	1,067,328	-	1,067,345

Common shares issued for default penalty interest	360,000	36	2,213,964	-	2,214,000

Common shares issued to warrant holders for additional interest	119,300	12	733,683	-	733,695

Common shares issued for consulting services	15,000	-	92,250	-	92,250

Common shares issued for debt conversions	46,000	5	282,895	-	282,900

Common shares issued for cash	1,155,000	116	1,049,884	-	1,050,000

Common shares issued for forgiveness of debt - related party	115,500	12	162,903	-	162,915

Shares issued in reverse merger	9,658,936	966	4,183	-	5,149

Common shares issued for automatic conversion of debt and accrued interest due to merger	11,433,200	1,143	11,432,057	-	11,433,200

Stock based compensation	-	-	6,657,690	-	6,657,690

Return of equity investment	-	-	(222,500)	-	(222,500)

Net loss	-	-	-	(37,075,473)	(37,075,473)

Balances, September 30, 2013	42,373,277	$4,237	$170,478,502	$(170,099,761)	$382,978

See accompanying notes to unaudited financial statements

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)
(a development stage company)
STATEMENTS OF CASHFLOWS (Unaudited)

	Nine Months Ended	Nine Months Ended	February 7, 1994 (Inception) through
	September 30,	September 30,	September 30,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(37,075,473)	$(13,054,356)	$(170,099,761)
Adjustments to reconcile net loss to net cash used in operating activities
Common shares issued for license agreements	-	-	1,400,000
Warrants issued for legal settlement	-	-	(268,187)
Depreciation expense	2,879	2,173	27,643
Amortization of debt discounts	45,421	3,524,127	12,175,705
New warrants issued to substitute old warrants	-	-	57,173
Stock-based compensation	26,064,190	4,896,143	60,422,377
Interest expense from convertible debt converted to warrants	-	-	133,063
Interest expense from convertible debt converted to common shares	57,915	-	57,915
Interest expense from additional common shares issued	4,015,040	-	4,015,040
Loss on extinguishment of debt	1,811,800	810,881	44,836,858
Return of equity investment	(222,500)	-	(222,500)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	12,784	(15,856)	(13,645)
Accounts payable and accrued expenses	(1,946,512)	(489,065)	1,237,736
Net cash used in operating activities	(7,234,456)	(4,325,953)	(46,240,583)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	-	(2,118)	(29,408)
Common shares issued in reverse merger, net	5,049	-	5,049
Net cash provided by (used in) investing activities	5,049	(2,118)	(24,359)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	176,819	596,655	2,888,998
Proceeds from sale of common shares and warrants		424,500	20,913,012
Proceeds from sale of common shares	1,050,000	-	1,150,000
Borrowings on debt	-	2,200,000	17,037,500
Borrowings on related party debt	240,000	1,915,000	4,445,000
Borrowings on convertible debt- related party	6,800,000	-	7,592,500
Borrowing on convertible debt	2,124,500	-	2,124,500
Principal repayments on debt	(1,725,000)	(220,000)	(7,475,000)
Principal repayments on related party debt	(640,000)	(565,000)	(1,270,000)
Net cash provided by financing activities	8,026,319	4,351,155	47,406,510

NET INCREASE IN CASH	796,912	23,084	1,141,568
CASH AT BEGINNING OF YEAR	344,656	14,587	-
CASH AT END OF PERIOD	$1,141,568	$37,671	$1,141,568

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	714,036	535,261	2,601,625
Cash paid for tax	-	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Warrants and common shares issued with debt	-	771,377	7,244,532
Common shares issued with related party debt	-	2,206,278	2,206,278
Warrants and common shares issued for debt	230,000	250,000	9,766,953
Common shares issued for forgiveness of related party debt	105,000	4,000,000	4,105,000
Common shares repurchased with debt	-	-	60,000
Warrants issued for legal settlement	-	-	114,249
Common shares issued for conversion of convertible debt upon merger	11,433,200	-	11,433,200
Beneficial conversion feature on converted debt	-	-	169,486

See accompany notes to unaudited financial statements

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)

(a development stage company)
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1. BACKGROUND, BASIS OF PRESENTATION, AND GOING CONCERN:

Background

Nanoflex Power Corporation (formerly known as Universal Technology Systems Corp. (“UTCH”)) (“we”, “our” or the “Company”) was incorporated in Florida on January 28, 2013.  The Company is a development stage company organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology. The Company is a development stage company as defined by ASC 915, Accounting and Reporting by Development Stage Entities. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities

On September 24, 2013, UTCH entered into a stock exchange agreement with Global Photonic Energy Corporation (“GPEC”) and the sole shareholder of GPEC (the “Share Exchange Agreement” and the transaction pursuant to which is referred to as the “Share Exchange Transaction”). Pursuant to the Share Exchange Agreement, UTCH issued 15,500,640 shares of its common stock, representing no less than 80% of the total issued and outstanding common stock of UTCH, to the shareholder of GPEC at the closing of the Share Exchange Agreement in exchange for 100% of the issued and outstanding capital stock of GPEC. As a result of this transaction, GPEC became a wholly-owned subsidiary of UTCH, and UTCH acquired the business and operations of GPEC.

For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of UTCH, where GPEC is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. Additionally all assets and liabilities of the Company were transferred to GPEC .The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented

At the Closing, there were GPEC common shares of 77,503,198, warrants of 9,586,416, options of 525,000 and 5,255 Series A Preferred convertible stock issued and outstanding.  As part of the Share Exchange Transaction, GPEC shareholders of the Company as of September 24, 2013 will receive 1 common share of UTCH for each 5 common shares outstanding, 1 UTCH warrant for each 5 warrants outstanding, 1 UTCH option for each 5 outstanding and 1,100 UTCH common shares for each Series A Preferred convertible stock of GPEC.

Pursuant to the terms and conditions of the Share Exchange Agreement,  the issued and outstanding 5,255 Series A Preferred of GPEC and the GPEC Convertible Notes and accrued interest of $11,433,200, UTCH  hereby agrees to issue to the holders of Series A Preferred: (i) a total of 5,780,500 shares of UTCH Common Stock and (ii) warrants to purchase a total of 5,780,500 shares of UTCH Common Stock and also agrees to issue to holders of the GPEC Convertible Notes: (i) a total of 11,357,000 shares of UTCH Common Stock and (ii) warrants to purchase a total of 11,433,200 shares of UTCH Common Stock, as a result of the automatic conversion of  Series A Preferred and GPEC Bridge Notes.

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)

(a development stage company)
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

In addition, also under the Share Exchange Agreement, UTCH issued to holders of original issued and outstanding warrants of GPEC (“GPEC Warrants”) immediately prior to the closing a total of 1,917,283 shares of warrants of UTCH in consideration of the cancellation of  GPEC Warrants. UTCH also issued to holders of original issued and outstanding options of GPEC (“GPEC Options”) immediately prior to the closing a total of 105,000 shares of options of UTCH in consideration of the cancellation of  GPEC Warrants.

Basis or Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the FORM 8-K filing. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in this Form 8K.

Going Concern

The Company has not generated revenues to date.  The Company has a working capital of $381,213 and an accumulated deficit of $170,099,761 as of September 30, 2013.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date the Company has funded its initial operations primarily by way of convertible note financing, short term financing from private parties, and advances from related parties.

2. RELATED PARTY CONVERTIBLE NOTES PAYABLE

From January 1, 2013 through September 30, 2013, the Company borrowed $6,800,000 from a majority shareholder.

These loans were convertible short term note agreements. The notes were unsecured, bear interest at 5% per annum and had a maturity date of December 31, 2013. The notes converted upon the completion of the reverse merger and converted into units of UTCH. Each unit consists of (i) one share of the Common Stock and (ii) one warrant to purchase one share of the Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the transactions do not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes were automatically converted into the public company stock upon completion of a reverse merger which closed on September 24, 2013.

On September 24, 2013, UTCH issued 6,800,000 common shares and 6,800,000 warrants for the conversion of these notes.

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)

(a development stage company)
NOTES TO FINANCIAL STATEMENTS (continued)
3. RELATED PARTY NOTES PAYABLE

The Company converted outstanding accrued interest of $105,000 due to a majority shareholder, into 115,500 common shares. (See Note 7) The relative fair value of these shares was determined to be $57,915 and it was recorded as a debt discount. The full discount was amortized to interest expense during the nine months ended September 30, 2013.

 In addition, the Company borrowed $240,000 in the form of short term related party notes and repaid $640,000 during 2013. As of September 30, 2013, the balance due is $100,000.

4. CONVERTIBLE NOTES PAYABLE

During nine months ended September 30, 2013, the Company modified $2,432,500 of its outstanding short term debt whereby the notes become convertible. Additionally, from July 1, 2013 through September 30, 2013, GPEC borrowed $2,124,500 from private investors.  The notes were unsecured, bear interest at 5% per annum and had a maturity date of December 31, 2013. The notes converted upon the completion of the reverse merger and converted into units of UTCH, the public company that GPEC consummated a reverse merger with. Each unit consists of (i) one share of the Common Stock and (ii) one warrant to purchase one share of the Common Stock of UTCH. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the transactions do not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes were automatically converted into the public company stock upon completion of a merger which closed on September 24, 2013.

On September 24, 2013, UTCH issued 4,557,000 common shares and 4,557,000 warrants for the conversion of these notes.

On September 24, 2013, UTCH issued 76,200 common shares and 76,200 warrants for the conversion of the accrued interest on the convertible notes payable and related party convertible notes payable.

5. NOTES PAYABLE

During the nine months ended September 30, 2013, the Company repaid an aggregate of $1,725,000 to the third party creditors. In addition, an aggregate of $230,000 of debt was converted into 46,000 common shares.  As the debt was not originally convertible, the issuance of the shares to settle the debt was determined to be debt extinguishment. The fair value of the Class A common shares was determined to be $282,900 and therefore a loss on debt extinguishment was recognized of $52,900.

During the nine months ended September 30, 2013, the maturity date on an aggregate of $1,400,000 of outstanding debt was extended an additional 3 or 4 months. In connection with the extensions, the Company issued 286,000 common shares. The Company evaluated the modifications under ASC 470-50 determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the common shares was determined to be $1,758,900, and accounted for as a loss on the extinguishment of debt. These notes were converted into the convertible notes and then converted into equity. (see Note 4)

During the nine months ended September 30, 2013, the aggregate amortization of other debt discounts totaled $45,421. These discounts were originally recorded during 2012, 2011 and 2010. As of September 30, 2013, there is no unamortized debt discount remaining.

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)

(a development stage company)
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

6. STOCK OPTIONS AND WARRANTS

2000 Stock Option Plan

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants. The Plan provides for the granting of a maximum of 2,000,000 options to purchase common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years.

A summary of stock option activity during the nine months ended September 30, 2013 is as follows:

Outstanding at December 31, 2012	137,000	$9.70
Granted	-	-
Exercised	-	-
Cancelled	(32,000)	10.05
Forfeited	-	-
Outstanding at September 30, 2013	105,000	$11.03
Exercisable	105,000	$11.03

The weighted average remaining contractual life of options outstanding as of September 30, 2013 was approximately 2.86 years.   The exercise price of these options range from $10.00 to $15.00 and the intrinsic value of the options as of September 30, 2013 is $0.00.

A summary of warrant activity during the nine months ended September 30, 2013 is as follows:

		Weighted Average
	Warrants	Exercise Price
Outstanding at December 31, 2012	2,007,083	13.90
Granted	17,213,700	2.50
Exercised	(65,050)	12.35
Cancelled	(24,750)	14.85
Forfeited	-	-
Outstanding at September 30, 2013	19,130,983	$2.78
Exercisable	19,130,983	$2.78

The weighted average remaining contractual life for warrants outstanding as of September 30, 2013 was approximately 4.98 years.   The exercise price of these warrants ranges from $0.05 to $17.50 and the intrinsic value of the warrants as of September 30, 2013, is $-0-.

During the nine months ended September 30, 2013, an aggregate of 65,050 warrants were exercised for cash proceeds of $176,819.

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)

(a development stage company)
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

7. COMMON STOCK

During the nine months ended September 30, 2013, the Company issued an aggregate of 2,858,810 common shares to officers as compensation. The shares are fully vested. The fair value of the shares was determined to be $19,314,250 and was recognized as stock-based compensation during the nine months ended September 30, 2013.

During the nine months ended September 30, 2013, the Company recognized 6,657,690 in stock based compensation in connection to the 2,110,000 common shares that were issued in 2012. These common shares fully vested upon completion of the September 24, 2012 share exchange agreement.

During the nine months ended September 30, 2013, the Company issued 15,000 common shares for consulting services. The shares vest immediately. The fair value of the shares was determined to be $92,250 and was recognized as stock based compensation during the nine months ended September 30, 2013

During the nine months ended September 30, 2013, the Company issued an aggregate of 173,552 common shares to note holders as additional interest. The fair value of the shares was determined to be $1,067,345 and was recognized as interest expense during the nine months ended September 30, 2013.

During the nine months ended September 30, 2013, the Company issued 360,000 common shares to a third party note holder. These shares were issued in accordance to the default terms of the 2010 and 2011 notes. The fair value of the shares was determined to be $2,214,000 and was recognized as interest expense during the nine months ended September 30, 2013.

During the nine months ended September 30, 2013, the Company issued an aggregate of 119,300 common shares to certain warrant holders as additional interest. The fair value of the shares was determined to be $733,695 and was recognized as interest expense during the nine months ended September 30, 2013

During the nine months ended September 30, 2013, 46,000 common shares were issued for the conversion of short term debt (see Note 4) and 286,000 common shares were issued for loan extensions (see Note 5).

During the nine months ended September 30, 2013, an aggregate of 60,070 common shares were issued for the exercise of warrants for cash proceeds of $176,819. (see Note 6)

During the nine months ended September 30, 2013, the Company issued 1,155,000 common shares sold for cash to a majority shareholder for proceeds of 1,050,000.

During the nine months ended September 30, 2013, a majority shareholder converted $105,000 of the interest due to him into 115,500 common shares (see Note 3).

NANOFLEX POWER CORPORATION
(formerly known as Universal Technologies Systems Corp.)

(a development stage company)
NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Prior to the closing of the shares exchange agreement (see Note 1) UTCH had 12,000,000 common shares outstanding.  On September 22, 2013, UTCH sold 5,049,113 common shares to GPEC officers for cash proceeds of $5,049. Effective September 23, 2013, UTCH affected a 1.2-for-1 forward split of the outstanding common stock of the Company, par value $.0001.  On September 24, 2013, GPEC cancelled 9,000,000 shares of UTCH, which GPEC acquired from a former majority shareholder of UTCH. All references to UTCH common stock have been retroactively restated to reflect the effect of the forward split. At the closing of the Share Exchange Agreement, UTCH  had 42,373,277 shares of common stock issued outstanding.

On September 24, 2013, the Company issued 9,658,936 common shares in the reverse merger (see Note 1). The assets and liabilities of the acquired entity have been brought forward at their fair value of $5,149 and no goodwill has been recognized.

8. SUBSEQUENT EVENTS

On October 1, 2013, the Company amended the employment agreement with the Company’s CEO dated 9/24/13. The terms of the agreement include a base salary of $400,000 per year with a 3% cost of living increase applied to it on every anniversary of the Agreement.

On October 1, 2013, the Company amended the employment agreement with the Company’s President and COO dated 9/24/13. The terms of the agreement include a base salary shall be $360,000 per year with a 3% cost of living increase applied to it on every anniversary of the Agreement.

On October 1, 2013, the Company amended the employment agreement with the Executive Chairman of the Company dated 9/24/13. The terms of the agreement include a base salary shall be $400,000 per year with a 3% cost of living increase applied to it on every anniversary of the Agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the Company in connection with the distribution of securities registered on this registration statement. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$990
Legal fees and expenses	$60,000
Accounting fees and expenses	$2,000
Miscellaneous	$5,000
Total	$67,990

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Share Exchange Transaction

Pursuant to the Share Exchange Agreement, on September 24, 2013, we issued 15,500,640 shares of our Common Stock to the GPEC Stockholder, in exchange for 100% of the outstanding shares of GPEC. Also pursuant to the Share Exchange Agreement, we issued the following securities in the Share Exchange Transaction:

(i) a total of 5,780,500 shares of Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock to holders of GPEC Series A Preferred as a result of the automatic conversion of the GPEC Series A Preferred;

(ii) a total of 11,433,200 shares of Common Stock and warrants to purchase a total of 11,433,200 shares of Common Stock to holders of the GPEC Bridge Notes as a result of the automatic conversion of the GPEC Bridge Notes;

(iii) warrants to purchase 1,917,283 shares of Common Stock to holders of all of the issued and outstanding GPEC Warrants as in consideration for the cancellation of the GPEC Warrants pursuant to the terms and conditions thereof; and

(iv) options to purchase 105,000 shares of Common Stock to holders of all of the issued and outstanding GPEC Options in consideration for the cancellation of the GPEC Options pursuant to the terms and conditions thereof.

The above referenced securities were not registered under the Securities Act of 1933. We relied on exemptions under Section 4(2) of the Securities Act of 1933 to issue the Company’s securities in the Share Exchange Transaction.

September 22, 2013 Private Placement of Company Common Stock

On September 22, 2013 the Company accepted subscriptions to purchase from, and issued an aggregate of 5,049,113 shares of Common Stock (or 6,058,936 shares after given effect to the Forward Split) to, seven persons, including three of the Company’s four directors (including the Company’s Chief Executive Officer and Chief Operating Officer) as well as the Chief Financial Officer and Chief Financial Officer and Senior Vice President of Corporate Development. The shares were issued pursuant to separate Subscription Agreements between the Company and each purchaser.

The above referenced Common Stock was not registered under the Securities Act. We relied on exemptions under Section 4(2) of the Securities Act to issue the Common Stock.

January 2013 Sale of Common Stock

On January 28, 2013, the Company issued 9,000,000 shares of Common Stock to Mr. Christopher Conley, the Company’s original founder, in exchange for cash of $9,000. The Company relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on February 11, 2014.

NANOFLEX POWER CORPORATION

By:	/s/ Dean L. Ledger
Name: Dean L. Ledger Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Amy B. Kornafel
Name: Amy B. Kornafel Title: Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ John D. Kuhns
John D. Kuhns	February 11, 2014
Executive Chairman of the Board

/s/ Dean L. Ledger
Dean L. Ledger	February 11, 2014
CEO and Director (Principal Executive Officer)

/s/ Robert J. Fasnacht
Robert J. Fasnacht	February 11, 2014
President, COO and Director

EXHIBIT INDEX

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date
2.1	Share Exchange Agreement, dated September 24, 2013	8-K	2.1	09/30/2013

3.1	Articles of Incorporation	S-1	3.1	03/15/2013

3.2	Bylaws	S-1	3.2	03/15/2013

3.3	Articles of Amendment to Articles of Incorporation	8-K	3.1	11/25/2013

4.1	Specimen Certificate of Common Stock *

4.2	Form of Warrant issued pursuant to the Conversion of Series A Preferred Stock	8-K	4.2	09/30/2013

4.3	Form of Warrant issued pursuant to the Conversion of the Bridge Note	8-K	4.3	09/30/2013

4.4	Form of Warrant issued pursuant to the Exchange of Warrant held by holders of Global Photonic Energy Corporation	8-K	4.4	09/30/2013

4.5	Form of Option to Purchase Common Stock of the Company	8-K	3.1	11/04/2013

5.1	Form of Opinion of Ofsink, LLC**

10.1	Form of Subscription Agreement between the Company and certain purchasers and schedule of purchasers setting forth the number of shares of the Company’s common stock purchased by each purchaser on September 24, 2013	8-K	10.1	09/30/2013

10.2	2013 Company Equity Incentive Plan	8-K	10.2	09/30/2013

10.3	Employment Agreement between the Company and John D. Kuhns, as amended, dated October 1, 2013	8-K	10.3	11/25/2013

10.4	Employment Agreement between the Company and Dean L. Ledger, as amended, dated October 1, 2013	8-K	10.4	11/25/2013

10.5	Employment Agreement between the Company and Robert J. Fasnacht, as amended, dated October 1, 2013	8-K	10.5	11/25/2013

10.6	Research Agreement, dated May 1, 1998, between GPEC and University of Southern California	8-K	10.6	11/25/2013

10.7#	The University of Southern California Research Agreement, dated January 1, 2006	8-K	10.7	11/25/2013

10.8	Letter Agreement, dated April 16, 2009, between GPEC and USC	8-K	10.8	11/25/2013

10.9	The University of Southern California, Princeton University, Global Photonic Energy Corporation Amended License Agreement, dated May 1, 1998	8-K	10.9	11/25/2013

10.10	Amendment No. 1 to the Amended License Agreement by and among Princeton University, The University of Southern California, the Regents of the University of Michigan and GPEC, dated May 15, 2006	8-K	10.10	11/25/2013

10.11#	The University of Southern California Research Agreement, dated December 20, 2013	8-K	10.1	01/16/2014

10.12	Third Amendment to the Amended License Agreement, dated December 20, 2013	8-K	10.2	01/16/2014

21.1	List of Subsidiaries*

23.1	Consent of Malone Bailey, LLP*

23.2	Consent of Ofsink, LLC (See Exhibit 5.1)*

* Filed herewith.

# Portions of such exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.